FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-255934-15

Dated September 5, 2024	BMO 2024-5C6

BMO 2024-5C6 Mortgage Trust
$675,204,631 (Approximate Mortgage Pool Balance)

$601,776,000 (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, SERIES 2024-5C6

Bank of Montreal

Citi Real Estate Funding Inc.

German American Capital Corporation

Starwood Mortgage Capital LLC

LMF Commercial, LLC

Argentic Real Estate Finance 2 LLC

Societe Generale Financial Corporation

UBS AG

Goldman Sachs Mortgage Company

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Deutsche Bank Securities	Société Générale	Goldman Sachs & Co. LLC	UBS Securities LLC	Citigroup
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Bancroft Capital, LLC Co-Manager		Drexel Hamilton Co-Manager
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated September 5, 2024	BMO 2024-5C6

This material is for your information, and none of BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., SG Americas Securities, LLC, Goldman Sachs & Co. LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-255934) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-5C6 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Dated September 5, 2024	BMO 2024-5C6

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
Indicative Capital Structure
Offered Certificates
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$1,070,000	30.000%	%	(6)	2.10	10/24-10/28
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	(7)	30.000%	%	(6)	(7)	(7)
Class A-3	AAAsf/AAA(sf)/Aaa(sf)	(7)	30.000%	%	(6)	(7)	(7)
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$472,643,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$129,133,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa2(sf)	$63,300,000	20.625%	%	(6)	4.97	09/29-09/29
Class B	AA-sf/AA-(sf)/NR	$36,292,000	15.250%	%	(6)	4.97	09/29-09/29
Class C	A-sf/A-(sf)/NR	$29,541,000	10.875%	%	(6)	4.97	09/29-09/29
Non-Offered Certificates(10)
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class X-D	BBBsf/BBB+(sf)/NR	$11,579,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D	BBBsf/BBB+(sf)/NR	$11,579,000	9.160%	%	(6)	4.97	09/29-09/29
Class E-RR(11)	BBB-sf/BBB(sf)/NR	$12,053,000	7.375%	%	(6)	4.97	09/29-09/29
Class F-RR(11)	BB-sf/BB(sf)/NR	$13,504,000	5.375%	%	(6)	4.97	09/29-09/29
Class G-RR(11)	B-sf/B+(sf)/NR	$9,284,000	4.000%	%	(6)	4.97	09/29-09/29
Class J-RR(11)	NR/NR/NR	$27,008,631	0.000%	%	(6)	4.97	09/29-09/29
Class R(12)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), as indicated. Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this structural and collateral term sheet (this “Term Sheet”) are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.
(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the respective classes of principal balance certificates (as defined in footnote (6) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of Class X certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(3)	"Approximate Initial Credit Support" means, with respect to any class of principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate.
(4)	Approximate per annum rate as of the closing date.
(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “principal balance certificates”, and collectively with the Class X certificates and the Class R certificates, the “certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $471,573,000 subject to a variance of plus or minus 5%.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BMO 2024-5C6
Indicative Capital Structure
Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-2	$0 - $225,000,000	N/A – 4.79	N/A – 10/28-08/29
Class A-3	$246,573,000 - $471,573,000	4.85 – 4.91	08/29-09/29 –10/28-09/29
(8)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2 and Class A-3
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D

(9)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in the Preliminary Prospectus.
(10)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered hereby.
(11)	In satisfaction of Bank of Montreal’s risk retention obligations as retaining sponsor for this securitization transaction, all of the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”), with an aggregate fair value expected to represent at least 5.0% of the fair value, as of the closing date, of all of the “ABS interests” (i.e., all of the certificates (other than the Class R certificates)) issued by the issuing entity, will collectively constitute an “eligible horizontal residual interest” that is to be purchased and retained by CMBS 4 Sub 4, LLC, a Delaware limited liability company, or its affiliate in accordance with the credit risk retention rules applicable to this securitization transaction. The initial certificate balances of the Class D and Class E-RR certificates are subject to change based on final pricing of all certificates and the final determination of the HRR Certificates that will be retained by the third party purchaser in order for the retaining sponsor to satisfy its risk retention requirements. Any changes to the certificate balances of the Class D certificates would result in a corresponding change to the notional amount of the Class X-D certificates. “Retaining sponsor,” “ABS interests” and “eligible horizontal residual interest” have the meanings given to such terms in Regulation RR. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BMO 2024-5C6
Summary of Transaction Terms
Publicly Offered Certificates:	$601,776,000 monthly pay, multi-class, commercial mortgage REMIC pass-through Certificates.
Co-Lead Managers and Joint Bookrunners:	BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., SG Americas Securities, LLC, Goldman Sachs & Co. LLC and UBS Securities LLC
Co-Managers:	Academy Securities, Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Citi Real Estate Funding Inc. (“CREFI”) (19.7%); Bank of Montreal (“BMO”) (15.3%); German American Capital Corporation (“GACC”) (11.8%); Starwood Mortgage Capital LLC (“SMC”) (11.6%); LMF Commercial, LLC (“LMF”) (10.9%); Argentic Real Estate Finance 2 LLC (“AREF2”) (10.5%); Societe Generale Financial Corporation (“SGFC”) (10.1%); UBS AG (“UBS”) (5.0%); and Goldman Sachs Mortgage Company (“GSMC”) (5.0%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	LNR Partners, LLC
Directing Holder/Controlling Class Representative:	CMBS 4 Sub 4, LLC
Trustee:	Computershare Trust Company, National Association
Certificate Administrator:	Computershare Trust Company, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).
U.S. Credit Risk Retention:	For a discussion on the manner in which BMO, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about September 26, 2024.
Cut-off Date:	With respect to each mortgage loan, the related due date in September 2024, or in the case of any mortgage loan that has its first due date after September 2024, the date that would have been its due date in September 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in October 2024.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in October 2024.
Assumed Final Distribution Date:	The Distribution Date in September 2029 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in September 2057.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S (other than the Class R Certificates).
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BMO 2024-5C6
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
CREFI	5	17	$133,196,089	19.7%	$133,196,089	19.7%
BMO	4	4	$103,488,000	15.3%	$103,488,000	15.3%
GACC	3	3	$43,400,000	6.4%	$79,978,947	11.8%
SMC	4	4	$55,025,000	8.1%	$78,446,053	11.6%
LMF	4	6	$73,850,000	10.9%	$73,850,000	10.9%
AREF2	4	4	$70,995,542	10.5%	$70,995,542	10.5%
SGFC	2	2	$68,000,000	10.1%	$68,000,000	10.1%
UBS AG	2	2	$18,650,000	2.8%	$33,650,000	5.0%
GSMC	2	2	$28,600,000	4.2%	$33,600,000	5.0%
GACC, SMC	1	1	$55,000,000	8.1%	-	-
GSMC, GACC, UBS AG	1	1	$25,000,000	3.7%	-	-
Total:	32	46	$675,204,631	100.0%	$675,204,631	100.0%

Loan Pool(1)
Initial Pool Balance (“IPB”):	$675,204,631
Number of Mortgage Loans:	32
Number of Mortgaged Properties:	46
Average Cut-off Date Balance per Mortgage Loan:	$21,100,145
Weighted Average Current Mortgage Rate:	6.66614%
10 Largest Mortgage Loans as % of IPB:	56.3%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.62x
Weighted Average UW NOI Debt Yield(2):	11.3%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	58.7%
Weighted Average Maturity Date/ARD LTV(2)(4):	58.6%

Other Statistics
% of Mortgage Loans with Additional Debt:	8.1%
% of Mortgage Loans with Single Tenants(5):	7.1%
% of Mortgage Loans secured by Multiple Properties:	13.1%

Amortization
Weighted Average Original Amortization Term(6):	360 months
Weighted Average Remaining Amortization Term(6):	358 months
% of Mortgage Loans with Interest-Only:	96.1%
% of Mortgage Loans with Amortizing Balloon:	3.9%

Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	45.9%
% of Mortgage Loans with Springing Lockboxes:	33.3%
% of Mortgage Loans with Soft Lockboxes:	14.9%
% of Mortgage Loans with Soft (Multifamily); Hard (Retail) Lockbox:	3.3%
% of Mortgage Loans with No Lockbox:	2.7%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	78.4%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	38.6%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	84.0%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	64.9%

(See footnotes on following page)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BMO 2024-5C6
Collateral Characteristics
(1)	The pool of mortgage loans includes a group of cross-collateralized mortgage loans, comprised of Loan Nos. 6 and 7. All metrics related to the crossed loans are presented on an aggregate basis.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 9, 15, 20, 21, 22, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate loan.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 2, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “as is portfolio” assumption. In the case of Loan No. 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “as escrowed” and “as is” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(6)	Excludes 30 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of lockboxes, refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, multifamily (with commercial tenants) and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BMO 2024-5C6
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1	Bronx Terminal Market	Bronx, NY	GACC, SMC	1	$55,000,000	8.1%	918,779	Retail	2.18x	11.9%	43.2%	43.2%
2	Prime Northeast Portfolio	Various, Various	CREFI	13	$53,000,000	7.8%	651,607	Self Storage	1.42x	8.8%	65.2%	65.2%
3	Linx	Watertown, MA	SGFC	1	$53,000,000	7.8%	185,015	Mixed Use	2.36x	14.3%	38.1%	38.1%
4	Northbridge Centre	West Palm Beach, FL	BMO	1	$53,000,000	7.8%	294,493	Office	1.55x	11.3%	60.6%	60.6%
5	Cocoa Grand Apartments	Cocoa, FL	CREFI	1	$46,900,000	6.9%	268	Multifamily	1.26x	8.5%	71.0%	71.0%
6	Chandler Hotel Portfolio(4)	Various, Various	LMF	3	$35,500,000	5.3%	332	Hospitality	1.51x	13.3%	66.1%	66.1%
7	TownePlace Suites Bowling Green(4)	Bowling Green, KY	LMF	1	$8,000,000	1.2%	101	Hospitality	1.51x	13.3%	66.1%	66.1%
8	Nature Coast Commons	Spring Hill, FL	BMO	1	$28,500,000	4.2%	225,806	Retail	1.49x	11.4%	64.2%	64.2%
9	Moffett Towers Building D	Sunnyvale, CA	GSMC, GACC, UBS AG	1	$25,000,000	3.7%	357,481	Office	1.83x	13.2%	48.3%	48.3%
10	Horizons at the Village at Whitehall	Whitehall, PA	AREF2	1	$22,370,000	3.3%	154	Multifamily	1.30x	8.3%	66.4%	66.4%

	Top 3 Total/Weighted Average			15	$161,000,000	23.8%			1.99x	11.7%	48.8%	48.8%
	Top 5 Total/Weighted Average			17	$260,900,000	38.6%			1.77x	11.0%	55.2%	55.2%
	Top 10 Total/Weighted Average			24	$380,270,000	56.3%			1.69x	11.3%	57.3%	57.3%
	Non-Top 10 Total/Weighted Average			22	$294,934,631	43.7%			1.53x	11.3%	60.6%	60.3%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 9, 15, 20, 21, 22, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate loan.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 2, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “as is portfolio” assumption. In the case of Loan No. 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “as escrowed” and “as is” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	The pool of mortgage loans includes a group of cross-collateralized mortgage loans, comprised of Loan Nos. 6 and 7. All metrics related to the crossed loans are presented on an aggregate basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BMO 2024-5C6
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance(1)
1	Bronx Terminal Market	GACC, SMC	$55,000,000	$185,000,000	BANK5 2024-5YR9(2)	Wells Fargo(2)	Midland(2)	BANK5 2024-5YR9 Future Securitization(s)	$50,210,526 $134,789,474
2	Prime Northeast Portfolio	CREFI	$53,000,000	$65,000,000	BMO 2024-5C6(3)	Midland(3)	LNR(3)	Future Securitization(s)	$65,000,000
3	Linx	SGFC	$53,000,000	$41,000,000	BMO 2024-5C6	Midland	LNR	Future Securitization(s)	$41,000,000
4	Northbridge Centre	BMO	$53,000,000	$43,000,000	BMO 2024-5C6	Midland	LNR	Future Securitization(s)	$43,000,000
9	Moffett Towers Building D	GSMC, GACC, UBS AG	$25,000,000	$120,000,000	BMO 2024-5C6(3)	Midland(3)	LNR(3)	Future Securitization(s)	$120,000,000
15	9950 Woodloch	AREF2	$19,925,542	$109,915,085	WFCM 2024-5C1	Wells Fargo	Argentic	WFCM 2024-5C1 BANK 2024-5YR8 Future Securitization(s)	$73,000,000 $29,500,000 $7,550,000
20	Stonebriar Centre	SGFC	$15,000,000	$240,000,000	BMARK 2024-V9	Midland	3650 REIT	BMO 2024-5C5 BANK5 2024-5YR8 BMARK 2024-V9 Future Securitization(s)	$40,000,000 $65,000,000 $89,000,000 $46,000,000
21	Northwoods Apartments	UBS AG	$14,000,000	$20,782,000	BMO 2024-5C6(3)	Midland(3)	LNR(3)	Future Securitization(s)	$20,782,000
22	Gallup HQ	GACC	$12,900,000	$58,600,000	BMO 2024-5C5	Midland	LNR	BMO 2024-5C5 BANK5 2024-5YR7	$30,000,000 $28,600,000
24	Arthouse Hotel	CREFI	$10,000,000	$75,000,000	BMO 2024-5C5	Midland	LNR	BMO 2024-5C5	$75,000,000
25	1025 Lenox Park Boulevard Northeast	GACC	$10,000,000	$65,000,000	BMO 2024-5C5	Midland	LNR	BMO 2024-5C5	$65,000,000
(1)	In the case of Loan No. 1, the Aggregate Pari Passu Loan Cut-off Date Balance and Related Pari Passu Loan(s) Original Balance exclude the related subordinate loan.
(2)	In the case of Loan No. 1, the related whole loan is currently serviced and administered pursuant to the pooling and servicing agreement for the BANK5 2024-5YR9 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement, provided, that CPPIB Credit Investments III Inc., as holder of the related subordinate companion loan (designated as “note B”), will be the initial controlling note holder under the related co-lender agreement.
(3)	In the case of each of Loan Nos. 2, 9 and 21, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2024-5C6 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement; provided, however, that, if any such related controlling pari passu companion loan is securitized on or prior to the closing date for the BMO 2024-5C6 securitization transaction, the related whole loan will be serviced and administered pursuant to the related servicing agreement for such other securitization transaction from the closing date of such other securitization transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BMO 2024-5C6
Collateral Characteristics
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	Bronx Terminal Market	$55,000,000	$185,000,000	$140,000,000	$380,000,000	2.18x	1.07x	43.2%	68.5%	11.9%	7.5%
(1)	In the case of Loan No. 1, subordinate debt represents one subordinate loan.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related subordinate loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BMO 2024-5C6
Collateral Characteristics
Mortgaged Properties by Type(1)(2)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(3)(4)	UW NOI DY(3)	Cut-off Date LTV(3)(5)	Maturity Date/ARD LTV(3)(5)
Multifamily	Garden	3	$77,650,000	11.5%	1.29x	8.7%	68.3%	68.3%
	Mid Rise	8	77,113,000	11.4	1.37x	9.1%	65.4%	65.4%
	Independent Living	1	22,370,000	3.3	1.30x	8.3%	66.4%	66.4%
	Student Housing	1	18,100,000	2.7	1.50x	12.2%	60.7%	60.7%
	Subtotal:	13	$195,233,000	28.9%	1.34x	9.2%	66.2%	66.2%
Office	Suburban	5	$85,925,542	12.7%	1.76x	13.5%	55.0%	54.3%
	CBD	2	$65,900,000	9.8	1.63x	11.9%	59.5%	59.5%
	Medical	1	6,546,089	1.0	1.59x	13.8%	50.0%	47.4%
	Subtotal:	8	$158,371,631	23.5%	1.70x	12.9%	56.7%	56.2%
Retail	Anchored	2	$83,500,000	12.4%	1.94x	11.7%	50.4%	50.4%
	Super Regional Mall	1	15,000,000	2.2	2.30x	16.8%	42.1%	42.1%
	Subtotal:	3	$98,500,000	14.6%	2.00x	12.5%	49.1%	49.1%
Mixed Use	Lab/Office	1	$53,000,000	7.8%	2.36x	14.3%	38.1%	38.1%
	Multifamily/Retail	2	41,600,000	6.2	1.24x	8.8%	64.5%	64.5%
	Subtotal:	3	$94,600,000	14.0%	1.87x	11.9%	49.7%	49.7%
Hospitality(5)	Select Service	2	$36,400,000	5.4%	1.52x	13.1%	63.2%	63.2%
	Extended Stay	2	19,800,000	2.9	1.51x	13.3%	66.1%	66.1%
	Full Service	1	10,000,000	1.5	1.53x	12.8%	52.8%	52.8%
	Limited Service	1	9,300,000	1.4	1.51x	13.3%	66.1%	66.1%
	Subtotal:	6	$75,500,000	11.2%	1.52x	13.1%	62.9%	62.9%
Self Storage	Self Storage	13	$53,000,000	7.8%	1.42x	8.8%	65.2%	65.2%
Total / Weighted Average:		46	$675,204,631	100.0%	1.62x	11.3%	58.7%	58.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	The pool of mortgage loans includes a group of cross-collateralized mortgage loans, comprised of Loan Nos. 6 and 7. All metrics related to the crossed loans are presented on an aggregate basis.
(3)	In the case of Loan Nos. 1, 2, 3, 4, 9, 15, 20, 21, 22, 24 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate loan.
(4)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(5)	In the case of Loan No. 2, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “as is portfolio” assumption. In the case of Loan No. 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “as escrowed” and “as is” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BMO 2024-5C6
Collateral Characteristics
Mortgaged Properties by Location(1)(2)
				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(3)(4)	UW NOI DY(3)	Cut-off Date LTV(3)(5)	Maturity Date/ARD LTV(3)(5)
New York	11	$177,013,000	26.2%	1.59x	10.1%	57.8%	57.8%
Florida	3	128,400,000	19.0	1.43x	10.3%	65.2%	65.2%
Texas	4	72,175,542	10.7	1.84x	13.9%	54.0%	53.2%
Massachusetts	5	71,797,034	10.6	2.11x	12.9%	45.2%	45.2%
Georgia	3	42,500,000	6.3	1.48x	12.3%	62.0%	62.0%
Kentucky	3	31,700,000	4.7	1.51x	13.3%	66.1%	66.1%
Pennsylvania	3	29,731,610	4.4	1.33x	8.4%	66.1%	66.1%
California	1	25,000,000	3.7	1.83x	13.2%	48.3%	48.3%
New Jersey	5	21,324,407	3.2	1.45x	9.2%	63.8%	63.8%
Wisconsin	1	18,100,000	2.7	1.50x	12.2%	60.7%	60.7%
Ohio	1	14,000,000	2.1	1.35x	8.7%	66.9%	66.9%
Nebraska	1	12,900,000	1.9	1.96x	14.6%	55.0%	55.0%
Connecticut	3	12,216,949	1.8	1.42x	8.8%	65.2%	65.2%
Indiana	1	11,800,000	1.7	1.51x	13.3%	66.1%	66.1%
Michigan	1	6,546,089	1.0	1.59x	13.8%	50.0%	47.4%
Total / Weighted Average:	46	$675,204,631	100.0%	1.62x	11.3%	58.7%	58.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	The pool of mortgage loans includes a group of cross-collateralized mortgage loans, comprised of Loan Nos. 6 and 7. All metrics related to the crossed loans are presented on an aggregate basis.
(3)	In the case of Loan Nos. 1, 2, 3, 4, 9, 15, 20, 21, 22, 24 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate loan.
(4)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(5)	In the case of Loan No. 2, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “as is portfolio” assumption. In the case of Loan No. 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “as escrowed” and “as is” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BMO 2024-5C6
Collateral Characteristics
Cut-off Date Principal Balance(1)

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
$3,988,000	-	$4,999,999	2	$8,638,000	1.3%	6.63176%	60	1.30x	8.9%	67.1%	67.1%
$5,000,000	-	$9,999,999	6	45,021,089	6.7	6.81023%	59	1.45x	10.7%	60.8%	60.4%
$10,000,000	-	$19,999,999	11	164,775,542	24.4	7.02859%	58	1.52x	11.5%	59.6%	59.3%
$20,000,000	-	$29,999,999	7	160,370,000	23.8	6.92160%	59	1.57x	11.5%	60.9%	60.9%
$30,000,000	-	$39,999,999	1	35,500,000	5.3	8.05000%	58	1.51x	13.3%	66.1%	66.1%
$40,000,000	-	$49,999,999	1	46,900,000	6.9	6.56000%	59	1.26x	8.5%	71.0%	71.0%
$50,000,000	-	$55,000,000	4	214,000,000	31.7	5.96040%	60	1.88x	11.6%	51.7%	51.7%
Total / Weighted Average:			32	$675,204,631	100.0%	6.66614%	59	1.62x	11.3%	58.7%	58.6%

Mortgage Interest Rates(1)

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
5.18100%	-	5.99999%	3	$161,000,000	23.8%	5.64944%	60	1.99x	11.7%	48.8%	48.8%
6.00000%	-	6.49999%	6	60,933,000	9.0	6.21855%	59	1.33x	8.6%	65.2%	65.2%
6.50000%	-	6.99999%	11	249,300,000	36.9	6.73980%	59	1.55x	10.9%	61.2%	61.2%
7.00000%	-	7.49999%	6	99,871,631	14.8	7.17248%	59	1.51x	11.9%	59.6%	58.9%
7.50000%	-	7.99999%	5	68,600,000	10.2	7.72888%	57	1.49x	12.4%	62.1%	62.1%
8.00000%	-	8.05000%	1	35,500,000	5.3	8.05000%	58	1.51x	13.3%	66.1%	66.1%
Total / Weighted Average:			32	$675,204,631	100.0%	6.66614%	59	1.62x	11.3%	58.7%	58.6%

Original Term to Maturity in Months(1)

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
52	1	$10,000,000	1.5%	7.91300%	49	1.43x	11.5%	57.8%	57.8%
60	31	665,204,631	98.5	6.64740%	59	1.62x	11.3%	58.7%	58.6%
Total / Weighted Average:	32	$675,204,631	100.0%	6.66614%	59	1.62x	11.3%	58.7%	58.6%

Remaining Term to Maturity in Months(1)

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
49	-	60	32	$675,204,631	100.0%	6.66614%	59	1.62x	11.3%	58.7%	58.6%
Total / Weighted Average:			32	$675,204,631	100.0%	6.66614%	59	1.62x	11.3%	58.7%	58.6%
(1)	The pool of mortgage loans includes a group of cross-collateralized mortgage loans, comprised of Loan Nos. 6 and 7. All metrics related to the crossed loans are presented on an aggregate basis.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 9, 15, 20, 21, 22, 24 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate loan.
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 2, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “as is portfolio” assumption. In the case of Loan No. 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “as escrowed” and “as is” assumption. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BMO 2024-5C6
Collateral Characteristics
Original Amortization Term in Months(1)

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Interest Only	30	$648,733,000	96.1%	6.64870%	59	1.63x	11.2%	58.9%	58.9%
360	2	26,471,631	3.9	7.09355%	58	1.52x	13.3%	54.6%	51.8%
Total / Weighted Average:	32	$675,204,631	100.0%	6.66614%	59	1.62x	11.3%	58.7%	58.6%

Remaining Amortization Term in Months(1)

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Interest Only			30	$648,733,000	96.1%	6.64870%	59	1.63x	11.2%	58.9%	58.9%
358	-	359	2	26,471,631	3.9	7.09355%	58	1.52x	13.3%	54.6%	51.8%
Total / Weighted Average:			32	$675,204,631	100.0%	6.66614%	59	1.62x	11.3%	58.7%	58.6%

Amortization Types(1)

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Interest Only	30	$648,733,000	96.1%	6.64870%	59	1.63x	11.2%	58.9%	58.9%
Amortizing Balloon	2	26,471,631	3.9	7.09355%	58	1.52x	13.3%	54.6%	51.8%
Total / Weighted Average:	32	$675,204,631	100.0%	6.66614%	59	1.62x	11.3%	58.7%	58.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)(3)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
1.23x	-	1.49x	16	$304,133,000	45.0%	6.59432%	59	1.34x	9.2%	66.0%	66.0%
1.50x	-	1.59x	10	189,671,631	28.1	7.34363%	59	1.53x	12.3%	60.8%	60.4%
1.60x	-	1.89x	1	25,000,000	3.7	6.96000%	59	1.83x	13.2%	48.3%	48.3%
1.90x	-	1.99x	1	12,900,000	1.9	7.29900%	56	1.96x	14.6%	55.0%	55.0%
2.00x	-	2.36x	4	143,500,000	21.3	5.81481%	59	2.27x	13.9%	42.8%	42.8%
Total / Weighted Average:			32	$675,204,631	100.0%	6.66614%	59	1.62x	11.3%	58.7%	58.6%
(1)	The pool of mortgage loans includes a group of cross-collateralized mortgage loans, comprised of Loan Nos. 6 and 7. All metrics related to the crossed loans are presented on an aggregate basis.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 9, 15, 20, 21, 22, 24 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate loan.
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 2, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “as is portfolio” assumption. In the case of Loan No. 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “as escrowed” and “as is” assumption. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BMO 2024-5C6
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(2)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
38.1%	-	49.9%	4	$148,000,000	21.9%	5.88564%	59	2.20x	13.5%	42.1%	42.1%
50.0%	-	59.9%	6	79,871,631	11.8	7.16418%	57	1.77x	14.0%	54.8%	53.8%
60.0%	-	64.9%	10	187,550,000	27.8	7.00087%	59	1.46x	10.8%	61.8%	61.8%
65.0%	-	71.0%	12	259,783,000	38.5	6.71602%	59	1.36x	9.6%	67.2%	67.2%
Total / Weighted Average:			32	$675,204,631	100.0%	6.66614%	59	1.62x	11.3%	58.7%	58.6%

LTV Ratios as of the Maturity Date(1)(2)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
38.1%	-	49.9%	5	$154,546,089	22.9%	5.93920%	59	2.17x	13.5%	42.5%	42.3%
50.0%	-	59.9%	5	73,325,542	10.9	7.16545%	57	1.79x	14.0%	55.2%	54.4%
60.0%	-	64.9%	10	187,550,000	27.8	7.00087%	59	1.46x	10.8%	61.8%	61.8%
65.0%	-	71.0%	12	259,783,000	38.5	6.71602%	59	1.36x	9.6%	67.2%	67.2%
Total / Weighted Average:			32	$675,204,631	100.0%	6.66614%	59	1.62x	11.3%	58.7%	58.6%

Prepayment Protection(1)

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Defeasance	27	$523,779,631	77.6%	6.77323%	59	1.55x	11.1%	60.7%	60.5%
Defeasance or Yield Maintenance	4	145,900,000	21.6	6.29936%	59	1.87x	12.1%	51.4%	51.4%
Yield Maintenance	1	5,525,000	0.8	6.20000%	59	1.29x	8.2%	65.0%	65.0%
Total / Weighted Average:	32	$675,204,631	100.0%	6.66614%	59	1.62x	11.3%	58.7%	58.6%

Loan Purpose(1)

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Refinance	26	$498,904,631	73.9%	6.69620%	59	1.57x	11.0%	60.2%	60.0%
Recapitalization	4	100,900,000	14.9	6.43302%	59	2.10x	13.9%	44.2%	44.2%
Acquisition	2	75,400,000	11.2	6.77923%	59	1.35x	9.6%	68.4%	68.4%
Total / Weighted Average:	32	$675,204,631	100.0%	6.66614%	59	1.62x	11.3%	58.7%	58.6%
(1)	The pool of mortgage loans includes a group of cross-collateralized mortgage loans, comprised of Loan Nos. 6 and 7. All metrics related to the crossed loans are presented on an aggregate basis.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 9, 15, 20, 21, 22, 24 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate loan.
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 2, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “as is portfolio” assumption. In the case of Loan No. 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “as escrowed” and “as is” assumption. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BMO 2024-5C6
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	GACC, SMC	Bronx Terminal Market	Bronx, NY	Retail	$55,000,000	8.1%	COMM 2014-CR17, COMM 2014-CR18, COMM 2014-UBS3
2.01	CREFI	Prime Storage - Somerville	Somerville, MA	Self Storage	$5,425,763	0.8%	WFCM 2019-C53, WFCM 2019-C54
2.02	CREFI	Prime Storage - Boston South End	Boston, MA	Self Storage	$5,362,881	0.8%	ARCLO 2017-FL3, ARCLO 2019-FL2
2.03	CREFI	Prime Storage - Washington	Washington Township, NJ	Self Storage	$5,021,525	0.7%	WFCM 2019-C53, WFCM 2019-C54
2.04	CREFI	Prime Storage - Boston Traveler St.	Boston, MA	Self Storage	$5,017,034	0.7%	WFCM 2014-LC16, BSCMS 2004-PWR5
2.05	CREFI	Prime Storage - Newington	Newington, CT	Self Storage	$5,012,542	0.7%	WFCM 2019-C53, WFCM 2019-C54
2.06	CREFI	Prime Storage - Brookfield	Brookfield, CT	Self Storage	$4,033,390	0.6%	WFCM 2019-C53, WFCM 2019-C54
2.07	CREFI	Prime Storage - Quakertown	Quakertown, PA	Self Storage	$3,921,102	0.6%	WFCM 2019-C53, WFCM 2019-C54
2.08	CREFI	Prime Storage - Phillipsburg	Phillipsburg, NJ	Self Storage	$3,575,254	0.5%	WFCM 2019-C53, WFCM 2019-C54
2.09	CREFI	Prime Storage - Fairless Hills	Fairless Hills, PA	Self Storage	$3,440,508	0.5%	WFCM 2019-C53, WFCM 2019-C54
2.10	CREFI	Prime Storage - Lindenwold Egg Harbor Rd	Lindenwold, NJ	Self Storage	$3,368,644	0.5%	WFCM 2019-C53, WFCM 2019-C54
2.11	CREFI	Prime Storage - New Milford	New Milford, CT	Self Storage	$3,171,017	0.5%	WFCM 2019-C53, WFCM 2019-C54
2.12	CREFI	Prime Storage - Hyde Park	Hyde Park, MA	Self Storage	$2,991,356	0.4%	WFCM 2019-C53, WFCM 2019-C54
2.13	CREFI	Prime Storage - Clinton	Clinton, NJ	Self Storage	$2,658,983	0.4%	WFCM 2019-C53, WFCM 2019-C54
4	BMO	Northbridge Centre	West Palm Beach, FL	Office	$53,000,000	7.8%	BXMT 2020-FL3
9	GSMC, GACC, UBS AG	Moffett Towers Building D	Sunnyvale, CA	Office	$25,000,000	3.7%	COMM 2014-CR14
10	AREF2	Horizons at the Village at Whitehall	Whitehall, PA	Multifamily	$22,370,000	3.3%	FREMF 2017-K729
19	CREFI	Spring Valley Apartments	Euless, TX	Multifamily	$16,750,000	2.5%	BDS 2021-FL9
21	UBS AG	Northwoods Apartments	Columbus, OH	Multifamily	$14,000,000	2.1%	FREMF 2020-KF94
25	GACC	1025 Lenox Park Boulevard Northeast	Brookhaven, GA	Office	$10,000,000	1.5%	TRTX 2019-FL3
29	CREFI	Shores Medical Center	St. Clair Shores, MI	Office	$6,546,089	1.0%	COMM 2014-CR19
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BMO 2024-5C6
Structural Overview
■ Certificates:	The “Certificates” will consist of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R certificates. The Certificates other than the Class R Certificates are referred to as the “Regular Certificates”. The Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates are collectively referred to as the “Principal Balance Certificates” The Class X-A, Class X-B and Class X-D certificates are collectively referred to as the “Class X Certificates”.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distributions:

The aggregate amount available for distribution to holders of the Certificates on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC.

On each Distribution Date, funds available for distribution to holders of the Certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.              Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates: to interest on the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.              Class A-1, Class A-2 and Class A-3 certificates: to the extent of Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, then (ii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (i) above, then (iii) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (ii) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Available Funds allocable to principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.

3.              Class A-1, Class A-2 and Class A-3 certificates: to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.              Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

5.              Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.              Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Structural and Collateral Term Sheet	BMO 2024-5C6
Structural Overview

distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.               After the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Available Funds will be used to pay interest to the Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, and to pay principal to, and to reimburse (with interest) any unreimbursed losses to, the Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, sequentially in order, and with respect to each such class of Principal Balance Certificates, in a manner analogous to the Class C certificates pursuant to clause 6 above.

■ Realized Losses:	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, any such losses will be applied to the respective classes of Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first to the Class J-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E-RR certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2 and Class A-3 certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.
■ Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate available funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class F-RR, Class G-RR and Class J-RR certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-2, Class A-3 and Class X-A certificates, (ii) the group (the “YM Group A-S/B/C”) comprised of the Class A-S, Class B, Class C and Class X-B certificates, (iii) the group (the “YM Group D”) comprised of the Class X-D and Class D certificates, and (iv) the group (the “YM Group E”, and the YM Group A, the YM Group A-S/B/C, the YM Group D and the YM Group E, together, the “YM Groups”) comprised of the Class E-RR certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Regular Certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more classes of Principal Balance Certificates, the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates (if any) in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
Structural Overview

mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F-RR, Class G-RR and Class J-RR certificates as provided in the BMO 2024-5C6 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

■ Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the BMO 2024-5C6 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate (and, solely in the case of the master servicer, subject to a floor of 2.0% per annum), compounded annually.
■ Serviced Mortgage Loans/Outside Serviced Mortgage Loans:

One or more whole loans may each constitute an “outside serviced whole loan”, in which case (as identified under “Collateral Characteristics—Pari Passu Companion Loan Summary” above), the BMO 2024-5C6 pooling and servicing agreement is not the Controlling Pooling/Trust & Servicing Agreement (the “Controlling Servicing Agreement”), and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling Servicing Agreement constitutes an “outside servicing agreement.”

One or more whole loans may be identified in the Preliminary Prospectus as a “servicing shift whole loan”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift whole loan will initially be serviced pursuant to the BMO 2024-5C6 pooling and servicing agreement during which time such mortgage loan, such whole loan and each related companion loan will be a serviced mortgage loan, a serviced whole loan and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such whole loan and each related companion loan will be an outside serviced mortgage loan, an outside serviced whole loan and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the BMO 2024-5C6 pooling and servicing agreement); each related whole loan constitutes a “serviced whole loan”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the BMO 2024-5C6 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a whole loan will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
Structural Overview

passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class(es) of Certificates then outstanding (i.e., first, to the Class J-RR certificates, then, to the Class G-RR certificates, then, to the Class F-RR certificates, then, to the Class E-RR certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For various purposes under the BMO 2024-5C6 pooling and servicing agreement (including, with respect to the Principal Balance Certificates, for purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event and an Operating Advisor Consultation Trigger Event), any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Principal Balance Certificates as follows: first, to the Class J-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2 and Class A-3 certificates, pro rata based on certificate balance.

■ Cumulative Appraisal Reduction Amounts:

A “Cumulative Appraisal Reduction Amount”, as calculated as of any date of determination by the special servicer with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amount then in effect. With respect to any class of certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan (1) that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

■ Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

■ Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”. Instead, defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced whole loan, the party acting as special servicer with respect to such outside serviced whole loan pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan in accordance with the terms of the related outside servicing agreement during such time as such outside serviced whole loan constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
Structural Overview
such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling Servicing Agreement, any related subordinate companion loan(s), together as one defaulted loan.
■ Directing Holder:

The “Directing Holder” with respect to any mortgage loan or whole loan serviced under the BMO 2024-5C6 pooling and servicing agreement will be:

●                except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled whole loan”), and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●                 with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or any other serviced whole loan with a controlling companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “outside controlling note holder”).

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

An “excluded mortgage loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

■ Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class E-RR certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, CMBS 4 Sub 4, LLC, is expected to (i) purchase the HRR Certificates, and (ii) to appoint itself (or an affiliate) as the initial Controlling Class Representative. CMBS 4 Sub 4, LLC or an affiliate may acquire additional Certificates

■ Control Termination Event:

A “Control Termination Event” will: with respect to any mortgage loan either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
Structural Overview

challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

■ Consultation Termination Event:	A “Consultation Termination Event” with respect to any mortgage loan, (a) when none of the classes of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.
■ Control/Consultation Rights:

With respect to any Serviced Loan, the applicable Directing Holder will be entitled to have consent and/or consultation rights under the BMO 2024-5C6 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the BMO 2024-5C6 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any serviced outside controlled whole loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate.

With respect to any serviced outside controlled whole loan (including any servicing shift whole loan for so long as it is serviced under the BMO 2024-5C6 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced whole loan, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced whole loan, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced whole loan.

See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
Structural Overview
■ Termination of Special Servicer:

At any time, the special servicer (but not any outside special servicer for any outside serviced whole loan) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the BMO 2024-5C6 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the Certificates (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Certificates that are Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a serviced outside controlled whole loan (including any servicing shift whole loan, for so long as it is serviced pursuant to the BMO 2024-5C6 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related whole loan) and appoint a replacement special servicer for that whole loan.

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans, resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of Certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all of the Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least (3) holders and/or beneficial owners of Certificates that are not “affiliated” (as defined in Regulation RR) with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the BMO 2024-5C6 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the BMO 2024-5C6 pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Structural and Collateral Term Sheet	BMO 2024-5C6
Structural Overview
■ Voting Rights:

At all times during the term of the BMO 2024-5C6 pooling and servicing agreement, the voting rights for the Certificates (the “voting rights”) will be allocated among the respective classes of certificateholders in the following percentages:

(1)                  1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)                    in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any voting rights.

■ Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses, including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (including special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (including special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) with respect to any serviced mortgage loan (or related serviced whole loan, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced whole loan, if

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Structural and Collateral Term Sheet	BMO 2024-5C6
Structural Overview

applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced whole loan, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

■ Operating Advisor:

The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●           reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●          reviewing reports provided by the special servicer to the extent set forth in the BMO 2024-5C6 pooling and servicing agreement;

●           reviewing for accuracy certain calculations made by the special servicer;

●         issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the BMO 2024-5C6 pooling and servicing agreement and identifying any material deviations therefrom;

●          recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●          after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the BMO 2024-5C6 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the BMO 2024-5C6 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Structural and Collateral Term Sheet	BMO 2024-5C6
Structural Overview

balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the BMO 2024-5C6 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BMO 2024-5C6 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner of Certificates may deliver, within the time frame provided in the BMO 2024-5C6 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BMO 2024-5C6 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BMO 2024-5C6
Structural Overview
■ Credit Risk Retention:

This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 244) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the HRR Certificates. Bank of Montreal will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the Closing Date, to satisfy its risk retention obligation through the purchase by a third party purchaser of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Bank of Montreal, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus.

■ Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BMO 2024-5C6 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BMO 2024-5C6 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
■ Deal Website:

The certificate administrator will maintain a deal website including, but not limited to:

●                 all special notices delivered.

●                 summaries of final asset status reports.

●                 all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

●                 an “Investor Q&A Forum” and a voluntary investor registry.

■ Cleanup Call:

On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan with an anticipated repayment date, but in such case only if the option described above is exercised after the Distribution Date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the BMO 2024-5C6 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 1 – Bronx Terminal Market

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 1 – Bronx Terminal Market

HARLEM RIVER
FUTURE HOME OF
BRONX POINT
(1,045 APARTMENTS)
REGAL CINEMAS
WATERFRONT PARK
FURNITURE
Applebee's
CHASE
Sprint
Hostos
GNC
at&t
FEEL BEAUTY SUPPLY
GameStop
T-Mobile
THE HOME DEPOT
Anchor / Major
In-line
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 1 – Bronx Terminal Market

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 1 – Bronx Terminal Market
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$55,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$55,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	8.1%	Net Rentable Area (SF):	918,779
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrower:	BTM Development Partners, LLC	Year Built / Renovated:	2009 / NAP
Borrower Sponsor:	The Related Companies, L.P.	Occupancy:	90.2%
Interest Rate(2):	5.18100%	Occupancy Date:	4/19/2024
Note Date:	8/6/2024	4th Most Recent NOI (As of):	$30,539,405 (12/31/2021)
Maturity Date:	8/6/2029	3rd Most Recent NOI (As of):	$31,251,930 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$30,756,078 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$30,377,981 (3/31/2024 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	90.2%
Amortization Type:	Interest Only	UW Revenues:	$46,320,029
Call Protection(3):	L(23),YM1(2),DorYM1(31),O(4)	UW Expenses:	$17,725,341
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$28,594,688
Additional Debt(1):	Yes	UW NCF:	$27,492,153
Additional Debt Balance(1):	$185,000,000 / $140,000,000	Appraised Value / Per SF(1):	$555,000,000 / $604
Additional Debt Type(1):	Pari Passu / B Note	Appraisal Date:	4/30/2024

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF(1):	$261
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(1):	$261
Insurance:	$0	Springing	N/A	Cut-off Date LTV(1):	43.2%
Replacement Reserves:	$0	Springing	$547,400	Maturity Date LTV(1):	43.2%
TI / LC Reserve:	$874,981	Springing	$1,696,118	UW NCF DSCR(1):	2.18x
Other Reserve:	$9,000,000	Springing	N/A	UW NOI Debt Yield(1):	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$240,000,000	61.0%	Loan Payoff:	$376,708,834	95.8%
Subordinate Companion Loan(1):	140,000,000	35.6%	Upfront Reserves:	9,874,981	2.5%
Borrower Sponsor Equity:	13,238,721	3.4%	Closing Costs:	6,654,906	1.7%
Total Sources:	$393,238,721	100.0%	Total Uses:	$393,238,721	100.0%
(1)	The Bronx Terminal Market Mortgage Loan (as defined below) is part of The Bronx Terminal Market Whole Loan (as defined below) which is comprised of 21 senior pari passu promissory notes and one subordinate B-note, with an aggregate original principal balance and Cut-off Date Balance of $380,000,000. The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Bronx Terminal Market Senior Loan (as defined below). The Cut-off Date Loan / SF, Maturity Date Loan / SF, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield figures presented above are based on the Bronx Terminal Market Senior Loan. The Cut-off Date Loan/ SF, Maturity Date Loan/ SF, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield figures based upon the Bronx Terminal Market Whole Loan are $414, $414, 68.5%, 68.5%, 1.07x, and 7.5%, respectively.
(2)	Interest rate represents the interest rate of the Bronx Terminal Market Senior Loan. The interest rate of the Bronx Terminal Market Subordinate Companion Loan (as defined below) is 9.20000% per annum.
(3)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date on September 6, 2024. Defeasance of the Bronx Terminal Market Whole Loan in full is permitted at any time after the earlier to occur of (i) September 6, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. In addition, on any business day on and after August 6, 2026 voluntary prepayment of the Bronx Terminal Market Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs prior to May 6, 2029, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Bronx Terminal Market Whole Loan being prepaid and (y) a yield maintenance premium. The assumed defeasance lockout period of 25 payments is based on the expected BMO 2024-5C6 securitization closing date in September 2024. The actual defeasance lockout period may be longer.
(4)	Please see “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The largest mortgage loan (the “Bronx Terminal Market Mortgage Loan”) is part of a whole loan with an original principal balance and Cut-off Date Balance of $380,000,000 (the “Bronx Terminal Market Whole Loan”) secured by the borrower’s leasehold interest in a 918,779 SF, multi-level, anchored retail center, connected via a six-level, 2,602 stall parking garage located in Bronx, New York (the “Bronx Terminal Market Property”). The Bronx Terminal Market Whole Loan was co-originated on August 6, 2024 by German American Capital Corporation (“GACC”), Wells Fargo Bank, National

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 1 – Bronx Terminal Market

Association (“WFB”), Bank of America, National Association (“BANA”) and Starwood Mortgage Capital LLC (“SMC”). The Bronx Terminal Market Whole Loan is comprised of 21 senior pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $240,000,000 (the “Bronx Terminal Market Senior Loan”) and one subordinate B-note with an original principal balance and Cut-off Date Balance of $140,000,000 (the “Bronx Terminal Market Subordinate Companion Loan”). The Bronx Terminal Market Senior Loan accrues interest at a fixed rate of 5.18100% per annum and the Bronx Terminal Market Subordinate Companion Loan accrues interest at a fixed rate of 9.20000% per annum. The Bronx Terminal Market Mortgage Loan is evidenced by the non-controlling Notes A-2 and A-4 with an aggregate original principal balance and Cut-off Date Balance of approximately $31,578,947, which will be contributed by GACC, and the non-controlling Notes A-6, A-7, and A-10 with an aggregate original principal balance and Cut-off Date Balance of approximately $23,421,053, which will be contributed by SMC. The Bronx Terminal Market Whole Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Bronx Terminal Market Whole Loan is August 6, 2029.

The Bronx Terminal Market Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR9 securitization trust, provided that from and after the securitization of Note A-1, the Bronx Terminal Market Whole Loan will be serviced pursuant to the pooling and servicing agreement for the securitization trust to which Note A-1 is contributed. The relationship between the holders of the Bronx Terminal Market Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Bronx Terminal Market Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Bronx Terminal Market Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$40,000,000	$40,000,000	GACC	No(2)
A-2	$20,000,000	$20,000,000	BMO 2024-5C6	No
A-3(1)	$15,000,000	$15,000,000	GACC	No
A-4	$11,578,947	$11,578,947	BMO 2024-5C6	No
A-5(1)	$5,000,000	$5,000,000	GACC	No
A-6	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-7	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-8(1)	$10,000,000	$10,000,000	SMC	No
A-9(1)	$10,000,000	$10,000,000	SMC	No
A-10	$3,421,053	$3,421,053	BMO 2024-5C6	No
A-11(1)	$4,578,947	$4,578,947	SMC	No
A-12	$30,000,000	$30,000,000	BANK5 2024-5YR9	No
A-13	$10,000,000	$10,000,000	BANK5 2024-5YR9	No
A-14	$4,500,000	$4,500,000	BANK5 2024-5YR9	No
A-15	$3,210,526	$3,210,526	BANK5 2024-5YR9	No
A-16	$2,500,000	$2,500,000	BANK5 2024-5YR9	No
A-17(1)	$30,000,000	$30,000,000	BANA	No
A-18(1)	$10,000,000	$10,000,000	BANA	No
A-19(1)	$4,500,000	$4,500,000	BANA	No
A-20(1)	$3,210,526	$3,210,526	BANA	No
A-21(1)	$2,500,000	$2,500,000	BANA	No
Senior Loan	$240,000,000	$240,000,000
B	$140,000,000	$140,000,000	CPPIB Credit Investments III Inc.	Yes(2)
Subordinate Companion Loan	$140,000,000	$140,000,000
Whole Loan	$380,000,000	$380,000,000
(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The Bronx Terminal Market Whole Loan is an AB whole loan, and the controlling note as of the date hereof is Note B. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift to Note A-1. See “Description of the Mortgage Pool— The Whole Loans—The Bronx Terminal Market Pari Passu-AB Whole Loan” in the Preliminary Prospectus for more information regarding the manner in which control shifts under the Bronx Terminal Market Whole Loan.

The Property. The Bronx Terminal Market Property is comprised of the borrower’s leasehold interest in a four building, 918,779 SF, multi-level, anchored retail center, connected via a six-level, 2,602 space parking garage located in Bronx, New York. Completed in 2009, the Bronx Terminal Market Property features a well-known anchor tenant profile along with street level retail, restaurant and mixed-use space. The top five tenants at the Bronx Terminal Market Property account for 595,744 SF (64.8% NRA) and include Target, BJ’s Wholesale Club, Home Depot, Food Bazaar and Burlington Coat Factory. The Bronx Terminal Market Property is located on the Bronx riverfront and a short distance from Yankee Stadium within a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
No. 1 – Bronx Terminal Market

residential neighborhood with access to public transportation nodes including the Major Deegan Expressway and the Yankees East 153rd Street Metro North Station.

As of April 19, 2024, the Bronx Terminal Market Property was 90.2% leased to 21 tenants with a 7.7-year weighted average remaining lease term. The Bronx Terminal Market Property is anchored by Target (Moody’s: A2, Fitch: A, S&P: A), BJ’s Wholesale Club (S&P: BB+), and Home Depot (Moody’s: A2, Fitch: A, S&P: A ), all three of which have been in occupancy at the Bronx Terminal Market Property since delivery. The Bronx Terminal Market Property’s tenant mix also includes other well-established national retailers (such as Burlington Coat Factory, Best Buy, and Skechers), the largest supermarket location in the Bronx (Food Bazaar), and numerous cultural, educational, and lifestyle offerings (Universal Hip Hop Museum, City University of NY, Chuck E. Cheese, GameStop, and GNC, among others).

Major Tenants. The three largest tenants at the Bronx Terminal Market Property are Target, BJ’s Wholesale Club, and Home Depot.

Target (188,446 square feet; 20.5% of NRA; 4.6% of underwritten base rent) – Target (Moody’s: A2 / Fitch: A / S&P: A) operates as a general merchandise retailer, selling products to its guests through its stores and digital channels. Founded in 1962, Target is headquartered in Minneapolis, Minnesota and has 1,956 stores in all 50 states and the District of Columbia. Prior to its original opening at the Bronx Terminal Market Property, Target elected to prepay approximately $46.4 million of base rent (residual in-place base rent is 80.9% below the appraisal’s market rent). At the Bronx Terminal Market Property, Target has consecutive, five-year renewal options until the ground lease maturity and no termination options.

BJ’s Wholesale Club (130,099 square feet; 14.2% of NRA; 19.9% of underwritten base rent) – BJ's Wholesale Club Holdings, Inc. (S&P: BB+) is a warehouse club operator concentrated primarily in the eastern half of the United States. Founded in 1984, the company has more than 6.5 million members paying annual fees to gain access to savings on groceries and general merchandise and services. At the Bronx Terminal Market Property, BJ’s Wholesale Club has four, five-year renewal options until ground lease maturity and no termination options.

Home Depot (124,955 SF; 13.6% of NRA; 24.1% of underwritten base rent) – The Home Depot, Inc. (Moody’s: A2 / Fitch: A / S&P: A) is a home improvement retailer offering an assortment of building materials, home improvement products, lawn and garden products, décor products, and facilities maintenance, repair, and operations products. The company also provides a number of services, including home improvement installation services and tool and equipment rental. At the Bronx Terminal Market Property, Home Depot has four, five-year renewal options and no termination options.

The following information presents certain information relating to the historical occupancy of the Bronx Terminal Market Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
98.6%	98.4%	98.4%	90.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of April 19, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
No. 1 – Bronx Terminal Market

The following table presents certain information relating to the major tenants at the Bronx Terminal Market Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Target	A2/A/A	188,446	20.5%	$6.70(4)	$1,262,964	4.6%	10/14/2033
BJ's Wholesale Club	NR/BB+/NR	130,099	14.2%	$42.14	5,481,721	19.9%	8/2/2029
Home Depot	A2/A/A	124,955	13.6%	$53.24	6,652,604	24.1%	2/28/2034
Food Bazaar	NR/NR/NR	77,915	8.5%	$31.94	2,488,352	9.0	9/30/2039
Burlington Coat Factory	NR/BB+/NR	74,329	8.1%	$31.46	2,338,390	8.5%	1/31/2028
Best Buy	A3/BBB+/NR	52,086	5.7%	$37.00	1,927,182	7.0%	3/31/2030
Raymour & Flanigan	NR/NR/NR	46,253	5.0%	$25.94	1,200,000	4.3%	10/31/2027
City University of New York	NR/NR/AA-	26,627	2.9	$64.32	1,712,586	6.2	7/31/2027
LIDL(3)(4)	NR/NR/NR	23,204	2.5%	$43.10	1,000,000	3.6%	10/31/2039
Chuck E. Cheese	NR/NR/NR	19,834	2.2%	$39.93	791,972	2.9%	12/31/2028
Major Tenants		763,748	83.1%	$32.54	$24,855,772	90.0%
Other Tenants		65,404	7.1%	$42.13	2,755,729	10.0%
Occupied Collateral Total		829,152	90.2%	$33.30	$27,611,501	100.0%
Vacant Space		89,627	9.8%
Collateral Total		918,779	100.0%

(1)	Based on the underwritten rent roll as of April 19, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	LIDL has executed a lease to occupy 23,204 square feet at the Bronx Market Terminal Property but is not yet in occupancy. The tenant’s estimated lease commencement date is November 1, 2024.
(4)	If the delivery conditions specified in the lease are not satisfied within 365 days (subject to extension for tenant delays and certain excusable delays) after the estimated commencement date determined pursuant to the lease, then either the tenant or the landlord (in each case if such failure is not due to its own delay) may terminate the lease. In addition, the tenant has a termination option if it does not obtain certain permits from the Building Department of the City of New York by a specified series of dates set forth in the lease.

The following table presents certain information relating to the lease rollover schedule at the Bronx Terminal Market Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	89,627	9.8%	NAP	NA	P	89,627	9.8%	NAP	NAP
2024 & MTM	1	1,980	0.2%	$70,000	0.3%		91,607	10.0%	$70,000	0.3%
2025	2	5,218	0.6%	302,740	1.1		96,825	10.5%	$372,740	1.3%
2026	1	8,741	1.0%	349,640	1.3		105,566	11.5%	$722,380	2.6%
2027	3	84,880	9.2%	3,406,986	12.3		190,446	20.7%	$4,129,366	15.0%
2028	4	112,381	12.2%	3,594,042	13.0		302,827	33.0%	$7,723,408	28.0%
2029	2	136,760	14.9%	6,045,908	21.9		439,587	47.8%	$13,769,316	49.9%
2030	1	52,086	5.7%	1,927,182	7.0		491,673	53.5%	$15,696,498	56.8%
2031	0	0	0.0%	0	0.0		491,673	53.5%	$15,696,498	56.8%
2032	0	0	0.0%	0	0.0		491,673	53.5%	$15,696,498	56.8%
2033	1	188,446	20.5%	1,262,964	4.6		680,119	74.0%	$16,959,462	61.4%
2034	3	129,048	14.0%	6,823,967	24.7		809,167	88.1%	$23,783,429	86.1%
2035 & Beyond	3	109,612	11.9%	3,828,072	13.9		918,779	100.0%	$27,611,501	100.0%
Total	21	918,779	100.0%	$27,611,501	100.0%
(1)	Based on the underwritten rent roll as of April 19, 2024.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 1 – Bronx Terminal Market

The following table presents certain information relating to the historical operating results and underwritten cash flows of the Bronx Terminal Market Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$29,922,700	$30,411,117	$29,994,500	$29,571,181	$27,611,501	$30.05	53.7%
Vacant Income	0	0	0	0	5,098,835	5.55	9.9
Rent Steps	0	0	0	0	651,989(3)	0.71	1.3
Rent Step Credit	0	0	0	0	61,190(4)	0.07	0.1
Reimbursements	11,887,079	11,990,961	12,369,626	11,746,374	11,799,331	12.84	22.9
Other Income(5)	5,646,293	5,765,693	5,693,876	6,103,944	6,196,018	6.74	12.1
Gross Potential Income	$47,456,072	$48,167,771	$48,058,002	$47,421,498	$51,418,865	$55.96	100.0%
(Vacancy)	0	0	0	0	(5,098,835)	(5.55)	(11.0)
Effective Gross Income	$47,456,072	$48,167,771	$48,058,002	$47,421,498	$46,320,029	$50.41	100.0%
Real Estate Taxes(6)	1,951,556	1,970,892	2,021,028	2,036,650	3,261,247	3.55	7.0
Insurance	607,856	803,176	1,075,421	1,144,688	1,071,032	1.17	2.3
Ground Rent Expense	935,452	961,531	1,078,546	1,061,574	1,371,008	1.49	3.0
Other Operating Expenses	13,421,802	13,180,241	13,126,929	12,800,606	12,022,055	13.08	26.0
Total Expenses	$16,916,667	$16,915,840	$17,301,924	$17,043,518	$17,725,341	$19.29	38.3%
Net Operating Income	$30,539,405	$31,251,930	$30,756,078	$30,377,981	$28,594,688	$31.12	61.7%
Capital Expenditures	0	0	0	0	183,756	0.20	0.4
TI/LC	0	0	0	0	918,779	1.00	2.0
Net Cash Flow	$30,539,405	$31,251,930	$30,756,078	$30,377,981	$27,492,153	$29.92	59.4%
(1)	TTM represents the trailing 12-month period ending March 31, 2024.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents rent steps through July 23, 2025.
(4)	Represents straight line rent averaging for investment grade tenants.
(5)	Other Income includes revenue from percentage rent, parking income and other miscellaneous income.
(6)	The Bronx Terminal Market Property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the City of New York that expires (i.e. is the last year of the benefit) in the 2032/2033 tax year. The exemption amount is 100% in tax year 2023/2024, and thereafter reduces by 10% per year through expiration. The Bronx Terminal Market Mortgage Loan matures in 2029. In tax year 2023/2024, unabated taxes were estimated to be $13,436,971. Underwritten property taxes of $3,261,247 are based on the borrower’s budgeted amount, which takes into account the PILOT exemption.

Appraisal. According to the appraisal, the Bronx Terminal Market Property had an “as-is” appraised value of $555,000,000 as of April 30, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$555,000,000	5.23%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental. According to the Phase I environmental site assessment dated May 1, 2024 (the “ESA”), there was no evidence of any recognized environmental conditions at the Bronx Terminal Market Property. The ESA identified a CREC related to prior on-site industrial uses. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Bronx Terminal Market Property is located within the Concourse neighborhood of the Bronx, which has been improved by several development projects in recent years. According to a third party report, the Bronx is currently the third most densely populated county across the United States with the fastest observed population growth since 2010. Additionally, the Penn Station Access Project is expected to be completed in 2027, which is expected to bring four new rail stations to the Bronx and improve existing tracks and bridges.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 1 – Bronx Terminal Market

The Bronx Terminal Market Property is located adjacent to the Bronx Point development, which is expected to include 540 affordable multifamily units (projected delivery in 2024), educational community facilities, cultural space, and several food and beverage outlets. Additional development underway adjacent to the Bronx Terminal Market Property includes the 300,000 SF Success Academy Charter School, which is expected to serve 2,400 children in grades K-12 and strengthen foot traffic at the Bronx Terminal Market Property, and is expected to be delivered in 2025.

According to the appraisal, the Bronx Terminal Market Property is located in the Bronx submarket, which contains 5.3 million SF of retail space across 27 shopping centers as of the first quarter of 2024. The submarket reported average asking rents of $51.95 with a vacancy rate of 5.8%.

According to the appraisal, the 2022 population within a 0.5-, 1-, and 1.5 mile radius of the Bronx Terminal Market Property was 23,422, 194,242, and 464,962, respectively, and the average household income within the same radii was $59,248, $64,363 and $60,775, respectively.

The following table presents certain information relating to comparable retail centers for the Bronx Terminal Market Property:

Competitive Property Summary(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Anchor / Major Tenants
Bronx Terminal Market 610 Exterior Street Bronx, NY	2009 / NAP	918,779(2)	90.2%(2)		Target BJ’s Wholesale Club Home Depot
Bay Plaza Shopping Center 2136-2210 Bartow Avenue Bronx, NY	1998/2004	1,313,640	100%	10.2 miles	AMC Theaters Stop & Shop Burlington P.C. Richard & Son Marshalls Bob’s Discount Furniture Ashley HomeStore Staples
East River Plaza 520 East 117th Street Bronx, NY	2009/NAP	531,541	93%	1.0 mile	Target Costco Burlington
The Shops at Marble Hill 40 West 225th Street Bronx, NY	2004/NAP	238,549	100%	4.8 miles	Target Marshalls
Bruckner Commons 1998 Bruckner Boulevard Bronx, NY	1964/1989	369,301	89%	4.4 miles	Target Burlington Leonardo Furniture
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of April 19, 2024.

The Borrower. The borrower is BTM Development Partners, LLC, a New York limited liability company and single purpose entity with a Delaware limited liability company sole member that is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bronx Terminal Market Whole Loan.

The Borrower Sponsor. The borrower sponsor is The Related Companies, L.P. (“Related”). Founded in 1972, Related is a privately-owned, fully integrated global real estate and lifestyle company with experience in many aspects of development, acquisition, management, finance, marketing, and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, West Palm Beach, Miami, Washington, D.C., Abu Dhabi and London, and has a team of approximately 4,000 professionals.

Property Management. The Bronx Terminal Market Property is managed by Related BTM Development Partners, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $874,981 for outstanding leasing expenses related to LIDL, Modern Nails, Wingstop and Best Buy and (ii) $9,000,000 for 37,692 rentable square feet as to which a lease with the Department of Motor Vehicles (“DMV”) was being negotiated as of the origination date (the “DMV Space”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 1 – Bronx Terminal Market

Tax Escrows – During the continuance of a Cash Sweep Event Period (as defined below), the borrower is required make monthly deposits equal to 1/12th of the annual estimated tax payments during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Cash Sweep Event Period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance premiums, however, provided no event of default is continuing, the borrower will not be required to make such monthly deposits so long as the Bronx Terminal Market Property is insured under a blanket policy and the borrower provides evidence of renewal and proof of payment of insurance premiums. The monthly insurance escrow is currently suspended.

Replacement Reserve – During the continuance of a Cash Sweep Event Period, the borrower is required to escrow $22,808 per month for capital expenditures, capped at $547,400.

TI / LC Reserve – During the continuance of a Cash Sweep Event Period, the borrower is required to escrow an amount equal to approximately $70,672 per month for tenant improvements and leasing commissions, capped at $1,696,118.

Ground Rent Reserve – During the continuance of a Cash Sweep Event Period, the borrower is required to make monthly deposits equal to the ground rent that will be payable under the ground lease for the month immediately following the month in which such monthly payment date occurs.

DMV Space Funds – The Bronx Terminal Market Whole Loan documents required the borrower to deposit $9,000,000 at origination on account of the lease that was being negotiated with the DMV for the DMV Space. The lender will be required to disburse these funds to the borrower as follows:

●	Upon the DMV lease being fully executed by all parties within 180 days of loan closing; provided, if a Cash Sweep Event Period is occurring, the lender will be required to disburse the funds to pay for leasing expenses related to the DMV space,
●	If the DMV lease is not fully executed within 180 days of origination, the lender will be required to disburse funds to pay for leasing expenses related to one or more qualifying substitute leases. If and when all the premises to be leased under the DMV lease has been leased under one or more qualifying substitute leases and leasing expenses related to qualifying substitute leases have been paid in full, the lender will be required to release any remaining DMV Space Funds to the borrower; provided, no Cash Sweep Event Period is continuing.
●	If the DMV lease is not fully executed by all parties within the earlier of 180 days of origination or the date it is determined that the DMV lease will not be executed (the “DMV Negotiation End Date”), upon 5 days’ notice, the borrower can elect to use the DMV Space Funds to prepay the Bronx Terminal Market Subordinate Companion Loan without payment of yield maintenance provided that the prepayment is made within 30 days of the DMV Negotiation End Date.

Lockbox / Cash Management. The Bronx Terminal Market Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Bronx Terminal Market Property to pay rents directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the borrower or property manager into such Lockbox Account within two business days after receipt. Prior to a Cash Sweep Event Period, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. During the continuance of a Cash Sweep Event Period, all funds deposited into the Lockbox Account are required to be swept each business day into a deposit account controlled by the lender (the “Cash Management Account”) to be applied and disbursed in accordance with the Bronx Terminal Market Whole Loan documents (i) to make the required deposits (if any) into the tax, insurance and ground rent reserves, (ii) to pay debt service on the Bronx Terminal Market Whole Loan, (iii) to pay operating expenses and capital expenses in accordance with the annual budget (which must be reasonably approved by the lender) or that are not in excess of 5.00% of the budgeted amount, and lender-approved extraordinary expenses, (iv) to make the required deposits (if any) into the replacement reserve and TI/LC reserve, and (v) to deposit any remaining account into an excess cash flow account to be held as additional collateral during the continuance of such Cash Sweep Event Period; provided that (x) the borrower may use funds in such account to pay for debt service (with lender’s reasonable consent), reserve payments, operating expenses, leasing expenses and extraordinary expenses and (y) if an event of default is continuing under the Bronx Terminal Market Whole Loan, the lender may apply funds in the Cash Management Account to the payment of the debt in any order as it may determine.

A “Cash Sweep Event Period” means a period commencing upon the occurrence of (i) an event of default under the Bronx Terminal Market Whole Loan documents, (ii) any bankruptcy action involving the borrower, or (iii) the trailing 12-month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 1 – Bronx Terminal Market

period debt service coverage ratio falling below 1.10x for one calendar quarter, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, if the filing is an involuntary bankruptcy filing against the borrower, the discharge or dismissal of such filing within 60 days of such filing; and (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.10x for one calendar quarter.

Subordinate and Mezzanine Debt. The Bronx Terminal Market Property also secures the Bronx Terminal Market Subordinate Companion Loan, which has a Cut-off Date principal balance of $140,000,000. The Bronx Terminal Market Subordinate Companion Loan is coterminous with the Bronx Terminal Market Senior Loan and accrues interest at a rate of 9.20000% per annum. The Bronx Terminal Market Senior Loan is senior in right of payment to the Bronx Terminal Market Subordinate Companion Loan. The holders of the Bronx Terminal Market Mortgage Loan, the Bronx Terminal Market Senior Loan and the Bronx Terminal Market Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Bronx Terminal Market Whole Loan.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
Bronx Terminal Market Subordinate Companion Loan	$140,000,000	9.20000%	60	0	60	1.07x	7.5%	68.5%
(1)	The Whole Loan UW NCF DSCR calculated according to the Cash Sweep Event Period definition in the Bronx Terminal Market Whole Loan documents is equal to or greater than 1.10x.

Permitted Future Mezzanine and Subordinate Debt. Not permitted.

Partial Release. On any business day after February 6, 2025, provided that no Cash Sweep Event Period is continuing under the Bronx Terminal Market Whole Loan documents, the borrower may obtain the free release (without prepayment or defeasance) of a parcel of the Bronx Terminal Market Property depicted under the ground lease as the “Hotel Site” provided that, among other conditions, (i) the Hotel Site is a legally subdivided parcel separate from the remainder of the Bronx Terminal Market Property and is on a separate tax lot from the remainder of the Bronx Terminal Market Property; (ii) the Hotel Site is severed from the ground lease in accordance with the terms thereof and leased by the ground lessor to another tenant other than the borrower; and (iii) if a securitization of the Bronx Terminal Market Whole Loan has occurred, the lender receives a REMIC opinion with respect to the release.

Ground Lease. The Bronx Terminal Market Property consists of a ground leasehold interest pursuant to a 49-year ground lease from the City of New York, which expires on September 13, 2055 and has five consecutive ten year renewal options. Commencing August 2, 2024 and every five years thereafter, the ground tenant is required to pay ground rent equal to the greater of (i) 105% of the immediately preceding adjusted base amount or (ii) 5.0% of gross revenues (defined as all rent received from subtenants minus (a) a management fee in the amount of 3% of rent from subtenants received by the ground tenant and (b) aggregate compensation and associated costs and expenses for two on-site personnel engaged in the operation of the Bronx Terminal Market Property). As part of Target's lease, the tenant paid an upfront buydown of its rent of $46,394,000. Gross revenues utilized to calculate percent ground rent include an amortized imputed annual gross revenue amount from the Target buydown, calculated at an annual rate of 6.9% of the total buydown. The underwritten annual ground rent is $1,371,008 based on lender’s underwriting assumptions. The 2023 ground rent was $1,078,546. In addition, the Bronx Terminal Market Property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the City of New York that expires (i.e. is the last year of the benefit) in the 2032/2033 tax year. The exemption amount is 100% in tax year 2023/2024, and reduces by 10% per year through expiration. The Bronx Terminal Market Whole Loan matures in 2029. In tax year 2023/2024, unabated taxes were estimated to be $13,436,971. Underwritten property taxes are based on the borrower’s budgeted amount, which takes into account the PILOT exemption.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 2 – Prime Northeast Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 2 – Prime Northeast Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 2 – Prime Northeast Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$53,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$53,000,000	Property Type - Subtype:	Self-Storage – Self-Storage
% of Pool by IPB:	7.8%	Net Rentable Area (SF):	651,607
Loan Purpose:	Refinance	Location(5):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(5):	Various / Various
Borrower Sponsor:	Robert Moser	Occupancy:	86.2%
Interest Rate:	5.99000%	Occupancy Date:	8/13/2024
Note Date:	8/26/2024	4th Most Recent NOI (As of):	$8,852,693 (12/31/2021)
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of):	$10,157,951 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$9,517,964 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$9,532,571 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	86.2%
Amortization Type:	Interest Only	UW Revenues:	$15,066,094
Call Protection:	L(24),D(30),O(6)	UW Expenses:	$4,715,875
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$10,350,219
Additional Debt(1):	Yes	UW NCF:	$10,184,696
Additional Debt Balance(1):	$65,000,000	Appraised Value / Per SF(6):	$181,100,000 / $278
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	7/31/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$181
Taxes:	$364,229	$121,410	N/A	Maturity Date Loan / SF:	$181
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	65.2%
Replacement Reserve:	$0	$13,794	N/A	Maturity Date LTV(6):	65.2%
Immediate Repairs:	$121,383	$0	N/A	UW NCF DSCR:	1.42x
Other(4):	$0	Springing	N/A	UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$118,000,000	100.0%	Loan Payoff	$90,995,282	77.1%
			Return of Equity	23,274,865	19.7
			Closing Costs(7)	3,244,241	2.7
			Upfront Reserves	485,612	0.4
Total Sources	$118,000,000	100.0%	Total Uses	$118,000,000	100.0%
(1)	The Prime Northeast Portfolio Mortgage Loan (as defined below) is part of the Prime Northeast Portfolio Whole Loan (as defined below) which is comprised of four pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $118,000,000. The Prime Northeast Portfolio Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The financial information presented above is based on the Prime Northeast Portfolio Whole Loan.
(2)	See “The Borrowers” below.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Monthly Reserves are comprised of a springing Debt Service Coverage Ratio Cure Reserve. See “Escrows and Reserves” below.
(5)	See “Portfolio Summary” below.
(6)	Based on the portfolio appraised value of $181,100,000 (the “Portfolio Appraised Value”), prepared as of July 31, 2024, which is inclusive of an approximately 2.6% portfolio premium and reflects the “as-is” values of the Prime Northeast Portfolio Properties (as defined below) as a whole if sold in their entirety to a single buyer. See the “Prime Northeast Portfolio Appraised Value” chart below for the “as-is” appraised values of the individual properties (exclusive of the portfolio premium) which in the aggregate total $176,550,000 (the “Aggregate Individual As-Is Appraised Value”). Cut-off Date LTV and Maturity Date LTV of the Prime Northeast Portfolio Whole Loan based upon the Aggregate Individual As-Is Appraised Value, are 66.8% and 66.8%, respectively.
(7)	Closing Costs include an interest rate buydown fee of $1,770,000.

The Loan. The second largest mortgage loan (the “Prime Northeast Portfolio Mortgage Loan”) is part of a whole loan (the “Prime Northeast Portfolio Whole Loan”) secured by the borrowers’ fee interests in 13 self-storage properties, totaling 6,207 units and 651,607 square feet, located across Massachusetts, Connecticut, New Jersey and Pennsylvania (the “Prime Northeast Portfolio Properties”). The Prime Northeast Portfolio Whole Loan is evidenced by four promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $118,000,000. The Prime Northeast Portfolio Whole Loan was originated on August 26, 2024 by CREFI and accrues interest at a fixed rate of 5.99000% per annum on an Actual/360 basis. The Prime Northeast Portfolio Whole Loan has a five-year term and is interest-only for the full term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 2 – Prime Northeast Portfolio

The scheduled maturity date of the Prime Northeast Portfolio Whole Loan is the payment date that occurs on September 6, 2029. The Prime Northeast Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-1-B, A-2 and A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $53,000,000.

The relationship between the holders of the Prime Northeast Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Prime Northeast Portfolio Whole Loan will initially be serviced under the pooling and servicing agreement for the BMO 2024-5C6 securitization trust, provided that upon the securitization of the controlling Note A-1-A, the Prime Northeast Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the securitization to which Note A-1-A is contributed. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Prime Northeast Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$65,000,000	$65,000,000	CREFI(1)	Yes
A-1-B	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-2	$25,000,000	$25,000,000	BMO 2024-5C6	No
A-3	$18,000,000	$18,000,000	BMO 2024-5C6	No
Whole Loan	$118,000,000	$118,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Properties. The Prime Northeast Portfolio Properties consist of 13 self-storage properties, totaling 6,207 units and 651,607 square feet, located across Massachusetts, Connecticut, New Jersey and Pennsylvania. The Prime Northeast Portfolio Properties were built between 1910 and 2000 and have an average facility size of approximately 50,124 square feet. As of August 13, 2024, the Prime Northeast Portfolio Properties were 86.2% occupied with an underwritten RevPAF of $23.12. The Prime Northeast Portfolio Properties unit mix includes 1,001 climate-controlled units, as well as 278 parking units and 3,375 square feet of commercial space located at the Prime Storage - Boston South End Property and Prime Storage – Brookfield Property. The Prime Northeast Portfolio Properties feature a granular property mix with no individual property accounting for over 10.3% of UW NOI or 13.5% of total net rentable area.

The following table presents geographical information relating to the Prime Northeast Portfolio Properties:

Portfolio Summary(1)
State	Number of Properties	Square Feet	% of Total Square Feet
Connecticut	3	193,450	29.7%
Massachusetts	4	146,697	22.5%
New Jersey	4	201,494	30.9%
Pennsylvania	2	109,966	16.9%
Total	13	651,607	100.0%
(1)	Based on the underwritten rent roll dated August 13, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 2 – Prime Northeast Portfolio

The following table presents certain information relating to the Prime Northeast Portfolio Properties:

Portfolio Summary
Property Name	City, State	Allocated Whole Loan Amounts ($)	Total SF(1)	Total Occ. %(1)	Year Built / Renovation(2)	As-is Appraised Value(2)	UW NOI(1)
Prime Storage - Somerville	Somerville, MA	$12,080,000	36,269	92.2%	1913/NAP	$18,550,000	$1,053,357
Prime Storage - Boston South End	Boston, MA	$11,940,000	51,768	83.0%	1953/1984	$19,150,000	$1,061,868
Prime Storage - Washington	Washington Township, NJ	$11,180,000	63,450	87.3%	1988/2018	$14,900,000	$972,253
Prime Storage - Boston Traveler St.	Boston, MA	$11,170,000	31,187	90.1%	1910/1999	$18,600,000	$980,751
Prime Storage - Newington	Newington, CT	$11,160,000	87,925	88.7%	2000/NAP	$16,600,000	$976,332
Prime Storage - Brookfield	Brookfield, CT	$8,980,000	63,575	76.8%	1984/NAP	$15,600,000	$786,768
Prime Storage - Quakertown	Quakertown, PA	$8,730,000	67,450	86.0%	1986/NAP	$11,900,000	$761,405
Prime Storage – Phillipsburg	Phillipsburg, NJ	$7,960,000	49,863	86.9%	2000/NAP	$11,000,000	$694,073
Prime Storage - Lindenwold Egg Harbor Rd	Lindenwold, NJ	$7,500,000	52,643	87.2%	1986/NAP	$10,200,000	$654,710
Prime Storage - Fairless Hills	Fairless Hills, PA	$7,660,000	42,516	85.4%	1979/NAP	$10,300,000	$673,756
Prime Storage - New Milford	New Milford, CT	$7,060,000	41,950	82.7%	1989/NAP	$11,900,000	$615,453
Prime Storage - Hyde Park	Hyde Park, MA	$6,660,000	27,473	86.9%	1997/NAP	$10,050,000	$592,982
Prime Storage - Clinton	Clinton, NJ	$5,920,000	35,538	93.5%	1980/NAP	$7,800,000	$526,511
Total		$118,000,000	651,607	86.2%		$176,550,000	$10,350,219
(1)	Based on the underwritten rent roll dated August 13, 2024. Total Occ. % presented above is based on total SF. Occupancy based on self-storage units is 87.3%.
(2)	Source: Appraisals.

The following table presents certain information relating to the unit mix at the Prime Northeast Portfolio Properties:

Prime Northeast Portfolio Properties Unit Mix(1)
Property Name	Available Units	% of Available Units	Available SF(2)	% of Available SF	% of Climate Controlled Self- Storage Units	% of Climate Controlled Self- Storage SF	Current Occupancy(3)	July 2024 TTM RevPAF(2)
Prime Storage - Somerville	429	6.9%	36,269	5.6%	82.1%	96.1%	92.2%	$37.56
Prime Storage - Boston South End	652	10.5%	51,768	7.9%	10.1%	7.3%	83.0%	$26.94
Prime Storage - Washington	529	8.5%	63,450	9.7%	0.0%	0.0%	87.3%	$19.43
Prime Storage - Boston Traveler St.	447	7.2%	31,187	4.8%	5.1%	8.1%	90.1%	$44.50
Prime Storage - Newington	762	12.3%	87,925	13.5%	14.4%	11.3%	88.7%	$16.35
Prime Storage - Brookfield	540	8.7%	63,575	9.8%	11.3%	10.0%	76.8%	$18.93
Prime Storage - Quakertown	533	8.6%	67,450	10.4%	0.0%	0.0%	86.0%	$15.32
Prime Storage - Phillipsburg	429	6.9%	49,863	7.7%	2.8%	1.1%	86.9%	$19.18
Prime Storage - Lindenwold Egg Harbor Rd	441	7.1%	52,643	8.1%	4.3%	2.0%	87.2%	$17.66
Prime Storage - Fairless Hills	456	7.3%	42,516	6.5%	0.0%	0.0%	85.4%	$21.74
Prime Storage - New Milford	349	5.6%	41,950	6.4%	10.3%	7.5%	82.7%	$22.21
Prime Storage - Hyde Park	319	5.1%	27,473	4.2%	94.7%	99.3%	86.9%	$31.49
Prime Storage - Clinton	321	5.2%	35,538	5.5%	6.2%	3.3%	93.5%	$21.10
Total	6,207	100.0%	651,607	100.0%	16.1%	13.9%	86.2%	$22.11
(1)	Based on the underwritten rent rolls dated August 13, 2024.
(2)	Available SF includes 3,375 square feet of commercial space. July 2024 TTM RevPAF excludes this commercial space.
(3)	Current Occupancy presented above is based on total SF. Current Occupancy based on self-storage units is 87.3%.

The following table presents certain information relating to the historical and current occupancy of the Prime Northeast Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
91.8%	89.0%	84.9%	86.2%
(1)	Historical occupancies represent the annual average occupancy of each respective year.
(2)	Current occupancy is based on the underwritten rent rolls dated August 13, 2024.

Appraisal. According to the appraisals as of various dates between July 12, 2024 and July 18, 2024 and the aggregate portfolio appraisal dated July 31, 2024, the Prime Northeast Portfolio Properties had a Portfolio Appraised Value of $181,100,000, which is inclusive of an approximately 2.6% aggregate “as-is” portfolio premium and reflects the “as-is” value of the Prime Northeast Portfolio Properties as a whole if sold in their entirety to a single buyer. Additionally, the Prime Northeast Portfolio Properties had an Aggregate Individual As-Is Appraised Value of $176,550,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 2 – Prime Northeast Portfolio

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
Prime Storage - Somerville	$18,550,000	5.50%
Prime Storage - Boston South End	$19,150,000	5.25%
Prime Storage - Washington	$14,900,000	6.00%
Prime Storage - Boston Traveler St.	$18,600,000	5.50%
Prime Storage - Newington	$16,600,000	5.50%
Prime Storage - Brookfield	$15,600,000	5.50%
Prime Storage - Quakertown	$11,900,000	6.00%
Prime Storage - Phillipsburg	$11,000,000	6.00%
Prime Storage - Lindenwold Egg Harbor Rd	$10,200,000	6.00%
Prime Storage - Fairless Hills	$10,300,000	6.25%
Prime Storage - New Milford	$11,900,000	5.50%
Prime Storage - Hyde Park	$10,050,000	5.50%
Prime Storage - Clinton	$7,800,000	6.00%
Total / Wtd. Avg.	$176,550,000	5.67%
Portfolio Appraised Value	$181,100,000	5.50%
(1)	Source: Appraisals.

Environmental Matters. According to the Phase I environmental reports, dated between July 25, 2024 and July 29, 2024, there was no evidence of any recognized environmental conditions at the Prime Northeast Portfolio Properties.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Prime Northeast Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	TTM July 2024	UW	Per Square Foot	%(2)
Storage Rental Income	$11,712,314	$13,167,167	$13,139,534	$13,020,866	$13,677,202	$20.99	86.2%
Potential Income from Vacant Units	0	0	0	0	2,184,933	3.35	13.8
Gross Potential Income	$11,712,314	$13,167,167	$13,139,534	$13,020,866	$15,862,135	$24.34	100.0%
Economic Vacancy	0	0	0	0	(2,184,933)	(3.35)	(13.8)
Gross Potential Before Other Income	$11,712,314	$13,167,167	$13,139,534	$13,020,866	$13,677,202	$20.99	86.2%
Other Income(3)	1,152,745	1,369,686	1,361,589	1,388,891	1,388,891	2.13	8.8
Effective Gross Income	$12,865,059	$14,536,853	$14,501,123	$14,409,757	$15,066,094	$23.12	95.0%

Management Fee	514,602	581,474	580,045	576,390	602,644	0.92	4.0
Payroll & Benefits	1,003,946	936,621	1,229,910	1,162,488	1,162,488	1.78	7.7
Utilities	187,018	200,282	214,984	221,345	221,345	0.34	1.5
Repairs & Maintenance	527,592	651,804	640,719	574,631	409,695	0.63	2.7
Marketing & Advertising	180,296	213,500	317,742	367,040	367,040	0.56	2.4
General & Administrative	470,379	511,291	544,221	434,058	434,058	0.67	2.9
Insurance	73,164	84,908	155,295	153,694	138,686	0.21	0.9
Real Estate Taxes	1,055,368	1,199,021	1,300,242	1,387,539	1,379,918	2.12	9.2
Total Expenses	$4,012,365	$4,378,902	$4,983,159	$4,877,186	$4,715,875	$7.24	31.3%

Net Operating Income	$8,852,693	$10,157,951	$9,517,964	$9,532,571	$10,350,219	$15.88	68.7%
Replacement Reserves	0	0	0	0	165,523	0.25	1.1
Net Cash Flow	$8,852,693	$10,157,951	$9,517,964	$9,532,571	$10,184,696	$15.63	67.6%
(1)	Based on the underwritten rent roll dated August 13, 2024.
(2)	% column reflects percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields
(3)	Other Income consists of insurance income and late and application fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 2 – Prime Northeast Portfolio

The Market. The Prime Storage - Northeast Portfolio Properties are located within Connecticut, Pennsylvania, New Jersey, and Massachusetts. The following table includes information regarding the demographics of each immediate trade area for the individual Prime Storage – Northeast Portfolio Properties:

Demographic Summary(1)
		Population(2)			Median Household Income(2)
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Prime Storage - Newington	Newington, CT	6,508	89,423	267,743	$98,590	$84,304	$75,444
Prime Storage - Quakertown	Quakertown, PA	2,541	26,198	59,569	$90,340	$91,201	$98,841
Prime Storage - Brookfield	Brookfield, CT	3,556	28,893	88,476	$115,966	$121,135	$102,033
Prime Storage - Washington	Washington Township, NJ	NAV	NAV	26,986	NAV	NAV	$105,344
Prime Storage - Lindenwold Egg Harbor Rd	Lindenwold, NJ	15,197	80,579	194,061	$50,802	$75,744	$91,615
Prime Storage - Boston South End	Boston, MA	74,407	488,565	936,219	NAV	NAV	NAV
Prime Storage - Phillipsburg	Phillipsburg, NJ	5,036	38,823	93,606	$114,324	$89,650	$82,244
Prime Storage - Fairless Hills	Fairless Hills, PA	4,596	65,825	246,331	$98,288	$97,373	$82,209
Prime Storage - New Milford	New Milford, CT	2,320	15,343	32,122	$86,060	$90,269	$101,232
Prime Storage - Somerville	Somerville, MA	63,893	529,463	1,067,444	NAV	NAV	NAV
Prime Storage - Clinton	Clinton, NJ	3,368	13,720	30,946	$88,052	$145,351	$149,744
Prime Storage - Boston Traveler St.	Boston, MA	72,835	481,706	916,161	$70,328	$88,189	$92,354
Prime Storage - Hyde Park	Hyde Park, MA	16,693	114,148	NAV	$104,782	$104,957	NAV
Wtd. Avg. (based on UW NOI)(3)		27,562	201,252	390,862	$91,638	$97,111	$96,282
(1)	Source: Appraisal.
(2)	Population and Median Household Income reflect 2024 values except Boston South End, Somerville and Boston Traveler St. which are based on 2023 values
(3)	Wtd. Avg. numbers are based on UW NOI and exclude properties for which data is not available.

The Borrowers. The borrowers are Prime Storage Brookfield, LLC, Prime Storage Newington, LLC, Prime Storage New Milford, LLC, Prime Storage Clinton, LLC, Prime Storage Lindenwold, LLC, Prime Storage Phillipsburg, LLC, Prime Storage Washington, LLC, Prime Storage Fairless Hills, LLC, Prime Storage Quakertown, LLC, Prime Storage Hyde Park, LLC, Prime Storage Somerville, LLC, Prime Storage Boston Traveler Street, LLC and Prime Storage Boston Southampton Street, LLC, each a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Prime Northeast Portfolio Whole Loan.

The Borrower Sponsor. The non-recourse carveout guarantor is Prime Storage Fund II, LP. The borrower sponsor is Robert Moser. Robert Moser founded Prime Group Holdings in 2013 and currently serves as the CEO. Mr. Moser has more than 25 years of experience as an owner, operator and investor in niche real estate assets, including self-storage, manufactured home communities and recreational vehicle resorts. Headquartered in Saratoga Springs, New York, Prime Group Holdings is a full-service vertically integrated real estate owner-operator focused on acquiring and adding value to self-storage facilities located throughout North America.

Property Management. The Prime Northeast Portfolio Properties are managed by Prime Group Holdings LLC, a borrower affiliated property management company.

Escrows and Reserves. At origination of the Prime Northeast Portfolio Whole Loan, the borrowers deposited approximately (i) $364,229 into a reserve account for real estate taxes and (ii) $121,383 into a reserve account for immediate repairs.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $121,410 per month).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of an amount which would be sufficient to pay the insurance premiums with respect to the insurance policies which cover solely the Prime Northeast Portfolio Properties and, at the option of the lender, if the insurance policies which cover the Prime

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 2 – Prime Northeast Portfolio

Northeast Portfolio Properties and any non-collateral properties cease to constitute an approved blanket or umbrella policy pursuant to the Prime Northeast Portfolio Whole Loan documents, or the lender requires the applicable borrower(s) to obtain a separate policy, 1/12th of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof. At origination of the Prime Northeast Portfolio Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to 1/12 of $0.25 per rentable square foot per annum at the Prime Northeast Portfolio Properties (initially estimated to be approximately $13,794 per month).

Lockbox / Cash Management. The Prime Northeast Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish segregated lockbox accounts for the Prime Northeast Portfolio Properties (individually or collectively as the context may require, the “Restricted Account”) and, upon a Trigger Period (as defined below), the lender is required to establish, on the borrowers’ behalf, a cash management account. The Restricted Account is subject to an account control agreement in favor of the lender. All (i) credit card receivables, (ii) revenue from any space demised to non-storage tenants, (iii) revenue from any space demised to commercial and/or retail tenants, and (iv) cash and check revenue received from the self-storage and/or any other non-commercial and/or retail components, at the Prime Northeast Portfolio Properties is required to be deposited by the borrowers or property manager into the applicable Restricted Account within one business day of the borrowers’ or property manager’s receipt thereof. So long as a Trigger Period has not occurred and is not continuing, all amounts on deposit in the Restricted Account will be disbursed to or at the direction of the borrowers as directed by the borrowers in accordance with the account control agreement for the Restricted Account. Upon the occurrence and continuance of a Trigger Period, all amounts on deposit in the Restricted Account are required to be transferred on each business day into the cash management account and applied as provided in the Prime Northeast Portfolio Whole Loan documents.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Prime Northeast Portfolio Whole Loan documents, and (ii) the date that the debt service coverage ratio falls below 1.15x and (B) expiring upon (x) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, and (y) with regard to clause (A)(ii) above, the earlier of (1) the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters (the satisfaction of this clause (B)(y)(1), a “Debt Service Coverage Ratio Cure”) and (2) the date upon which (A) prior to the Prepayment Release Date (as defined below), the borrowers have deposited into a debt service coverage ratio cure reserve account the Debt Service Coverage Ratio Cure Amount (as defined below) and (B) on and after the Prepayment Release Date, the borrowers have prepaid the Prime Northeast Portfolio Whole Loan in an amount that results in a Debt Service Coverage Ratio Cure. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

“Prepayment Release Date” means the payment date in April 2029.

“Debt Service Coverage Ratio Cure Amount” means with respect to a cure of a Trigger Period commenced in accordance with clause (A)(ii) of the definition thereof, an amount that, if applied to the reduction of the Prime Northeast Portfolio Whole Loan, would result in a Debt Service Coverage Ratio Cure (without any obligation for the applicable debt service coverage ratio to be satisfied for two consecutive calendar quarters).

Current Mezzanine or Subordinate Indebtedness. None.

Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

Release of Collateral. Provided that no event of default is continuing under the Prime Northeast Portfolio Whole Loan documents (I) at any time (a) after the earlier of (x) August 26, 2027 and (y) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and (b) before the Prepayment Release Date, the borrowers may deliver defeasance collateral and obtain release of one or more individual Prime Storage Portfolio Properties, and (II) at any time on or after the Prepayment Release Date and prior to the maturity date of the Prime Northeast Portfolio Whole Loan, the borrowers may partially prepay the Prime Northeast Portfolio Whole Loan and obtain release of one or more individual Prime Storage Portfolio Properties, in each case, provided that, among other conditions, (i) the portion of the Prime Northeast Portfolio Whole Loan that is defeased or prepaid, as applicable, is in an amount (the “Release Price”) equal to the greater of (a) 120% of the allocated loan amount for the individual Prime Storage Portfolio Property being

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 2 – Prime Northeast Portfolio

released, and (b) the lender’s allocation of 100% of the net sales proceeds applicable to such individual Prime Storage Portfolio Property, (ii) the borrowers deliver a REMIC opinion, and (iii) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Prime Northeast Portfolio Properties is equal to or greater than the greater of (a) 1.42x, and (b) the debt service coverage ratio for all of the Prime Storage Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable; provided, that, in the event such condition is not satisfied, the borrowers must, in addition to the amounts payable pursuant to clause (i) above, (1) on and after the Prepayment Release Date, prepay the Prime Northeast Portfolio Whole Loan in an amount which would satisfy such condition, together with, without limitation, any interest shortfall applicable thereto and (2) prior to the Prepayment Release Date, the borrowers must have deposited with the lender cash or an acceptable letter of credit in an amount that, if applied to the reduction of the Prime Northeast Portfolio Whole Loan, would satisfy such condition.

In addition, partial releases of individual Prime Storage Portfolio Properties are permitted with prepayment of the Release Price, and satisfaction of the conditions set forth above, prior to the Prepayment Release Date in order to cure an event of default relating to such individual Prime Storage Portfolio Properties, provided that (i) either (x) borrower demonstrates to the lender that it has in good faith pursued a cure of such event of default (which efforts do not require any capital contributions to be made to the borrower or the use of any income from any other Prime Storage Portfolio Properties to effectuate the cure) or (y) the default relates to an environmental condition and (ii) the default was not caused by the borrower or an affiliate in bad faith to circumvent the requirements of the Prime Northeast Portfolio Whole Loan document partial release provisions. Such a prepayment does not require payment of a prepayment fee or yield maintenance.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 3 – Linx

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 3 – Linx

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 3 – Linx

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$53,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$53,000,000	Property Type – Subtype:	Mixed Use – Lab/Office
% of IPB:	7.8%	Net Rentable Area (SF):	185,015
Loan Purpose:	Recapitalization	Location:	Watertown, MA
Borrower:	Columbia Massachusetts Arsenal Office Properties, LLC	Year Built / Renovated:	2018 / NAP
Borrower Sponsor:	Clarion Partners, LLC	Occupancy:	100.0%
Interest Rate:	5.79500%	Occupancy Date:	6/30/2024
Note Date:	August 29, 2024	4th Most Recent NOI (As of):	$10,112,490 (12/31/2021)
Maturity Date:	September 1, 2029	3rd Most Recent NOI (As of):	$12,182,192 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$14,783,409 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$15,206,527 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$18,929,883
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$5,468,726
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$13,461,157
Additional Debt(1):	Yes	UW NCF:	$13,054,124
Additional Debt Balance(1):	$41,000,000	Appraised Value / Per SF:	$247,000,000 / $1,335
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/6/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$508
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$508
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	38.1%
Replacement Reserve:	$0	$3,084	N/A	Maturity Date LTV:	38.1%
TI / LC:	$0	$30,836	N/A	UW NCF DSCR:	2.36x
Special Cash Collateral(4):	$0	Springing	N/A	UW NOI Debt Yield:	14.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$94,000,000	100.0%	Return of Equity(5)	$92,892,690	98.8%
			Closing Costs	1,107,310	1.2
Total Sources	$94,000,000	100.0%	Total Uses	$94,000,000	100.0%
(1)	The Linx Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $94,000,000. Financial Information in the chart above reflects the Linx Whole Loan (as defined below). For additional information, see “The Loan” below.
(2)	Defeasance of the Linx Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Linx Whole Loan to be securitized and (b) August 29, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of the BMO 2024-5C6 transaction in September 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Commencing on the monthly payment date occurring in September 2027 and continuing on each payment date through the maturity date, the borrower is required to deposit approximately $166,667 into a lender-controlled escrow account as additional collateral that can be used to pay down the Linx Whole Loan and which is expected to total $4.0 million at loan maturity.
(5)	The Linx Property (as defined below) was unencumbered at the time the Linx Whole Loan was funded.

The Loan. The third largest mortgage loan (the “Linx Mortgage Loan”) is part of a fixed rate whole loan (the “Linx Whole Loan”) secured by the borrower’s fee interest in a 185,015 square foot mixed use, lab/office property located in Watertown, Massachusetts (the “Linx Property”). The Linx Whole Loan consists of four pari passu promissory notes in the aggregate original principal amount of $94,000,000 and accrues interest at a rate of 5.79500% per annum on an Actual/360 basis. The Linx Whole Loan was originated on August 29, 2024 by Societe Generale Financial Corporation. The Linx Whole Loan has a five-year term and is interest only for the entire term. The controlling Note A-1, with an original principal balance of $53,000,000, will be included in the BMO 2024-5C6 securitization trust. The scheduled maturity date of the Linx Whole Loan is September 1, 2029. The remaining notes are currently held by SGFC and are expected to be contributed to one or more securitization trust(s). The Linx Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C6 trust. The relationship between the holders of the Linx Whole Loan is governed by a co-lender agreement. See

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 3 – Linx

“Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Linx Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,000,000	$53,000,000	BMO 2024-5C6	Yes
A-2(1)	$25,000,000	$25,000,000	SGFC	No
A-3(1)	$10,000,000	$10,000,000	SGFC	No
A-4(1)	$6,000,000	$6,000,000	SGFC	No
Whole Loan	$94,000,000	$94,000,000

(1) Expected to be contributed to one or more future securitization transactions.

The Property. The Linx Property is a two-story, Class-A, mixed use, lab/office property totaling 185,015 square feet situated on an approximately 10.36-acre site in Watertown, Massachusetts. Built in 2018, the Linx Property is LEED Core & Shell Gold certified, and features ceiling heights ranging from 11’ to 23’ feet, a two-story lobby, a café, locker rooms, indoor bike parking and open green spaces. Tenant spaces are modern, incorporating many different material types for a build-out of office and lab space. The layouts consist of a mix of fixed offices with glass surrounds, generally located on the perimeter of the spaces, allowing for flexible workstations, huddle rooms, and conference “fishbowl” rooms throughout. Parking is provided via 549 surface and garage parking spaces, resulting in a parking ratio of approximately 2.97 parking spaces per 1,000 square feet of net rentable area. As of the June 30, 2024 underwritten rent roll, the Linx Property was 100.0% occupied. The Linx Property is subject to a two-unit condominium regime comprised of the collateral Phase 1 property and the non-collateral Phase II property ("Unit 2”) as described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests” in the Preliminary Prospectus.

Major Tenants. The three largest tenants at the Linx Property are C4 Therapeutics, Addgene Inc. and Tectonic Therapeutic.

C4 Therapeutics (111,452 square feet; 60.2% of NRA, 62.7% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): C4 Therapeutics ("C4") is a clinical-stage biopharmaceutical company specializing in targeted protein degradation science. C4 has existing strategic collaborations with major pharmaceutical companies such as Roche, Biogen, Merck, Betta Pharma and others. C4 is advancing multiple targeted oncology programs to the clinic and expanding its research platform to deliver new medicines for difficult-to-treat diseases. C4 has been at the Linx Property since 2018 under a lease that expires in March 2032. C4 has one, five-year extension option remaining and no termination options. C4 currently subleases approximately 31,039 square feet (16.8% of NRA) to Neumora Therapeutics, Inc., for approximately $122 per square foot, under a sublease that expires in June 2025, with no extension options. C4 exercised its expansion right in January 2022 for 66,052 square feet, received $40 per square foot in landlord tenant improvements and then subleased a portion of the expansion space at a higher rent to Neumora Therapeutics, Inc. The prime lease requires C4 to share 50% of the increased rent with the borrower, such additional rent was not underwritten by the lender.

Addgene Inc. (54,795 square feet; 29.6% of NRA, 26.4% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Addgene Inc. (“Addgene”) is a nonprofit organization dedicated to facilitating scientific discoveries by operating a biorepository for researchers. Addgene’s collection contains more than 146,000 plasmids contributed by over 6,100 research labs from around the world. Addgene has been a tenant at the Linx Property since 2018 under a lease that expires in August 2032, has one, five-year extension option remaining and no termination options. Addgene currently subleases (i) 15,462 square feet (8.4% of NRA) to Convergent Research, LLC for $122 per square foot, under a sublease that expires in June 2027, with no extension options and (ii) 8,922 square feet (4.8% of NRA) to Redona Therapeutics, Inc, for $92 per square foot, under a sublease that expires in December 2024, with four, one-year renewal options remaining. Addgene exercised its expansion right in December 2021 for 15,462 square feet, received $25 per square foot in tenant improvements and then subleased the expansion space at a higher rent to Convergent Research, LLC. The prime lease requires Addgene to share 50% of the increased rent with the borrower, such additional rent was not underwritten by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 3 – Linx

Tectonic Therapeutic (18,768 square feet; 10.1% of NRA, 10.9% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Tectonic Therapeutic (“Tectonic”) specializes in the discovery of antibodies and other biologic drugs. Tectonic is targeting difficult, previously undruggable receptors in the class, aiming to unlock their therapeutic utility to develop new treatments for a broad range of patients. Tectonic was co-founded in 2019 by Andrew C. Kruse and Timothy A. Springer, both scientists in the field of membrane protein biochemistry and immunology and professors at Harvard Medical School. Tectonic has been a tenant at the Linx Property since November 2020 under a lease that expires in January 2026, has one, five-year extension option remaining and no termination options.

Environmental. According to the Phase I environmental assessment dated June 11, 2024, there is evidence of a recognized environmental condition and two controlled recognized environmental conditions at the Linx Property in connection with soil impacts resulting primarily from historic fill at the Linx Property as described under “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Appraisal. According to the appraisal, the Linx Property had an “as-is” appraised value of $247,000,000 as of June 6, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$247,000,000	6.00%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

The following table presents certain information relating to the historical occupancy of the Linx Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 30, 2024.

The following table presents certain information relating to the largest tenants based on the net rentable area of the Linx Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
C4 Therapeutics	NR/NR/NR	111,452	60.2%	$81.87	$9,124,860	62.7%	3/11/2032
Addgene Inc.	NR/NR/NR	54,795	29.6	$69.97	3,834,065	26.4	8/31/2032
Tectonic Therapeutic	NR/NR/NR	18,768	10.1	$84.41	1,584,266	10.9	1/31/2026
Occupied Collateral Total / Wtd. Avg.		185,015	100.0%	$78.61	$14,543,191	100.0%
Vacant Space		0	0.0
Collateral Total		185,015	100.0%

(1)	Based on the underwritten rent roll dated June 30, 2024.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps totaling $423,273 through July 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 3 – Linx

The following table presents certain information relating to the tenant lease expirations at the Linx Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring (3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	1	18,768	10.1	1,584,266	10.9		18,768	10.1%	$1,584,266	10.9%
2027	0	0	0.0	0	0.0		18,768	10.1%	$1,584,266	10.9%
2028	0	0	0.0	0	0.0		18,768	10.1%	$1,584,266	10.9%
2029	0	0	0.0	0	0.0		18,768	10.1%	$1,584,266	10.9%
2030	0	0	0.0	0	0.0		18,768	10.1%	$1,584,266	10.9%
2031	0	0	0.0	0	0.0		18,768	10.1%	$1,584,266	10.9%
2032	2	166,247	89.9	12,958,925	89.1		185,015	100.0%	$14,543,191	100.0%
2033	0	0	0.0	0	0.0		185,015	100.0%	$14,543,191	100.0%
2034 & Beyond	0	0	0.0	0	0.0		185,015	100.0%	$14,543,191	100.0%
Total	3	185,015	100.0%	$14,543,191	100.0%
(1)	Based on the underwritten rent roll dated June 30, 2024.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $423,273 through July 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of the Linx Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$10,103,311	$11,755,737	$13,696,269	$13,900,810	$14,543,191(3)	$78.61	73.0%
Gross Potential Rent	$10,103,311	$11,755,737	$13,696,269	$13,900,810	$14,543,191	$78.61	73.0%
Total Reimbursements	4,483,486	4,755,037	4,737,393	5,276,898	5,383,002	29.09	27.0
Other Income	0	404,737	1,103,576	1,310,668	0	0.00	0.0
Net Rental Income	$14,586,797	$16,915,511	$19,537,238	$20,488,376	$19,926,193	$107.70	100.0%
(Vacancy/Credit Loss)(4)	0	(6,027)	(1,155)	0	(996,310)	(5.39)	(5.0)
Effective Gross Income	$14,586,797	$16,909,484	$19,536,083	$20,488,376	$18,929,883	$102.32	95.0%
Total Expenses	4,474,307	4,727,292	4,752,674	5,281,849	5,468,726	29.56	28.9
Net Operating Income	$10,112,490	$12,182,192	$14,783,409	$15,206,527	$13,461,157	$72.76	71.1%
Capital Expenditures	0	0	0	0	37,003	0.20	0.2
TI/LC	0	0	0	0	370,030	2.00	2.0
Net Cash Flow	$10,112,490	$12,182,192	$14,783,409	$15,206,527	$13,054,124	$70.56	69.0%
(1)	TTM reflects the trailing 12-month period ending June 30, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the in-place rent as of June 30, 2024 and includes contractual rent steps taken through July 2025 totaling $423,273.
(4)	The underwritten economic occupancy is 95.0%. The Linx Property was 100.0% physically occupied as of June 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 3 – Linx

The Market. The Linx Property is part of the Boston-Cambridge-Newton, Massachusetts-New Hampshire Core-Based Statistical Area (the “Boston CBSA”), which spans the eastern coast of the Commonwealth of Massachusetts and southeast corner of New Hampshire. The regional economy of the Boston CBSA supports a diverse labor pool and offers companies access to various sources of capital, creating a competitive business environment that creates regular in-migration from large corporations. Supported by robust demographics, the Boston CBSA offers a number of jobs in the technology and life sciences sectors.

The Linx Property is located on the north side of Arsenal Way in Watertown, Massachusetts, approximately seven miles west of Boston. Watertown is a former industrial center that has benefited from its location along the Charles River. The Linx Property’s local area encompasses a mixture of uses that include a mix of retail, office, laboratory, and residential uses. Watertown boasts a significant residential stock along with a host of commercial uses. Much of Watertown’s commercial development is located along Arsenal Street in the immediate vicinity of the Linx Property. The developments include Arsenal Yards, a 22-acre site that has historically been home to the Arsenal Mall and the Watertown Mall, located on the north side of Arsenal Street just south of the Linx Property. The neighborhood is served by bus service to Boston and neighboring communities. MBTA subway service is available in Cambridge, Newton, Allston, and Brighton. MBTA commuter rail service is available in Cambridge, Waltham, Newton, and Belmont. The Linx Property is located approximately 1.75 miles from both the West Newton and the Waverly MBTA Commuter Rail Stations. West Newton provides access to South Station, while Waverly provides access to North Station. Logan International Airport is accessible by public transportation or by a short drive from Watertown.

The Linx Property is positioned within the life science ecosystem in Watertown’s East End. Watertown’s East End comprises the core of the submarket’s life science cluster, due to its direct adjacency to Cambridge (Harvard University) and Boston’s Allston neighborhood (Harvard Business School and Harvard’s Enterprise Research Campus). Within Watertown’s East End, the Linx Property is located in the Arsenal Corridor life science micro market with institutional owners such as Alexandria Real Estate Equities, Boylston Properties, and JPM Asset Management. According to a third party report, the broader market’s vacancy rates may not be representative of the Linx Property’s Arsenal Corridor life science micro market within East Watertown. According to a third party report, as of the first quarter of 2024, the Arsenal Corridor life science micro market consisted of 14 buildings across 1.7 million square feet with a direct vacancy of 19.3%, an average direct rent of $92 per square foot, triple net and no square feet under construction

The following table presents certain information relating to comparable office/lab leases for the Linx Property:

Comparable Office Leases(1)
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant SF	Rent PSF
Linx Watertown, MA	2018 / NAP	Various	Various	Various	NNN	185,015(2)	$78.61(2)
100 Cambridge Discovery Park Cambridge, MA	2005 / 2023	Bexorf	Jul-24	7	Net	23,666	$88.00
CPD Cambridge, MA	1986 / 2022	Marlinspike	Mar-24	3	Net	12,130	$89.00
200 Cambridgepark Drive Cambridge, MA	2001 / 2015	GSK	Oct-23	10	Net	155,856	$105.00
250 Arsenal Street Watertown, MA	2023 / NAP	Souffle Tx	Apr-23	8	Net	32,620	$95.00
Arsenal Yards – 500 Forge Watertown, MA	2022 / NAP	Avencell Orna	Mar-23 Feb-23	10 10	Net Net	55,776 73,813	$97.00 $93.00
Arsenal Yards G Watertown, MA	2022 / NAP	Remix Tx	Nov-22	10	Net	43,000	$93.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 30, 2024.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Borrower. The borrowing entity for the Linx Whole Loan is Columbia Massachusetts Arsenal Office Properties, LLC, a recycled, special purpose, bankruptcy remote, Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Linx Whole Loan.

The Borrower Sponsor. The borrower sponsor is Clarion Partners, LLC (“Clarion”). There is no separate non-recourse guarantor. Clarion has been a dedicated real estate investment manager for 42 years. Headquartered in New York, Clarion maintains offices across the United States and Europe. Clarion works across the spectrum of commercial real estate investing, transacting in both equity and debt positions from ground-up speculative and build-to-suit development to value-add purchases and smart renovations, to investment in high-quality core assets in top markets. Currently, Clarion’s portfolio includes approximately $75.6 billion of assets under management across approximately 1,500 properties in 80 markets. Clarion’s life science portfolio is comprised of 25 properties across approximately 2.6 million square feet with an aggregate value of approximately $3.2 billion. In addition to the Linx Property, Clarion owns 75-125 Binney Street, a 380,000 square foot life science property located in Cambridge, MA.

Property Management. The Linx Property is managed by Jones Lang LaSalle Americas, Inc., a third-party property management company.

Escrows and Reserves. At origination of the Linx Whole Loan, the borrower was not responsible for any upfront reserves.

Tax Escrows – On a monthly basis, the borrower is required to deposit, 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months in order to accumulate with the lender sufficient funds to pay all such real estate taxes at least 15 days prior to their respective delinquency dates (which real estate taxes will include, until such time at the Linx Property and Unit 2 are separately assessed by the appropriate governmental authority, all real estate taxes attributable to the Linx Property and Unit 2). The borrower will not be required to make monthly real estate deposits so long as (i) no event of default has occurred and is continuing, and (ii) the borrower provides the lender evidence of payment of all real estate taxes by no later than 30 days prior to the due date of such real estate taxes.

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by the polices upon the expiration in order to accumulate with the lender sufficient funds to pay all such insurance premiums prior to the expiration. The borrower will not be required to make monthly insurance deposits so long as (i) no event of default has occurred and is continuing, (ii) the polices are part of a blanket or umbrella policy as required pursuant to the Linx Whole Loan documents and (iii) the borrower provides the lender with paid receipts evidencing payment of the insurance premiums by no later than 5 business days prior to the expiration dates of the policies. As of the date of origination, the Linx Property is insured under a blanket insurance policy.

TI/LC Reserves – On a monthly basis, the borrower is required to deposit approximately $30,836 for tenant improvement and leasing commission reserves, representing approximately 1/12th of the product obtained by multiplying $2.00 by the aggregate number of rentable square feet.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $3,084 for replacement reserves, representing approximately 1/12th of the product obtained by multiplying $0.20 by the aggregate number of rentable square feet.

Special Cash Collateral Reserve – Commencing on the monthly payment date occurring in September 2027 and continuing on each payment date through the maturity date, the borrower is required to deposit approximately $166,667 into the special cash collateral reserve subaccount.

Lockbox / Cash Management. The Linx Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required at all times to cause all rents to be transmitted by all tenants of the Linx Property into a lender-controlled lockbox account. If the borrower or the property manager receive any rents or other charges related to the Linx Property, the borrower or the property manager is required to deposit such amounts into the lender-controlled lockbox account within one business day of receipt. All amounts in the lockbox account will be remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Trap Period (as defined below). Upon the occurrence and during the continuance of a Cash Trap Period, all amounts are required to be remitted to a lender-controlled cash management account to be applied and disbursed in accordance with the Linx Whole Loan documents. During the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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occurrence of a Cash Trap Period, all excess cash flow funds will be held by the lender in an excess cash flow reserve account as additional collateral for the Linx Whole Loan.

A “Cash Trap Period” will commence upon (i) the occurrence of an event of default, (ii) if, as of any calculation date, the debt service coverage ratio is less than 1.30x, or (iii) the commencement of a Lease Sweep Period (as defined below) and will end, as applicable (a) with respect to clause (i) above, once the event of default has been cured, (b) with respect to clause (ii) above, the debt service coverage ratio is at least 1.35x for two consecutive calendar quarters, and (c) with respect to clause (iii) above, the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of (i) 18 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of any Lease Sweep Lease or (ii) upon the date required under a Lease Sweep Lease by which the applicable tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (b) the receipt by the borrower or property manager of notice from any tenant exercising its right to terminate its Lease Sweep Lease, (c) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or property manager of notice from any tenant of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date), (d) the date that any tenant under a Lease Sweep Lease (i) vacates, abandons or discontinues its ordinary business operations at all or any material portion of its premises (i.e., “goes dark”, which includes any sublease of 50% or more, in the aggregate, of a Lease Sweep Lease’s demised premises) or (ii) gives notice that it intends to vacate, abandon or discontinue its ordinary business operations at all or any material portion of its premises or otherwise gives notice that it is relocating its headquarters away from the Linx Property, (e) the date that any tenant under a Lease Sweep Lease sublets all or any portion of its premises without the prior written consent of the lender (other than assignments or subleases existing as of the closing date and approved by the lender or expressly permitted under its Lease Sweep Lease pursuant to a unilateral right of such tenant not requiring the consent of the borrower), (f) upon a default under any Lease Sweep Lease by the applicable tenant thereunder that continues beyond any applicable notice and cure period, (g) the occurrence of a tenant party insolvency proceeding pertaining to any tenant under a Lease Sweep Lease, or (h) (i) any tenant under a Lease Sweep Lease discloses in writing or makes a public announcement of, whether orally or in writing, in either case, its intention to cease operating at the premises demised under its Lease Sweep Lease (subject to customary rights of tenants to cease operations temporarily in connection with restoration after casualty, refurbishment or remodeling) or (ii) any nationally recognized reputable media outlet reports that any tenant under a Lease Sweep Lease intends to cease or has ceased operations at all or any material portion of the premises demised under its Lease Sweep Lease and, in either case, such tenant has not reversed or withdrawn such public announcement or refuted any such report, as applicable, within 30 days of such announcement or report.

A Lease Sweep Period will end upon the earlier to occur of (a) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Lease Sweep Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements and any anticipated shortfalls of payments required under the Linx Whole Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (b) the occurrence of any of the following (provided that no other Lease Sweep Period is continuing) (1) with respect to clauses (a) – (e ) and (h) above, upon the earlier to occur (A) the date on which the such tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s judgment, sufficient funds have been accumulated in the special reserve rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved Major Lease (as defined below) leasing expenses, free rent periods and/or rent abatement periods and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Lease Sweep lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the Linx Whole Loan documents, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to clause (b) above, if such termination option is not validly exercised by the subject tenant by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant; (3) with respect to clause (f) above, if the subject tenant default has been cured, and no other tenant default has occurred for a period of three consecutive months, or (4) with respect to clause (g) above, if the applicable Major Tenant (as defined below) insolvency proceeding has been

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A ”Major Lease” means (i) the C4 lease, (ii) the Addgene lease, (iii) (a) any other lease which, individually or when aggregated with all other leases with the same tenant or affiliates, covers 45,000 square feet of the Linx Property or (b) has a gross annual rent of more than 20% of the total annual rents of the Linx Property, (iv) any lease which provides the tenant with an option or other preferential right to purchase all or any portion of the Linx Property or (v) any lease which is entered into with a tenant that is an affiliate of the borrower.

A “Major Tenant” means any tenant under a Major Lease.

A “Lease Sweep Lease” means the Addgene lease or the C4 lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Northbridge Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Northbridge Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$53,000,000	Title(5):	Fee
Cut-off Date Principal Balance(1):	$53,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	7.8%	Net Rentable Area (SF):	294,493
Loan Purpose:	Refinance	Location:	West Palm Beach, FL
Borrower:	Northbridge Property Owner LLC	Year Built / Renovated:	1985 / 2018
Borrower Sponsors:	C-III Capital Partners, Vanderbilt Office Properties, and Trinity Capital Advisors	Occupancy:	85.8%
Interest Rate:	6.90500%	Occupancy Date:	8/2/2024
Note Date:	8/9/2024	4th Most Recent NOI (As of):	$4,621,321 (12/31/2021)
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of):	$5,818,901 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,449,891 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(6):	$8,500,924 (TTM 5/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	85.6%
Amortization Type:	Interest Only	UW Revenues:	$17,729,678
Call Protection(2):	L(24),DorYM1(29),O(7)	UW Expenses:	$6,923,863
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$10,805,815
Additional Debt(1):	Yes	UW NCF:	$10,437,699
Additional Debt Balance(1):	$43,000,000	Appraised Value / Per SF:	$158,400,000 / $538
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/2/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$326
Taxes:	$1,819,946	$181,995	N/A	Maturity Date Loan / SF:	$326
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.6%
Replacement Reserves:	$0	$6,135	N/A	Maturity Date LTV:	60.6%
TI / LC Reserve:	$3,000,000	$24,541	N/A	UW NCF DSCR:	1.55x
Other Reserves(4):	$5,435,972	$433,553	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$96,000,000	100.0%	Loan Payoff	$83,638,830	87.1%
			Upfront Reserves	10,255,919	10.7
			Closing Costs(7)	2,105,251	2.2
Total Sources	$96,000,000	100.0%	Total Uses	$96,000,000	100.0%
(1)	The Northbridge Centre Mortgage Loan (as defined below) is part of the Northbridge Centre Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original balance of $96,000,000. The Northbridge Centre Whole Loan was originated by Bank of Montreal (“BMO”). For additional information, see “The Loan” below. The financial information presented above is calculated based on the Northbridge Centre Whole Loan
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on October 6, 2024. Defeasance or voluntary prepayment with the greater of a yield maintenance premium or 1% of the principal balance of the Northbridge Centre Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) August 9, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected BMO 2024-5C6 securitization trust closing date in September 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Other Reserves consist of (i) approximately $2,379,905 for an outstanding TI/LC reserve, (ii) approximately $1,453,179 for a free rent reserve, (iii) approximately $1,169,336 for a gap rent reserve and (iv) approximately $433,553 for a cash out reserve.
(5)	The Northbridge Centre Property (as defined below) is subject to reciprocal easement and development agreement (as amended, the “Development Agreement”). The Development Agreement grants the borrower use of certain adjacent tracts of land for, among other things, green space, an overhead walkway between the parking structure that is part of the collateral and the office building, vehicular access to the primary entrance to the office building and additional street-level parking in areas visible to the primary entrance to the improvements. The majority of the rights granted under the Development Agreement are perpetual. These include use of the access drive known as Flagler Court Drive between 4th and 5th Streets and the use of the street-level parking along Flagler Court Drive closest to 5th Street. In addition, the borrower has access to an additional six parking spaces along Flagler Court Drive near 4th Street. The borrower’s use of these parking spaces pursuant to the Development Agreement currently expires in 2031. If these rights are not extended, the Northbridge Centre Property would lose the use of these parking spaces but the m Northbridge Centre Property would still satisfy all applicable zoning requirements (i.e., the Northbridge Centre Property would still have 767 parking spaces with 675 parking spaces required by zoning). Pursuant to the Development Agreement, the borrower is obligated to maintain the areas to which it has access resulting in additional expenses for the operation of the mortgaged property. An annual easement expense of $16,871 was included in the lender’s underwriting for the Northbridge Centre Property.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(6)	The increase in UW NOI from Most Recent NOI is primarily attributed to (i) $406,995 in rent steps through August 2025 and (ii) additional leasing in June 2025 by GSA (U.S. Secret Service) (13,135 square feet) accounting for approximately $985,004 in base rent.
(7)	Closing Costs includes an interest rate buydown of $960,000.

The Loan. The fourth largest mortgage loan (the “Northbridge Centre Mortgage Loan”) is part of a whole loan (the “Northbridge Centre Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $96,000,000 secured by a first lien mortgage on the borrower’s fee simple and leasehold interest in a 294,493 square foot office property located in West Palm Beach, Florida (the “Northbridge Centre Property”). The Northbridge Centre Mortgage Loan was originated by BMO on August 9, 2024, has a five-year term and accrues interest at a fixed rate of 6.90500% per annum on an Actual/360 basis. The scheduled maturity date of the Northbridge Centre Mortgage Loan is the payment date that occurs on September 6, 2029. The Northbridge Centre Mortgage Loan is evidenced by the controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $53,000,000.

The Northbridge Centre Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C6 securitization trust. The relationship between the holders of the Northbridge Centre Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Northbridge Centre Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,000,000	$53,000,000	BMO 2024-5C6	Yes
A-2	$30,000,000	$30,000,000	BMO(1)	No
A-3	$13,000,000	$13,000,000	BMO(1)	No
Whole Loan	$96,000,000	$96,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Northbridge Centre Property is comprised of a 21-story, Class A office building (the “Tower”) totaling 256,663 square feet and a 47,041 square foot five-story office building (the “Pavilion”) both located on the waterfront of downtown West Palm Beach, Florida. Built in 1985 and most recently renovated in 2018, the Northbridge Centre Property is situated on 3 parcels comprising 3.34-acres and contains 770 parking spaces (approximately 2.6 spaces per 1,000 square feet), which includes a 4-story parking garage, 62 VIP parking spots below the Tower and Pavilion buildings, and 8 surface spaces. Located directly on the waterfront of downtown West Palm Beach, the Northbridge Centre Property provides views of the water from the north, east, and south sides. The Northbridge Centre Property’s 2018 renovation included a redesigned lobby, conference center, elevators and elevator lobbies, corridors, restrooms, red ribbon mullion replacement, and upgrades to the parking garage. The Northbridge Centre Property is located at the base of the Flagler Memorial Bridge, one of two access points to Palm Beach Island and located across from the Palm Beach Yacht Club.

As of August 2, 2024, the Northbridge Centre Property was 85.8% leased to 48 unique tenants representing various industries including government, law, co-working space, and finance. The Northbridge Centre Property includes on-site amenities with dining options (Dolce Café and Boocao Restaurant) and a gym. The borrower sponsors acquired the Northbridge Centre Property in July 2019 for $98,000,000, with occupancy as of July 2019 being approximately 66%. Since acquisition, the borrower sponsors have invested approximately $9.7 million in capital expenditures, $16.5 million in additional expenditures including tenant improvements and leasing commissions, and $1.9 million in other costs for a total additional investment of approximately $28.1 million while increasing occupancy and increasing NOI over 100% since July 2019. After factoring in closing costs, the borrower sponsors’ approximate cost basis is $127.8 million ($434 per square foot) equating to approximately $31.8 million of equity remaining in the Northbridge Centre Property.

Major Tenants. The three largest tenants by underwritten base rent at the Northbridge Centre Property are GSA (U.S. Secret Service), Quest Workspaces and Wicker Smith O’Hara McCoy & Ford P.A.

GSA (U.S. Secret Service) (13,135 square feet; 4.5% of NRA; 9.2% of underwritten base rent). Founded in 1949, The General Services Administration (“GSA”) is an independent agency of the United States Government that provides centralized procurement. The GSA aids in the construction and acquisition of new federal properties and the preservation of historic federal properties. Further, the GSA creates policies to help efficiency in government operations as well as providing aid to the military, state and local law enforcement, and disaster relief. The GSA is headquartered in Washington D.C and has over 11,000 employees and reported revenues of $5.5 billion in 2023. GSA (U.S. Secret Service) leases a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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13,135 square feet space with a rent commencement date of June 1, 2025, and a lease expiration date of May 31, 2035. The GSA (U.S. Secret Service) is entitled to free rent for nine months of the lease (free rent including shell, operating, tenant improvements, and base stop and annual charges), which will be credited in the first three months at the beginning of each of the first three years in the lease term, commencing in June 2025. GSA (U.S. Secret Service) has an underwritten base rental rate of $74.99 per square foot and has no renewal or termination options in its lease.

Quest Workspaces (25,947 square feet; 8.8% of NRA; 7.2% of underwritten base rent). Founded in 2010, Quest Workspaces is an American coworking company headquartered in Miami, Florida. Quest Workspaces provides several different products including full time offices, virtual offices, coworking space, and meeting rooms. The company has one location in New York City, but operates primarily in Florida, offering 13 different office locations across the state. Quest Workspaces also has won over 100 awards and supports 74 nonprofits with both office and virtual office space. Quest Workspaces leases 25,947 square feet of space across two suites with a rent commencement date of February 1, 2023, and a lease expiration date of January 31, 2034. Quest Workspaces has an underwritten base rental rate of $29.87 per square foot and has no renewal or termination options in its lease.

Wicker Smith O’Hara McCoy & Ford P.A. (17,010 square feet; 5.8% of NRA; 6.4% of underwritten base rent). Founded in 1952, Wicker Smith O’Hara McCoy & Ford P.A. (“Wicker Smith”) is an American law firm providing litigation services in multiple practice areas such as appellate, aviation, commercial litigation, construction, family law, and general liability. The firm has more than 280 attorneys in 16 different offices across the country. Wicker Smith is one of the founding members of the USLAW NETWORK which is comprised of 100 different independent law firms worldwide. Wicker Smith leases 17,010 square feet of space across two suites with a rent commencement date of October 1, 2017, and a lease expiration date of April 30, 2030. Wicker Smith has an underwritten base rental rate of $40.12 per square foot and has no renewal or termination options in its lease.

The following information presents certain information relating to the historical occupancy of the Northbridge Centre Property:

Historical and Current Occupancy(1)
2020	2021	2022	2023	Current(2)
66.2%	69.4%	75.6%	79.1%	85.8%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated as of August 2, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 4 – Northbridge Centre

The following table presents certain information relating to the major tenants at the Northbridge Centre Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
GSA (U.S. Secret Service)	NR/NR/NR	13,135	4.5%	$74.99	$985,004	9.2%	5/31/2035
Quest Workspaces	NR/NR/NR	25,947	8.8	$29.87	775,037	7.2	1/31/2034
Wicker Smith O'Hara McCoy & Ford P.A.	NR/NR/NR	17,010	5.8	$40.12	682,394	6.4	4/30/2030
Lytal Reiter Smith Ivey & Fronrath LLP	NR/NR/NR	18,835	6.4	$32.62	614,398	5.7	3/31/2027
Focus Financial Partners(3)	NR/NR/NR	13,135	4.5	$44.29	581,749	5.4	2/28/2035
Rottenstreich Farley Bronstein Fisher Potter Hodas LLP	NR/NR/NR	13,135	4.5	$38.13	500,838	4.7	9/30/2031
Fifth Third Bank	Baa1/BBB+/A-	7,684	2.6	$47.85	367,651	3.4	10/31/2025
Vault Risk Management Services	NR/NR/NR	8,614	2.9	$41.52	357,653	3.3	12/31/2026
Huizenga Holdings	NR/NR/NR	7,182	2.4	$49.75	357,320	3.3	1/31/2028
Saul Ewing Arnstein & Lehr LLP	NR/NR/NR	6,083	2.1	$56.22	341,986	3.2	7/31/2026
Major Tenants		130,760	44.4%	$42.55	$5,564,031	52.0%
Other Tenants		121,885	41.4%	$42.08	5,129,347	48.0
Occupied Collateral Total		252,645	85.8%	$42.33	$10,693,377	100.0%
Vacant Space		41,848	14.2
Collateral Total		294,493	100.0%

(1)	Based on the underwritten rent roll dated August 2, 2024, inclusive of rent steps through August 2025 totaling $406,995.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Focus Financial Partners has a one-time right to terminate its lease with respect to suite 1900 (13,135 square feet) effective 1/31/2029, upon nine months’ prior written notice to the landlord and payment of a termination fee equal to approximately $1,515,605.

The following table presents certain information relating to the lease rollover schedule at the Northbridge Centre Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	41,848	14.2%	NAP	NAP	41,848	14.2%	NAP	NA	P
2024 & MTM	3	8,016	2.7	$81,386	0.8%	49,864	16.9%	$81,386	0.8%
2025	7	22,898	7.8	1,029,675	9.6	72,762	24.7%	$1,111,061	10.4%
2026	7	33,121	11.2	1,468,117	13.7	105,883	36.0%	$2,579,178	24.1%
2027	9	46,728	15.9	1,993,610	18.6	152,611	51.8%	$4,572,788	42.8%
2028	4	15,743	5.3	680,729	6.4	168,354	57.2%	$5,253,517	49.1%
2029	7	20,747	7.0	932,546	8.7	189,101	64.2%	$6,186,063	57.8%
2030	2	22,326	7.6	898,089	8.4	211,427	71.8%	$7,084,152	66.2%
2031	4	24,590	8.3	960,588	9.0	236,017	80.1%	$8,044,740	75.2%
2032	1	3,113	1.1	160,967	1.5	239,130	81.2%	$8,205,707	76.7%
2033	1	3,146	1.1	145,880	1.4	242,276	82.3%	$8,351,587	78.1%
2034	1	25,947	8.8	775,037	7.2	268,223	91.1%	$9,126,624	85.3%
2035 & Beyond	2	26,270	8.9	1,566,753	14.7	294,493	100.0%	$10,693,377	100.0%
Total	48	294,493	100.0%	$10,693,377	100.0%
(1)	Based on the underwritten rent roll dated August 2, 2024, inclusive of rent steps through August 2025 totaling $406,995.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 4 – Northbridge Centre

The following table presents certain information relating to the historical and underwritten cash flows of the Northbridge Centre Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
In Place Rent	$6,050,096	$5,839,690	$6,982,349	$7,996,288	$8,571,840	$10,286,382	$34.93	54.2%
Gross Up of Vacant Space	0	0	0	0	0	2,726,982	9.26	14.4
Rent Steps(3)	0	0	0	0	0	406,995	1.38	2.1
Gross Potential Rent	$6,050,096	$5,839,690	$6,982,349	$7,996,288	$8,571,840	$13,420,360	$45.57	70.7%
Total Reimbursements	3,726,772	3,569,286	4,010,675	4,455,848	4,772,946	5,556,893	18.87	29.3
Total Gross Income	$9,776,868	$9,408,976	$10,993,025	$12,452,136	$13,344,786	$18,977,253	$64.44	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0	(2,726,982)	(9.26)	(14.4)
Other Income(4)	760,545	831,819	941,879	1,208,734	1,498,607	1,479,408	5.02	7.8
Effective Gross Income	$10,537,413	$10,240,795	$11,934,903	$13,660,870	$14,843,393	$17,729,678	$60.20	93.4%
Total Expenses(5)	$5,517,960	$5,619,475	$6,116,002	$6,210,980	$6,342,469	$6,923,863	$23.51	39.1%
Net Operating Income	$5,019,452	$4,621,321	$5,818,901	$7,449,891	$8,500,924	$10,805,815	$36.69	60.9%
Capital Expenditures	0	0	0	0	0	73,623	0.25	0.4
TI/LC	0	0	0	0	0	294,493	1.00	1.7
Net Cash Flow	$5,019,452	$4,621,321	$5,818,901	$7,449,891	$8,500,924	$10,437,699	$35.44	58.9%
(1)	TTM represents the trailing 12-month period ending May 31, 2024.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated August 2, 2024, inclusive of rent steps through August 2025 totaling $406,995.
(4)	Other Income includes parking income, conference center income, roof terrace income, management office income, tenant improvements amortization and termination fees.
(5)	Total Expenses includes management fees, real estate taxes, insurance, common area maintenance, repairs and maintenance, utilities, general and administrative, payroll, security, non-recoverables, reciprocal easement agreement expense, management office rent, bad debt expense and tenant billback expense.

Appraisal. According to the appraisal, the Northbridge Centre Property had an “as-is” appraised value of $158,400,000 as of July 2, 2024.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$158,400,000	6.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated July 3, 2024, there was no evidence of any recognized environmental conditions at the Northbridge Centre Property. However, a controlled recognized environmental condition was identified at the Northbridge Centre Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Northbridge Centre Property is located in West Palm Beach, Florida, within the West Palm Beach Central Business District, which is the primary commercial hub of West Palm Beach. The City of West Palm Beach is situated in Palm Beach County, approximately 24 miles north of Boca Raton, and approximately 68 miles north of Miami. The Palm Beach International Airport is approximately 4 miles west of the West Palm Beach Central Business District. West Palm Beach borders Palm Beach Gardens to the north, Palm Beach to the east, Westgate and Golden Lakes to the south, and Royal Palm Beach to the west. The Northbridge Centre Property is adjacent to State Route 5 and U.S Route 1, within 1 mile of State Route 704, and within 3 miles of both U.S Route 98 and Interstate 95. The Northbridge Centre Property has waterfront views and immediate access to Palm Beach Island. The Northbridge Centre Property has access to Palm Tran bus stops on North Quadrille Boulevard, and the Tri-Rail commuter rail train connects three of the primary cities of South Florida (Miami, Fort Lauderdale, and West Palm Beach).

The Northbridge Centre Property is located within the regional hub of Palm Beach County, whose economy is based on tourism, agriculture and manufacturing. The local economy benefits from a wide range of retail stores and recreational centers. The Northbridge Centre Property is situated within the local area of CityPlace, a shopping, dining, and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
No. 4 – Northbridge Centre

entertainment center with over 100 stores, restaurants, and cinemas. The Northbridge Centre Property is also near Clematis Street which is the main strip of bars and restaurants in the area. Additionally, not far from Clematis Street is the new city center Rosemary Square. Some of the most prominent employers in the area include Florida Crystals, Sikorsky Aircraft Corporation, and Pratt & Whitney. Additionally, the Northbridge Centre Property is within the local area of several community services such as fire stations, hospitals, police stations, and schools within the Palm Beach County School District.

According to a third-party market research report, the 2023 population within a one-, three- and five-mile radius of the Northbridge Centre Property is 18,214, 79,653 and 180,266, respectively. The 2023 average household income within the same radii is $116,005, $98,321, and $88,660, respectively. Furthermore, according to the appraisal, the top employers in Palm Beach County are the Palm Beach County School District with 22,218 employees, Palm Beach County Public Administration with 12,719 employees, and Tenet Healthcare Group with 5,734 employees.

According to a third-party market research report, the Northbridge Centre Property is situated in the West Palm Beach Central Business District office submarket, which contained approximately 6.4 million square feet of office space as of the first quarter of 2024. The West Palm Beach Central Business District office submarket reported a vacancy rate of 9.9% with an average asking rental rate of $75.12 per square foot. The appraiser concluded an office market rent at the Northbridge Centre Property of $55.00 per square foot floors 1-4 of the tower building, $60.00 per square foot for floors 5-8, and $65.00 per square foot for floors 9-21. Additionally, for the pavilion building floors 1-2 are $35.00 per square foot, and $40.00 per square foot for floors 3-4.

The following table presents recent leasing data at comparable properties to the Northbridge Centre Property:

Comparable Office Leases(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	Reimb.
Northbridge Centre West Palm Beach, FL	1985 / 2018	294,493(2)	Focus Financial Partners(2)	Aug-23 / 11.5(2)	13,135(2)	$44.29(2)	NNN
Phillips Point 777 S Flagler Drive West Palm Beach, FL	1985 / NAP	451,858	Confidential	Sep-23 /3.20	2,184	$90.00	NNN
CityPlace Office Tower 525 Okeechobee Blvd West Palm Beach, FL	2008 / NAP	306,027	Confidential	Sep-23 / 5.0	3,160	$85.00	NNN
Esperanté Corporate Center 222 Lakeview Ave West Palm Beach, FL	1989 / NAP	460,394	Confidential	May-23 / 5.2	2,280	$75.00	NNN
360 Rosemary 360 Rosemary Ave West Palm Beach, FL	2021 / NAP	300,000	Confidential	Jan-24 / 10.0	25,380	$75.00	NNN
One Flagler 154 Lakeview Ave West Palm Beach, FL	2023 / NAP	267,320	Confidential	Feb-24 / 0.8	19,259	$100.00	NNN
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 2, 2024, inclusive of rent steps through August 2025 totaling $16,944.

The Borrower. The borrower is Northbridge Property Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Northbridge Centre Whole Loan.

The Borrower Sponsors. The borrower sponsors are C-III Capital Partners, Vanderbilt Office Properties, LLC, and Trinity Capital Advisors. Founded in 2010, C-III Capital Partners is a fully-diversified asset management and commercial real estate services company. C-III Capital Partners currently has $4+ billion of assets under management and the leadership team has over 20 years of partnership. Vanderbilt Office Properties, LLC is a vertically-integrated office invertor/operator with $5.3 billion invested through acquiring/developing 100+ buildings over 35 transactions since its inception in 2014.Trinity Capital Advisors focuses on the acquisition and development of institutional-quality commercial real estate in the southeastern United States. The firm has invested more than $4.1 billion acquiring and developing more than 28 million square feet of CBD office towers, industrial portfolios, life science parks, suburban office parks, and mixed-use developments. C. Walker Collier III, Jeff Sheehan, Gary Chesson and Peter J. Conway provided a non-recourse carveout guaranty in favor of the lender in connection with the origination of the Northbridge Centre Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 4 – Northbridge Centre

Property Management. The Northbridge Centre Property is managed by Vanderbilt Office Properties, LLC, which is one the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $1,819,946 for real estate taxes, (ii) $3,000,000 for tenant improvements and leasing commissions, (iii) approximately $2,379,905 for outstanding TI/LC reserves, (iv) approximately $1,169,336 for a gap rent reserve, (v) approximately $1,453,179 for a free rent reserve and (vi) approximately $433,553 for a cash out reserve.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $181,995 a month).

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $6,135 for replacement reserves.

TI / LC Reserve – On a monthly basis, the borrower is required to deposit approximately $24,541 to pay for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower.

Cash Out Reserve – At origination, the borrower deposited approximately $433,553. The borrower may obtain disbursements for tenant allowances, tenant improvements and leasing commissions to the extent there are not any available funds in the TI/LC Reserve for the same purpose. Any remaining balance shall be released upon the borrower replacing the current insurance coverage of 12-months of business income with 18-months of business income.

Lockbox / Cash Management. The Northbridge Centre Whole Loan is structured with a hard lockbox and springing cash management. The Northbridge Centre Whole Loan requires the borrower or property manager, as applicable, to deposit all rents into a lockbox account no later than two business days after receipt. Upon the occurrence and during the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Northbridge Centre Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Northbridge Centre Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Northbridge Centre Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” means a period of time commencing upon the first to occur of (i) an event of default under the Northbridge Centre Whole Loan documents, (ii) the debt yield as of the end of any calendar quarter being less than 9.0%, and the borrower has not timely made the cash deposit into the excess cash reserve account or delivered the letter of credit to the lender and (iii) March 6, 2029; and expiring upon (y) with regard to any Trigger Period commenced in connection with clause (i) above, the cure or waiver of such event of default, or (z) with regard to any Trigger Period commenced in connection with clause (ii) above, the debt yield determined as of the end of any calendar quarter thereafter, is equal to or greater 9.0% or the borrower thereafter makes the cash deposit into the excess cash reserve account or delivers the letter of credit to the lender or (z) with regard to a Trigger Period commenced in connection with clause (iii) above, the payment in full of the Northbridge Centre Whole Loan.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine and Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 5 – Cocoa Grand Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 5 – Cocoa Grand Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 5 – Cocoa Grand Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$46,900,000	Title:	Fee
Cut-off Date Principal Balance:	$46,900,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	6.9%	Net Rentable Area (Units):	268
Loan Purpose:	Acquisition	Location:	Cocoa, FL
Borrowers(1):	Various	Year Built / Renovated:	2022 / NAP
Borrower Sponsor:	Sinatra & Company Real Estate LLC	Occupancy:	95.5%
Interest Rate:	6.56000%	Occupancy Date:	6/14/2024
Note Date:	7/31/2024	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	8/6/2029	3rd Most Recent NOI (As of) (3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	$2,433,571 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(4):	$3,577,536 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,473,487
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$2,481,136
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,992,351
Additional Debt:	No	UW NCF:	$3,925,351
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$66,100,000 / $246,642
Additional Debt Type:	NAP	Appraisal Date:	3/7/2024

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$175,000
Taxes:	$143,213	$35,803	N/A	Maturity Date Loan / Unit:	$175,000
Insurance:	$78,305	$39,153	N/A	Cut-off Date LTV:	71.0%
Replacement Reserves:	$0	$5,583	N/A	Maturity Date LTV:	71.0%
TI / LC:	$0	$0	N/A	UW NCF DSCR:	1.26x
				UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,900,000	69.8%	Purchase Price	$64,300,000	95.7%
Borrower Sponsor Equity	20,267,113	30.2	Closing Costs(5)	2,645,595	3.9
			Upfront Reserves	221,518	0.3
Total Sources	$67,167,113	100.0%	Total Uses	$67,167,113	100.0%
(1)	The borrowers are Cocoa Grand Apartment Group, LLC, 618 Elmwood DE, LLC, Better Buffalo Properties DE, LLC and BN Medical Campus Rental Group DE, LLC as tenants in common.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	4th Most Recent NOI and 3rd Most Recent NOI are not available because the Cocoa Grand Apartments Property (as defined below) was recently constructed in 2022.
(4)	The increase from 2nd Most Recent NOI to Most Recent NOI and from Most Recent NOI to UW NOI is primarily attributable to lease up at the Cocoa Grand Apartments Property following its construction in 2022.
(5)	Closing Costs include an interest rate buydown fee of $1,172,500.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 5 – Cocoa Grand Apartments

The Loan. The fifth largest mortgage loan (the “Cocoa Grand Apartments Mortgage Loan”) is secured by the borrowers’ fee interest in a Class A, 268-unit, multifamily development located in Cocoa, Florida (the “Cocoa Grand Apartments Property”). The Cocoa Grand Apartments Mortgage Loan is comprised of one promissory note with an outstanding principal balance as of the Cut-off Date of $46,900,000. The Cocoa Grand Apartments Mortgage Loan was originated on July 31, 2024 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 6.56000% per annum. The Cocoa Grand Apartments Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Cocoa Grand Apartments Mortgage Loan is August 6, 2029.

The Property. The Cocoa Grand Apartments Property is a Class A, 268-unit, garden style, multifamily development comprised of 14 one- and three- story buildings, including a clubhouse/leasing office, located in Cocoa, Florida. The Cocoa Grand Apartments Property was constructed in 2022 on an approximately 34.1-acre site and received its final certificate of occupancy in February 2023. Community amenities at the Cocoa Grand Apartments Property include a saltwater pool, sundeck, clubhouse, community grilling stations, business center, and fitness center. The Cocoa Grand Apartments Property features 619 parking spaces resulting in a parking ratio of 2.31 spaces per unit.

The unit mix at the Cocoa Grand Apartments Property consists of 24 one-bedroom deluxe units, 120 two-bedroom deluxe units, 48 two-bedroom study units, 72 three-bedroom deluxe units and four three-bedroom duplex units. Unit amenities include private patios and balconies, washer / dryer connections, stainless steel appliances and walk in closets.

The following table presents certain information relating to the unit mix at the Cocoa Grand Apartments Property:

Cocoa Grand Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rent Per Unit(2)
1BD/1BA – Deluxe	24	9.0%	24	100.0%	1,168	$1,557	$1,650
2BD/2BA – Deluxe	120	44.8	114	95.0	1,604	1,872	1,900
2BD/2BA – Study	48	17.9	47	97.9	1,635	1,871	1,925
3BD/2BA – Deluxe	72	26.9	68	94.4	1,795	2,047	2,100
3BD/2BA - Duplex	4	1.5	3	75.0	2,154	2,575	2,550
Total/Wtd. Avg.	268	100.0%	256	95.5%	1,630	$1,897	$1,946
(1)	Based on the underwritten rent roll dated June 14, 2024.
(2)	Source: Appraisal.

The Market. The Cocoa Grand Apartments Property is located at 305 Laredo Drive in Cocoa, Florida, approximately 45 miles east of Orlando. Primary access to the neighborhood is provided by I-95. The Cocoa Grand Apartments Property is located in Brevard County which is part of the Palm Bay-Melbourne-Titusville FL metropolitan statistical area (the “Melbourne MSA”), commonly referred to as the Space Coast. According to the appraisal, the Melbourne MSA had a total population of 623,752 people in 2022 and has a diverse economy with a mix of industries, including aerospace and defense, tourism, healthcare, and manufacturing. The county’s economy is influenced by its proximity to the Kennedy Space Center, 13.9 miles from the Cocoa Grand Apartments Property, and the presence of major aerospace and defense companies, including Boeing, Northrop Grumman, and Lockheed Martin.

According to the appraisal, the Cocoa Grand Apartments Property is located in the Titusville/Rockledge apartment submarket of the Melbourne MSA. As of December 31, 2023, the Melbourne MSA apartment market had a total inventory of 40,314 units, a vacancy rate of 6.8% and effective rent of $1,592 per unit. As of December 31, 2023, the Titusville/Rockledge apartment submarket had a vacancy rate of 6.4% and effective rent of $1,515 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 5 – Cocoa Grand Apartments

According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Cocoa Grand Apartments Property was 2,733, 36,418 and 79,965, respectively. The 2022 average household income within the same radii was $52,806, $66,805 and $79,422, respectively.

The following table presents certain information relating to comparable sales to the Cocoa Grand Apartments Property:

Multifamily Sales Comparables(1)
Property Name / Address	Distance from Subject	Sale Date	Units	Occupancy	Sale Price	Sale Price Per Unit
Cocoa Grand Apartments 305 Laredo Drive, Cocoa, FL	–	7/31/2024	268(2)	95.5%(2)	$64,300,000	$239,925
Avasa Hammock Landing 102 Ascend Circle, West Melbourne, FL	28.8 miles	11/24/2023	300	75.0%	$79,200,000	$264,000
Integra Lakes 3160 Integra Lakes Lane, Casselberry, FL	52.5 miles	8/17/2023	203	95.6%	$54,300,000	$267,488
Alta Cypress 375 Summer Cypress Cove, Longwood, FL	53.3 miles	8/7/2023	342	89.0%	$102,500,000	$299,708
Groves at Clermont 16551 Lake Trail Drive, Clermont, FL	62.6 miles	10/6/2023	288	89.0%	$80,400,000	$279,167
Dunson Grove 1105 Park Lane, Davenport, FL	65.5 miles	2/28/2023	319	40.0%	$88,500,000	$277,429
Camillia at World Commerce 50 Palma Vista Way, St. Augustine, FL	124.0 miles	12/19/2023	210	89.0%	$53,300,000	$253,810
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 14, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 5 – Cocoa Grand Apartments

The following table presents certain information relating to comparable multifamily properties to the Cocoa Grand Apartments Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
Cocoa Grand Apartments 305 Laredo Drive, Cocoa, FL	–	2022	95.5%(2)	268	1BR / 1BA	1,168SF(2)	$1,557(2)
					2BR / 2BA	1,613 SF(2)	$1,872(2)
					3BR / 2BA	1,814 SF(2)	$2,070(2)
Integra Trails 3705 FL-524, Cocoa, FL	2.8 miles	2023	90.4%	249	1BR / 1BA	742 SF	$1,759
					2BR / 2BA	1,160 SF	$1,983
					3BR / 2BA	1,355 SF	$2,515
Rockledge Flats 256 Barton Boulevard, Rockledge, FL	2.8 miles	2021	92.7%	247	Studio / 1BA	595 SF	$1,505
					1BR / 1BA	692 SF	$1,662
					2BR / 2BA	1,241 SF	$1,885
					3BR / 2BA	1,430 SF	$2,230
Ventura at Turtle Creek 3802 Alafaya Lane, Rockledge, FL	4.6 miles	2019	98.4%	190	1BR / 1BA	801 SF	$1,526
					2BR / 2BA	1,071 SF	$1,699
					3BR / 2BA	1,189 SF	$1,871
The Pearl of Viera 2434 Metfield Drive, Melbourne, FL	7.8 miles	2021	93.0%	298	1BR / 1BA	800 SF	$1,583
					2BR / 2BA	1207 SF	$2,069
					3BR / 2BA	1547 SF	$2,763
The Solamere Grand 1081 Solamere Drive, Titusville, FL	15.4 miles	2017	94.9%	216	1BR / 1BA	1,187 SF	$1,596
					2BR / 2BA	1,476 SF	$1,822
					3BR / 2BA	1,476 SF	$2,165
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 14, 2024.

Environmental. According to the Phase I environmental site assessment dated March 13, 2024, there was no evidence of any recognized environmental conditions at the Cocoa Grand Apartments Property.

The following table presents certain information relating to the historical and current occupancy of the Cocoa Grand Apartments Property:

Historical Occupancy(1)
	2023	Current(2)
Cocoa Grand Apartments	59.2%	95.5%
(1)	Historical occupancies represent the average annual occupancy of each respective year. Historical occupancies prior to 2023 are not available because the Cocoa Grand Apartments Property was completed in 2022.
(2)	Current occupancy is as of June 14, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 5 – Cocoa Grand Apartments

The following table presents certain information relating to the operating history and underwritten net cash flow of the Cocoa Grand Apartments Property:

Operating History and Underwritten Net Cash Flow
	2023	TTM(1)	Underwritten	Per Unit	%(2)
In-Place Base Rent	$6,620,883	$6,331,136	$5,828,160	$21,747	86.0%
Potential Income from Vacant Units	0	0	291,300	1,087	4.3
Gross Potential Rent	$6,620,883	$6,331,136	$6,119,460	$22,834	90.3%
Other Income(3)	335,121	529,873	660,000	2,463	9.7
Net Rental Income	$6,956,004	$6,861,009	$6,779,460	$25,296	100.0%
(Vacancy/Concessions/Credit Loss)(4)	(2,786,850)	(1,339,468)	(305,973)	(1,142)	(4.5)
Effective Gross Income	$4,169,154	$5,521,541	$6,473,487	$24,155	95.5%
Management Fee	146,752	186,641	194,205	725	3.0
Real Estate Taxes	392,812	392,812	798,164	2,978	12.3
Insurance	326,397	323,243	447,459	1,670	6.9
Other Expenses(5)	869,622	1,041,309	1,041,309	3,885	16.1
Total Expenses	$1,735,583	$1,944,005	$2,481,136	$9,258	38.3%
Net Operating Income(4)	$2,433,571	$3,577,536	$3,992,351	$14,897	61.7%
Replacement Reserves	0	0	67,000	250	1.0
Net Cash Flow	$2,433,571	$3,577,536	$3,925,351	$14,647	60.6%
(1)	The TTM column represents the trailing twelve-month period ending June 30, 2024.
(2)	The % column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of the fields.
(3)	Other Income consists of ratio utility billing system and internet income.
(4)	The increase in Net Operating Income, and the decrease in Vacancy/Concessions/Credit Loss from 2023 to TTM and from TTM to Underwritten is primarily attributable to the lease up of the Cocoa Grand Apartments Property following construction in 2022.
(5)	Other Expenses consist of payroll and benefits, repairs and maintenance, utilities, advertising and marketing, and general and administrative expenses.

The Borrowers. The borrowers are Cocoa Grand Apartment Group, LLC, 618 Elmwood DE, LLC, Better Buffalo Properties DE, LLC and BN Medical Campus Rental Group DE, LLC, as tenants in common, each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cocoa Grand Apartments Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Sinatra & Company Real Estate LLC (“Sinatra & Co.”) and the non-recourse carveout guarantor is Nicholas A. Sinatra, founder and CEO of Sinatra & Co. Sinatra & Co. is a privately held, vertically integrated real estate investment, development, and management company that focuses on value-add acquisitions and development. Sinatra & Co. owns and manages over $700 million in real estate assets, including over 5,000 multifamily units across the Western New York, Midwest and West-Central Florida regions.

Property Management. The Cocoa Grand Apartments Property is managed by Sinatra Management, LLC, a borrower affiliated management company.

Escrows and Reserves. At origination of the Cocoa Grand Apartments Mortgage Loan, the borrowers deposited approximately (i) $143,213 into a reserve account for real estate taxes and (ii) $78,305 into a reserve account for insurance premiums.

Tax Escrows – On a monthly basis, the borrowers are required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $35,803).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 5 – Cocoa Grand Apartments

Insurance Escrows – If the liability or casualty policies maintained by the borrowers do not constitute an approved blanket or umbrella policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $39,153).

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $5,583 into a replacement reserve.

Lockbox / Cash Management. The Cocoa Grand Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrowers or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all tenants under non-residential leases at the Cocoa Grand Apartments Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrowers, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the Cocoa Grand Apartments Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Cocoa Grand Apartments Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Cocoa Grand Apartments Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. On the first expiration of all Trigger Periods during the term of the Cocoa Grand Apartments Mortgage Loan, the borrowers may deactivate the lockbox account; provided that if a Trigger Period again occurs, the borrowers will be required to take the same actions to establish a lockbox account that they were required to take with respect to the first Trigger Period. Upon an event of default under the Cocoa Grand Mortgage Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Cocoa Grand Apartments Mortgage Loan documents and(ii) the debt service coverage ratio being less than 1.10x and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Cocoa Grand Apartments Mortgage Loan documents and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties

Hobson Grove Park
Riverview at Hobson Grove
Houchens Industries
Louisville Rd
Barren River
GM Bowling Green Assembly
National Corvette Museum
NCM Motorsports Park
Porter Pike
Southern KY Performing Arts Center
Circus Square Park
The Medical Ctr. at Bowling Green
Indian Hills CC
Lampkin Park
COLLEGE HILL HISTORIC DISTRICT
E.A. Diddle Arena
Kentucky Museum
Southcentral KY Community & Technical College
L.T. Smith Stadium
Western Kentucky University
Covington St
William H. Natcher Pkwy
Bowling Green
Sloan Convention Center
Lovers Ln
Cemetery Rd
Russellville Rd
Tristar Greenwood Reg. Hospital
Bowling Green-Woodhurst Airport
WKU Innovation Campus
Buckhead Square
Nashville Rd
Southern KY Rehabilitation Hospital
Fruit of The Loom HQ
Cave Mill Rd
Shawnee Estates
Greenwood Mall
Scottsville Rd
WARREN COUNTY
Bimbo Bakeries USA
Greenwood Square
Hunts Ln
Old Greenhill Rd
DHL Warehouse
WKU Agriculture Research & Education Center
Smallhouse Rd
Toyota Material Handling
Midsouth
Cumberland Trace Village
165
68
31W
65
231
234
884

INDIANA
Indianapolis
Newburgh
Louisville
Frankfort
Lexington
KENTUCKY
Bowling Green

Chandler Hotel Portfolio	
1 Hilton Garden Inn Bowling Green	Bowling Green, KY
2 TownePlace Suites Evansville Newburgh	Newburgh, IN
3 Tru by Hilton Bowling Green	Bowling Green, KY

Indianapolis 159 miles
Highland
Evansville Regional Airport
Green River Rd
Chandler
Quail Crossing Golf Club
Thunderbolt Pass Golf Course
St. Joseph Ave
VANDERBURGH COUNTY
Deaconess Mt. Pleasant Medical Ctr.
St. George Rd
County Rd 1025 W.
WARRICK COUNTY
W. Diamond Ave
Lynch Rd
Morgan Ave
TJ Maxx Distr. Ctr.
Evansville Country Club
Fendrich GC
Oak Hill Rd
Burkhardt Rd
Telephone Rd
Rolling Hills CC
Victoria National Golf Club
Mesker Park Zoo
Bosse Field
Green River Commons
Helfrich GC
EVANSVILLE
Epworth Rd
Oak Grove Rd
Columbia St
Deaconess Midtown Hospital
McDonald GC
Eastland Mall
Lloyd Crossing
Ascension St. Vincent
W. Lloyd Expwy
DOWNTOWN EVANSVILLE
University of Evansville
E. Lloyd Expwy
Deaconess Gateway Hospital
Lincoln Ave
Tekoppel Ave
Bally's Evansville
Ford Center
Ascension St. Vincent Evansville
Evansville Museum
Select Specialty Hosp.- Evansville
Boeke Rd
Covert Ave
Washington Square Mall
Newburgh
Newburgh Rd
Sharon Rd
Pollack Ave
INDIANA
KENTUCKY
Ohio River
Ellis Park Racing & Gaming
FUTURE INTERSTATE 69
HENDERSON COUNTY
Bowling Green, KY 108 miles
41
57
69
62
261
66
200
662

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties
Mortgage Loan Information		Property Information(2)
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Crossed Portfolio
Original Principal Balance:	$43,500,000	Title:	Fee
Cut-off Date Principal Balance:	$43,500,000	Property Type - Subtype:	Hospitality – Various
% of Pool by IPB:	6.4%	Net Rentable Area (Rooms):	433
Loan Purpose:	Refinance	Location(2):	Various
Borrowers:	Cave Mill Hospitality, LLC, BG Lodging, LLC, Newburgh Lodging, LLC and Titan Way, LLC	Year Built / Renovated(2):	Various / Various
Borrower Sponsor:	David G. Chandler	Occupancy / ADR / RevPAR(3):	76.5% / $115.60 / $88.31
Interest Rate:	8.05000% / 7.90000%	Occupancy / ADR / RevPAR Date:	TTM 5/31/2024
Note Date:	7/10/2024	4th Most Recent NOI (As of): 3rd Most Recent NOI (As of):	$4,993,433 (12/31/2021) $6,203,970 (12/31/2022)
Maturity Date:	7/6/2029	2nd Most Recent NOI (As of):	$5,765,527 (12/31/2023)
Interest-only Period:	60 months	Most Recent NOI (As of):	$5,728,103 (TTM 5/31/2024)
Original Term:	60 months	UW Occupancy / ADR / RevPAR(4):	76.5% / $115.60 / $88.31
Original Amortization Term:	None	UW Revenues(4):	$14,566,382
Amortization Type:	Interest Only	UW Expenses(4):	$8,786,813
Call Protection:	L(26),D(27),O(7)	UW NOI(2)(4):	$5,779,570
Lockbox / Cash Management:	Springing / Springing	UW NCF(4):	$5,342,578
Additional Debt:	No	Appraised Value / Per Room(2)(5):	$65,800,000 / $151,963
Additional Debt Balance:	N/A	Appraisal Date:	Various
Additional Debt Type:	N/A

Escrows and Reserves(1)				Financial Information(4)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$100,462
Taxes:	$118,507	$27,729	N/A	Maturity Date Loan / Room:	$100,462
Insurance:	$110,363	$13,138	N/A	Cut-off Date LTV:	66.1%
FF&E Reserve:	$0	$36,416	N/A	Maturity Date LTV:	66.1%
PIP Reserve:	$2,954,363	$0	N/A	UW NCF DSCR:	1.51x
				UW NOI Debt Yield	13.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Chandler Hotel Portfolio Mortgage Loan	$35,500,000	79.8%	Loan Payoff (Chandler Hotel Portfolio)	$30,319,730	68.1%
TownePlace Suites Bowling Green Mortgage Loan	8,000,000	18.0	Loan Payoff (TownePlace Suites Bowling Green)	8,516,528	19.1
Equity Contribution (TownePlace Suites Bowling Green)	1,000,139	2.2	Upfront Reserves	3,183,233	7.2
			Closing Costs(6)	1,569,961	3.5
			Return of Equity (Chandler Hotel Portfolio)	910,686	2.0
Total Sources	$44,500,139	100.0%	Total Uses	$44,500,139	100.0%
(1)	The Escrows and Reserves are shown in the aggregate. For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	See the “Crossed Loan Property Summary” table below for further information regarding the Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Properties (as defined below).
(3)	See “Historical Occupancy” below for property-level occupancy statistics.
(4)	The underwriting and financial information shown represents the Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Properties in the aggregate.
(5)	The appraised value and appraised value per room is based on the aggregate value of the Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Properties. See “Appraisals” below.
(6)	Closing Costs include a $532,500 rate buy-down fee for the Chandler Hotel Portfolio Mortgage Loan (as defined below) and $240,000 rate buy-down fee for the TownePlace Suites Bowling Green Mortgage Loan (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties

The Loans. The sixth and seventh largest mortgage loans (the “Chandler Hotel Portfolio Mortgage Loan” and the “TownePlace Suites Bowling Green Mortgage Loan”, collectively, the “Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Mortgage Loans”) are cross-collateralized by the Chandler Hotel Portfolio Properties (as defined below) and the TownePlace Suites Bowling Green Property (as defined below) and cross-defaulted with one another. The TownePlace Suites Bowling Green Mortgage Loan cannot be defeased except in connection with the defeasance in full of the Chandler Hotel Portfolio Mortgage Loan.

The Chandler Hotel Portfolio Mortgage Loan was originated on July 10, 2024 by LMF Commercial, LLC and has an outstanding principal balance as of the Cut-off Date of $35,500,000 and is secured by the applicable borrowers’ fee interest in three hospitality properties located in Kentucky and Indiana (each, a “Chandler Hotel Portfolio Property” and collectively, the “Chandler Hotel Portfolio Properties”). Newburgh Lodging, LLC, BG Lodging, LLC, and Cave Mill Hospitality, LLC are the borrowing entities of the Chandler Hotel Portfolio Properties. The Chandler Hotel Portfolio Mortgage Loan accrues interest at a fixed rate of 8.05000% per annum. The Chandler Hotel Portfolio Mortgage Loan has a five-year term, accrues interest on an Actual/360 basis and is interest-only for the entire term. The scheduled maturity date of the Chandler Hotel Portfolio Mortgage Loan is July 6, 2029.

The TownePlace Suites Bowling Green Mortgage Loan was originated on July 10, 2024 by LMF Commercial, LLC and has an outstanding principal balance as of the Cut-off Date of $8,000,000 and is secured by the applicable borrower’s fee interest in a 101-room extended-stay hotel located in Bowling Green, Kentucky (the “TownePlace Suites Bowling Green Property”). Titan Way, LLC is the borrowing entity of the TownePlace Suites Blowing Green Property. The TownePlace Suites Bowling Green Mortgage Loan accrues interest at a fixed rate of 7.90000% per annum. The TownePlace Suites Bowling Green Mortgage Loan as a five-year term, accrues interest on an Actual/360 basis and is interest-only for the entire term. The scheduled maturity date of the TownePlace Suites Bowling Green Mortgage Loan is July 6, 2029.

The Properties. The Chandler Hotel Portfolio Properties and the TownePlace Suites Bowling Green Property (collectively, the (“Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Properties”) are comprised of (i) one limited-service hotel located in Bowling Green, Kentucky (the “Tru by Hilton Bowling Green Property”) with 88 rooms, (ii) one select-service hotel located in Bowling Green, Kentucky (the “Hilton Garden Inn Bowling Green Property”) with 133 rooms, (iii) one extended-stay hotel located in Newburgh, Indiana (the “TownePlace Suites Evansville Newburgh Property”) with 111 rooms and (iv) one extended-stay hotel located in Bowling Green, Kentucky (the “TownePlace Suites Bowling Green Property”) with 101 rooms, totaling 433 rooms.

The following table presents certain information relating to the Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Properties:

Crossed Loan Property Summary
Property Name	Year Built / Renovated	# of Rooms	Allocated Cut-off Date Loan Amount(1)	% of Crossed Loan Amount	Appraised Value	UW NOI	% of UW NOI
Tru by Hilton Bowling Green 1864 Cave Mill Road, Bowling Green, KY 42104	2018 / NAP	88	$9,300,000	21.4%	$13,300,000	$1,201,110	20.8%
Hilton Garden Inn Bowling Green 1020 Wilkinson Trace, Bowling Green, KY 42103	2007 / 2017 & 2024(2)	133	$14,400,000	33.1%	$22,400,000(3)	$1,790,729	31.0%
TownePlace Suites Evansville Newburgh 9922 Pointe View Drive, Newburgh, IN 47630	2018 / NAP	111	$11,800,000	27.1%	$16,900,000	$1,738,444	30.1%
TownePlace Suites Bowling Green 1818 Cave Mill Road, Bowling Green, KY 42104	2013 / 2020(4)	101	$8,000,000	18.4%	$13,200,000	$1,049,287	18.2%
Total		433	$43,500,000	100.0%	$65,800,000	$5,779,569	100.0%
(1)	The Allocated Cut-off Date Loan Amounts for the Chandler Hotel Portfolio Properties are set forth in the Chandler Hotel Portfolio Mortgage Loan documents. The allocated Cut-off Date Loan Amount for the TownePlace Suites Bowling Green Property is based on the original principal balance.
(2)	The Hilton Garden Inn Bowling Green Property is undergoing a property improvement plan (“PIP”) with an expected completion date of January 2025. At origination, the related borrower reserved $25,977 per key, an amount equal to 110% of the estimated outstanding PIP budget.
(3)	The appraisal concluded an “as-is with escrow value” of $22,400,000 as of March 19, 2024. The conditions have been satisfied. See “Appraisals” below.
(4)	Per the appraisal, the TownePlace Suites Bowling Green Property underwent renovations in 2020, but the detailed scope and cost of the renovations was not provided.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties

The Chandler Hotel Portfolio

Tru by Hilton Bowling Green Property. The Tru by Hilton Bowling Green Property is a four-story, limited-service hotel located in Bowling Green, Kentucky. Built in 2018, the Tru by Hilton Bowling Green Property is situated on an approximately 1.45-acre parcel with 91 parking spaces (1.03 spaces per room). The Tru by Hilton Bowling Green Property consists of 88 rooms and includes a complimentary breakfast area, indoor swimming pool, fitness room, lobby workstation, market pantry, and guest laundry room. The guestrooms include 47 king rooms and 41 queen rooms. Room amenities include air conditioning, television, high speed internet, and a refrigerator. The Tru by Hilton Bowling Green Property has a franchise agreement with Hilton Franchise Holding LLC that is scheduled to expire on November 30, 2038.

Hilton Garden Inn Bowling Green Property. The Hilton Garden Inn Bowling Green Property is a four-story, select service hotel located in Bowling Green, Kentucky. Built in 2007 and renovated in 2017, the Hilton Garden Inn Bowling Green Property is situated on an approximately 3.05-acre parcel with 141 parking spaces (1.06 space per room). The borrower sponsor is anticipated to begin an approximately $3,455,000 ($25,977 per room) brand-mandated PIP, which includes renovations and upgrades for the guest rooms and common areas. The PIP is expected to be completed in January 2025 and $2,954,363 representing 110% of the remaining PIP balance was reserved at loan origination. The Hilton Garden Inn Bowling Green Property consists of 133 rooms and includes meeting space, a restaurant, fitness room, business center, on-site bar, indoor swimming pool, market pantry, and electric vehicle charging. The guestrooms include 83 king rooms, 43 queen rooms and 7 suites. Room amenities include air conditioning, television, a microwave, a refrigerator, and free internet access. The Hilton Garden Inn Bowling Green Property is subject to a franchise agreement with Hilton Inns, Inc. that will expire on May 4, 2027.

TownePlace Suites Evansville Newburgh Property. The TownePlace Suites Evansville Newburgh Property is a four-story, extended stay hotel located in Newburgh, Indiana. Built in 2018, the TownePlace Suites Evansville Newburgh Property is situated on an approximately 2.22-acre parcel with 114 parking spaces (1.03 spaces per room). The TownePlace Suites Evansville Newburgh Property consists of 111 rooms and includes a meeting space, fitness room, indoor swimming pool, lobby workstation, market pantry, BBQ facilities, guest laundry room, and complimentary breakfast. The guestrooms include 68 king rooms and 27 queen rooms and 16 king suites. Room amenities include a kitchen with a refrigerator, stovetop, microwave, and a tea/coffee maker, television, air conditioning and wireless internet. The TownePlace Suites Evansville Newburgh Property is subject to a franchise agreement with Marriott International, Inc. that is scheduled to expire on September 5, 2038.

The TownePlace Suites Bowling Green Property

TownePlace Suites Bowling Green Property. The TownePlace Suites Bowling Green Property is a four-story, extended-stay hotel located in Bowling Green, Kentucky. Built in 2013, the TownePlace Suites Bowling Green Property is situated on an approximately 2.35-acre parcel with 106 parking spaces (1.05 spaces per room). The TownePlace Suites Bowling Green Property consists of 101 rooms and includes an indoor swimming pool, a fitness room, lobby workstation, market pantry, guest laundry area, BBQ facilities, breakfast dining area with complimentary breakfast and two meeting areas. The guestrooms include 61 king rooms, 25 queen rooms and 15 two-bedroom suite guestrooms. Room amenities include high-speed internet, air conditioning, dining area, coffee/tea maker, television, a kitchen with a pantry area, refrigerator, stovetop, microwave, and a dishwasher. According to the appraisal, demand segmentation in 2023 was 75% commercial (133% market penetration in 2023), 10% leisure (62% market penetration in 2023) and 15% meeting & group (99% market penetration in 2023). The TownePlace Suites Bowling Green Property is subject to a franchise agreement with Marriott International, Inc. that is scheduled to expire on May 11, 2033.

Appraisals. According to the appraisal, the Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Properties had an aggregate “as-is/as-escrowed” appraised value of $65,800,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties

The table below shows the appraisals’ “as-is/as-escrowed” conclusions.

Appraisal Valuation Summary(1)
Property	Appraisal Approach	Appraised Value	Capitalization Rate
Hilton Garden Inn Bowling Green	Discounted Cash Flow	$22,400,000(2)	8.200%
TownePlace Suites Evansville Newburgh	Discounted Cash Flow	$16,900,000	8.800%
Tru by Hilton Bowling Green	Discounted Cash Flow	$13,300,000	8.100%
TownePlace Suites Bowling Green	Discounted Cash Flow	$13,200,000	8.100%
(1)	Source: Appraisals.
(2)	The appraisal concluded an "as-is with escrow value" of $22,400,000 as of March 19, 2024, based on the assumption that the brand-mandated PIP expenditures have been fully escrowed and will be available to fund the proposed capital improvements. Such expenditures were fully escrowed. The "as-is" appraised value of the Hilton Garden Inn Bowling Green Mortgaged Property as of March 19, 2024 is $18,900,000

Environmental. According to a Phase I environmental assessments dated March 22, 2024, there is no evidence of any recognized environmental conditions at any of the Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Properties.

The Markets. The Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Properties are located in Bowling Green, Kentucky and Newburgh, Indiana.

Bowling Green, Kentucky. The TownePlace Suites Bowling Green Property, Tru by Hilton Bowling Green Property and Hilton Garden Inn Bowling Green Property are located in Bowling Green, Kentucky. The economy of Bowling Green is largely driven by the manufacturing, healthcare and social assistance, retail trade, transportation and utilities, government and education industries. The TownePlace Suites Bowling Green Property, Tru by Hilton Bowling Green Property and Hilton Garden Inn Bowling Green Property are in close proximity to several tourist attractions in the area including Lost River Cave, located approximately 2.8 miles west of the TownePlace Suites Bowling Green Property and 3.1 miles west of the Tru by Hilton Bowling Green Property and Hilton Garden Inn Bowling Green Property, National Corvette Museum, located approximately 8.4 miles northeast of the TownePlace Suites Bowling Green Property and 7.5 miles northeast of the Tru by Hilton Bowling Green Property and Hilton Garden Inn Bowling Green Property and the Kentucky Museum, located approximately 5.8 miles north of the TownePlace Suites Bowling Green Property, 2.5 miles northwest of the Hilton Garden Inn Bowling Green Property and 4.5 miles northwest of the Tru by Hilton Bowling Green Property.

The TownePlace Suites Bowling Green Property, Tru by Hilton Bowling Green Property and Hilton Garden Inn Bowling Green Property are located within 2.5 miles of each other. According to a third-party market report, the estimated 2024 population within a one-, three- and five-mile radius of the TownePlace Suites Bowling Green Property was 10,184, 48,200 and 100,948, respectively, and the estimated 2024 average household income within the same radii was $65,947, $83,351 and $79,711, respectively. According to a third-party market report, the estimated 2024 population within a one-, three- and five-mile radius of the Tru by Hilton Bowling Green Property was 10,449, 48,301 and 99,812, respectively, and the estimated 2024 average household income within the same radii was $67,214, $83,289 and $79,643, respectively. According to a third-party market report, the estimated 2024 population within a one-, three- and five-mile radius of the Hilton Garden Inn Bowling Green Property was 5,151, 64,288 and 97,470, respectively, and the estimated 2024 average household income within the same radii was $88,219, $71,804 and $77,953, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties

The following table presents certain information relating to the TownePlace Suites Bowling Green Property and its competitive set:

Competitive Property Summary(1)(2)
Property Name	Year Built	# of Rooms	Comm.	Meeting & Group	Leisure	2023 Occupancy	2023 ADR	2023 RevPAR
TownePlace Suites Bowling Green	2013	101	75%	15%	10%	83.0%	$99.63	$82.69
Candlewood Suites Bowling Green	2007	90	75%	15%	10%	80% - 85%	$85 - $90	$70 - $75
Home2 Suites by Hilton Bowling Green	2017	83	75%	15%	10%	75% - 80%	$110 - $115	$85 - $90
Fairfield by Marriott Bowling Green	2015	106	65%	20%	15%	70% - 75%	$115 - $120	$80 - $85
Tru by Hilton Bowling Green	2018	88	50%	20%	30%	75% - 80%	$110 - $115	$85 - $90
In Town Suites Bowling Green	2000	106	80%	10%	10%	70% - 75%	$50 - $55	$40 - $45
Best Western Plus Bowling Green	1992	96	45%	20%	35%	60% - 65%	$90 - $95	$55 - $60
Comfort Suites of Bowling Green	2018	81	55%	15%	30%	60% - 65%	$100 - $105	$65 - $70
Drury Inn Bowling Green	1997	139	45%	25%	30%	60% - 65%	$120 - $125	$75 - $80
Country Inn & Suites by Radisson Bowling Green	2010	85	55%	15%	30%	65% - 70%	$100 - $105	$65 - $70
Hampton Inn Bowling Green	1990	131	65%	20%	15%	65% - 70%	$110 - $115	$75 - $80
Holiday Inn Express Bowling Green	1988	92	65%	20%	15%	60% - 65%	$125 - $130	$80 - $85
Total/Wtd. Avg.		1,198	62%	18%	20%	72.7%	$102.38	$74.48
(1)	Source: Appraisal.
(2)	The variances between the underwriting, the appraisal and the third-party market research provider data with respect to Occupancy, ADR and RevPAR at the TownePlace Suites Bowling Green Property are attributable to differing reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties

The following table presents certain information relating to the Tru by Hilton Bowling Green Property and its competitive set:

Competitive Property Summary(1)(2)
Property Name	Year Built	# of Rooms	Comm.	Meeting & Group	Leisure	2023 Occupancy	2023 ADR	2023 RevPAR
Tru by Hilton Bowling Green	2018	88	50%	20%	30%	76.5%	$114.71	$87.75
Best Western Plus Bowling Green	1992	96	45%	20%	35%	60% - 65%	$90 - $95	$55 - $60
Comfort Suites of Bowling Green	2018	81	55%	15%	30%	60% - 65%	$100 - $105	$65 - $70
Country Inn & Suites by Radisson Bowling Green	2010	85	55%	15%	30%	65% - 70%	$100 - $105	$65 - $70
Drury Inn Bowling Green	1997	139	45%	25%	30%	60% - 65%	$120 - $125	$75 - $80
Fairfield by Marriott Bowling Green	2015	106	65%	20%	15%	70% - 75%	$115 - $120	$80 - $85
Hampton Inn Bowling Green	1990	131	65%	20%	15%	65% - 70%	$110 - $115	$75 - $80
Holiday Inn Express Bowling Green	1988	92	65%	20%	15%	60% - 65%	$125 - $130	$80 - $85
TownePlace Suites by Marriott Bowling Green	2013	101	75%	15%	10%	80% - 85%	$110 - $115	$90 - $95
Candlewood Suites Bowling Green	2007	90	75%	15%	10%	80% - 85%	$85 - $90	$70 - $75
Home2 Suites By Hilton Bowling Green	2017	83	75%	15%	10%	75% - 80%	$110 - $115	$85 - $90
InTown Suites Bowling Green	2000	106	80%	10%	10%	70% - 75%	$50 - $55	$40 - $45
Total/Wtd. Avg.		1,198	62%	18%	20%	71.0%	$106.53	$75.60
(1)	Source: Appraisal.
(2)	The variances between the underwriting, the appraisal and the third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Tru by Hilton Bowling Green Property are attributable to differing reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties

The following table presents certain information relating to the Hilton Garden Inn Bowling Green Property and its competitive set:

Competitive Property Summary(1)(2)
Property Name	Year Built	# of Rooms	Comm.	Meeting & Group	Leisure	2023 Occupancy	2023 ADR	2023 RevPAR
Hilton Garden Inn Bowling Green	2007	133	50%	30%	20%	70.0%	$130.00	$91.00
Courtyard by Marriott Bowling Green Convention Center	1997	93	45%	35%	20%	70% - 75%	$120 - $125	$85 - $90
Embassy Suites by Hilton Bowling Green	2022	195	50%	30%	20%	65% - 70%	$150 - $160	$105 - $110
Holiday Inn University Plaza Bowling Green	1995	218	40%	40%	20%	50% - 55%	$115 - $120	$60 - $65
Hyatt Place Bowling Green	2015	108	65%	20%	15%	65% - 70%	$125 - $130	$85 - $90
Fairfield by Marriott Bowling Green	2015	106	65%	20%	15%	70% - 75%	$120 - $125	$85 - $90
Holiday Inn Express Bowling Green	1988	92	65%	20%	15%	60% - 65%	$125 - $130	$80 - $85
Hampton Inn Bowling Green	1990	131	65%	20%	15%	65% - 70%	$110 - $115	$75 - $80
Home2 Suites By Hilton Bowling Green	2017	83	70%	15%	15%	75% - 80%	$115 - $120	$90 - $95
Drury Inn Bowling Green	1997	139	55%	20%	25%	60% - 65%	$120 - $125	$75 - $80
TownePlace Suites by Marriott Bowling Green	2013	101	70%	15%	15%	80% - 85%	$95 - $100	$80 - $85
Total/Wtd. Avg.		1,399	56%	26%	18%	67.3%	$124.92	$84.05
(1)	Source: Appraisal.
(2)	The variances between the underwriting, the appraisal and the third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn Bowling Green Property are attributable to differing reporting methodologies and/or timing differences.

Newburgh, Indiana. The TownePlace Suites Evansville Newburgh Property is located in Newburgh, Indiana. According to the appraisal, the economy of Evansville is largely driven by the manufacturing, healthcare, financial services, education, retail and service industries.

Evansville is home to several tourist attractions such as USS LST Ship Memorial, Evansville Museum of Arts, History & Science, Mesker Park Zoo & Botanic Garden and Evansville Wartime Museum. Additionally, the fall festival held in Evansville, is one of the largest street festivals in the nation held every October attracting over 200,000 visitors.

According to a third-party market report, the estimated 2024 population within a one-, three- and five-mile radius of the TownePlace Suites Evansville Newburgh Property was 3,814, 40,430 and 86,837, respectively, and the estimated 2024 average household income within the same radii was $157,081, $122,790 and $102,683, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties

The following table presents certain information relating to the TownePlace Suites Evansville Newburgh Property and its competitive set:

Competitive Property Summary(1)(2)
Property Name	Year Built	# of Rooms	Comm.	Meeting & Group	Leisure	2023 Occupancy	2023 ADR	2023 RevPAR
TownePlace Suites Evansville Newburgh	2018	111	50%	5%	45%	82.9%	$112.87	$93.53
Home2 Suites by Hilton Evansville	2017	102	50%	5%	45%	90% - 95%	$120 - $125	$115 - $120
Residence Inn by Marriott Evansville East	1998	78	55%	5%	40%	75% - 80%	$110 - $115	$85 - $90
Hampton by Hilton Evansville	1991	140	50%	10%	40%	50% - 55%	$125 - $130	$65 - $70
Holiday Inn Express Evansville	2017	92	40%	10%	50%	80% - 85%	$120 - $125	$100 - $105
Courtyard by Marriott Evansville East	2013	119	60%	10%	30%	70% - 75%	$110 - $115	$75 - $80
Hilton Garden Inn Evansville	2008	112	50%	10%	40%	75% - 80%	$140 - $150	$110 - $115
Fairfield by Marriott Evansville East	1994	116	45%	10%	45%	55% - 60%	$95 - $100	$55 - $60
Total/Wtd. Avg.		870	50%	8%	42%	75.3%	$118.81	$89.42
(1)	Source: Appraisal.
(2)	The variances between the underwriting, the appraisal and the third-party market research provider data with respect to Occupancy, ADR and RevPAR at the TownePlace Suites Evansville Newburgh Property are attributable to differing reporting methodologies and/or timing differences.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the TownePlace Suites Bowling Green Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			TownePlace Suites Bowling Green			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 5/31/2022	77.5%	$84.32	$65.35	85.7%	$96.86	$83.04	110.6%	114.9%	127.1%
TTM 5/31/2023	76.2%	$90.30	$68.85	88.8%	$95.39	$84.72	116.5%	105.6%	123.0%
TTM 5/31/2024	74.4%	$92.18	$68.58	78.8%	$101.13	$79.65	105.9%	109.7%	116.1%
(1)	Source: Third-party market research report.
(2)	The variances between the underwriting, the appraisal and the third-party market research provider data with respect to Occupancy, ADR and RevPAR at the TownePlace Suites Bowling Green Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes InTown Suites Bowling Green, Best Western Plus Bowling Green, Candlewood Suites Bowling Green, La Quinta Inns & Suites Bowling Green, Staybridge Suites Bowling Green and Home2 Suites by Hilton Bowling Green.

The following table presents certain information relating to the Tru by Hilton Bowling Green Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Tru by Hilton Bowling Green			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 5/31/2022	60.0%	$84.06	$50.46	78.7%	$103.15	$81.22	131.2%	122.7%	161.0%
TTM 5/31/2023	55.6%	$91.85	$51.03	78.1%	$108.72	$84.94	140.6%	118.4%	166.4%
TTM 5/31/2024	55.0%	$91.79	$50.45	77.7%	$112.86	$87.72	141.4%	123.0%	173.9%
(1)	Source: Third-party market research report.
(2)	The variances between the underwriting, the appraisal and the third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Tru by Hilton Bowling Green Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Quality Inn Bowling Green, Best Western Plus Bowling Green, Wingate by Wyndham Bowling Green and La Quinta Inns & Suites Bowling Green.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties

The following table presents certain information relating to the Hilton Garden Inn Bowling Green Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Hilton Garden Inn Bowling Green			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 5/31/2022	69.9%	$108.98	$76.18	73.5%	$122.98	$90.36	105.1%	112.9%	118.6%
TTM 5/31/2023	68.8%	$116.39	$80.03	74.6%	$126.55	$94.40	108.5%	108.7%	117.9%
TTM 5/31/2024	66.4%	$120.08	$79.70	68.7%	$128.61	$88.40	103.6%	107.1%	110.9%
(1)	Source: Third-party market research report.
(2)	The variances between the underwriting, the appraisal and the third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn Bowling Green Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Holiday Inn Express Bowling Green, Hampton Inn Bowling Green, Holiday Inn University Plaza Bowling Green, Courtyard Bowling Green Convention Center, Drury Inn & Suites Bowling Green, Staybridge Suites Bowling Green and Hyatt Place Bowling Green.

The following table presents certain information relating to the TownePlace Suites Evansville Newburgh Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			TownePlace Suites Evansville Newburgh			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 5/31/2022	74.3%	$103.38	$76.79	81.9%	$101.78	$83.33	110.2%	98.4%	108.5%
TTM 5/31/2023	74.1%	$107.73	$79.85	76.9%	$110.58	$85.07	103.8%	102.6%	106.5%
TTM 5/31/2024	77.5%	$113.26	$87.82	82.7%	$117.17	$96.85	106.6%	103.5%	110.3%
(1)	Source: Third-party market research report.
(2)	The variances between the underwriting, the appraisal and the third-party market research provider data with respect to Occupancy, ADR and RevPAR at the TownePlace Suites Evansville Newburgh Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Fairfield Inn Evansville East, Residence Inn Evansville East, Country Inn & Suites Evansville, Home2 Suites by Hilton Evansville and Holiday Inn Express Evansville.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties

The following table presents certain information relating to the operating history and the underwritten cash flows at the Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Properties:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	TTM 5/31/2024	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	72.5%	81.5%	77.8%	76.5%	76.5%
ADR	$101.10	$111.20	$114.59	$115.60	$115.60
RevPAR	$73.01	$90.31	$88.88	$88.31	$88.31
Room Revenue	$11,539,571	$14,272,492	$14,046,536	$13,995,277	$13,995,277	$32,322	96.1%
Food and Beverage Revenue	238,119	272,735	304,217	291,899	291,899	674	2.0
Other Income(4)	236,188	267,352	261,110	279,206	279,206	645	1.9
Total Revenue	$12,013,878	$14,812,579	$14,611,863	$14,566,382	$14,566,382	$33,641	100.0%
Room Expense	$2,540,612	$3,198,821	$3,327,784	$3,334,481	$3,334,481	$7,701	22.9%
Food & Beverage Expense	203,169	304,810	304,810	264,067	264,067	610	1.8
Other Income Expense	88,438	101,973	102,722	101,754	101,754	235	0.7
Departmental Expenses	$2,832,219	$3,605,604	$3,735,316	$3,700,302	$3,700,302	$8,546	25.4%
Departmental Profit	$9,181,659	$11,206,975	$10,876,547	$10,866,080	$10,866,080	$25,095	74.6%
Operating Expenses	$3,402,109	$4,067,071	$4,132,070	$4,105,648	$4,105,648	$9,482	28.2%
Gross Operating Profit	$5,779,550	$7,139,904	$6,744,477	$6,760,433	$6,760,433	$15,613	46.4%
Management Fees	$360,568	$444,567	$439,443	$438,541	$436,991	$1,009	3.0%
Property Taxes	305,715	358,781	378,790	391,861	386,210	892	2.7
Property Insurance	119,834	132,586	160,717	201,928	157,661	364	1.1
Total Other Expenses	$786,117	$935,934	$978,950	$1,032,330	$980,863	$2,265	6.7%
Net Operating Income	$4,993,433	$6,203,970	$5,765,527	$5,728,103	$5,779,569	$13,348	39.7%
FF&E Reserve	0	0	0	0	436,991	1,009	3.0
Net Cash Flow	$4,993,433	$6,203,970	$5,765,527	$5,728,103	$5,342,578	$12,339	36.7%
(1)	Based on the aggregate of the Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Properties
(2)	UW Per Room values are based on 433 rooms.
(3)	% of Total Revenue column represents percent of Total Revenue for all revenue and expense lines.
(4)	Other Income includes vending revenue, meeting room rental, minibar revenue and other operating department revenue.

Environmental. According to Phase I environmental assessments dated March 22, 2024, there was no evidence of any recognized environmental conditions at the Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Properties.

The Borrowers. The borrowers are Cave Mill Hospitality, LLC, BG Lodging, LLC, Newburgh Lodging, LLC and Titan Way, LLC, each a Kentucky limited liability company and single purpose entity. The Chandler Hotel Portfolio Mortgage Loan borrowers have one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Chandler Hotel Portfolio Mortgage Loan but not the TownePlace Suites Bowling Green Mortgage Loan. The borrower for the Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Properties are listed below:

Property Name	Borrower
Hilton Garden Inn Bowling Green	BG Lodging, LLC
TownePlace Suites Evansville Newburg	Newburgh Lodging, LLC
Tru by Hilton Bowling Green	Cave Mill Hospitality, LLC
TownePlace Suites Bowling Green	Titan Way, LLC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is David G. Chandler. In addition to the non-recourse carveout guaranty, David G. Chandler provided a guaranty of up to $8,875,000, representing 25% of the original principal balance of the Chandler Hotel Portfolio Mortgage Loan and a guaranty of up to $2,000,000, representing 25% of the original principal balance of the TownePlace Suites Bowling Green Mortgage Loan. David G. Chandler is a Bowling Green-based real estate owner and developer with over 30 years of real estate experience who owns nine hospitality properties (1,144 rooms) located throughout Georgia, Kentucky, and Tennessee, including six hotel properties in the Bowling Green market totaling 716 rooms. Additionally, the borrower sponsor owns three multifamily properties (1,034 units) in Kentucky and Tennessee, one 115,000 sq. ft. warehouse in Bowling Green, and six parcels of land totaling approximately 189 acres in Bowling Green, Kentucky, Gallatin, Tennessee, and Lebanon, Tennessee. David G. Chandler is also the borrower sponsor for the Courtyard by Marriott Atlanta Vinings Galleria mortgage loan, which is being contributed in the BMO 2024-5C6 pool.

Property Management. The Chandler Hotel Portfolio and the TownePlace Suites Bowling Green Crossed Properties are managed by Anderson Hospitality Group, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) an aggregate amount of approximately $118,507 for real estate taxes (approximately $68,650 with respect to the Chandler Hotel Portfolio Mortgage Loan and approximately $49,848 with respect to the TownePlace Suites Bowling Green Mortgage Loan), (ii) an aggregate amount of approximately $110,363 for insurance (approximately $84,160 with respect to the Chandler Hotel Portfolio Mortgage Loan and approximately $26,203 with respect to the TownePlace Suites Bowling Green Mortgage Loan) and (iii) approximately $2,954,363 for a PIP reserve (with respect to the Hilton Garden Inn Bowling Green Property).

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to an aggregate amount of approximately $27,729 (approximately $21,794 with respect to the Chandler Hotel Portfolio Mortgage Loan and approximately $5,935 with respect to the TownePlace Suites Bowling Green Mortgage Loan).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages, which currently equates to an aggregate amount of approximately $13,138 (approximately $10,019 with respect to the Chandler Hotel Portfolio Mortgage Loan and approximately $3,119 with respect to the TownePlace Suites Bowling Green Mortgage Loan).

Replacement Reserves – On a monthly basis, the borrowers are required to deposit an amount equal to the greater of (i) an amount equal to 1/12th of 3% of the gross income from operation during the calendar year immediately preceding the calendar year in which such payment date occurs, and (ii) the aggregate amount required to be reserved under the management agreement and the franchise agreement, which currently equates to approximately $36,416 (approximately $28,964 with respect to the Chandler Hotel Portfolio Mortgage Loan and approximately $7,452 with respect to the TownePlace Suites Bowling Green Mortgage Loan).

PIP Reserve – On each payment date during the continuance of a Franchise Trigger Event Period (as defined below), the borrowers are required to deposit all excess cash to pay or reimburse the borrowers for the costs and expenses of any work set forth in any PIP approved by the lender.

Lockbox / Cash Management. The Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Mortgage Loans are structured with a springing lockbox and springing cash management. Upon the occurrence of the first Cash Management Trigger Event (as defined below), the borrowers are required to (i) establish a lender-controlled lockbox account pursuant to the springing lockbox agreement and (ii) deliver direction letters to each of the credit card companies with which borrowers have entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrowers under the applicable credit card processing agreement. The borrowers are required to (or cause the property manager to) upon the occurrence and continuance of a Cash Management Trigger Event deposit all revenue generated by the Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Properties into the lender-controlled lockbox account within one business day of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Cash Management Trigger Event exists. Upon the occurrence and during the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept on each

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 6 & 7 – Chandler Hotel Portfolio & TownePlace Suites Bowling Green Crossed Properties

business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Mortgage Loan documents.

A “Cash Management Trigger Event” for the Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Mortgage Loans will (A) commence upon (i) an event of default, (ii) the borrowers’ second failure in any consecutive 12 month period to pay a monthly debt service payment on a payment date, (iii) any bankruptcy or insolvency proceeding of the borrowers, the guarantor or the property manager, (iv) the debt service coverage ratio being less than 1.25x (based on the trailing 12-month period immediately preceding the date of such debt service coverage ratio determination), or (v) the commencement of a Franchise Trigger Event Period (as defined below), and (B) terminate upon (a) with regard to clause (i) above, a cure of the event of default, (b) with regard to clause (ii) above, the timely payment of monthly debt service payments on 12 consecutive payment dates, (c) with regard to clause (iii) above, the bankruptcy or insolvency proceeding of the borrowers, the guarantor or the property manager is discharged or dismissed or if the borrowers replace the property manager with a new manager acceptable to lender, as applicable, (d) with regard to clause (iv) above, the debt service coverage ratio is greater than 1.30x for two consecutive calendar quarters, and (e) with regard to clause (v) above, the Franchise Trigger Event Period has terminated.

A “Franchise Trigger Event Period” for the Chandler Hotel Portfolio and TownePlace Suites Bowling Green Crossed Mortgage Loans means the period that will (A) commence upon (i) the expiration or termination of any franchise agreement for any reason, (ii) the date that is 12 months prior to the then current expiration date of any franchise agreement, or (iii) the date that the borrowers enter into any PIP or are required to perform a PIP pursuant to any franchise agreement (other than the existing PIP), and (B) will terminate upon (x) with regard to clauses (A) (i) and (ii) above, the date a new franchise agreement acceptable to the lender is entered into by the borrowers, or (y) with regard to clause (A)(iii) above, the date the related PIP has been completed and paid for in full.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The Chandler Hotel Portfolio Mortgage Loan borrowers may obtain the release of any individual Chandler Hotel Portfolio Property from the lien of the Chandler Hotel Portfolio Mortgage Loan, at any time from the end of the two-year period commencing on the closing date of the securitization of the Chandler Hotel Portfolio Loan and prior to January 6, 2029, upon the satisfaction of certain conditions, including, but not limited to, the following: (i) the principal amount of the Chandler Hotel Portfolio Mortgage Loan to be defeased equals or exceeds 125% of the allocated loan amount of the Chandler Hotel Portfolio Property being released, (ii) no event of default exists, (iii) after giving effect to such release, the debt service coverage ratio (based upon the trailing 12-month period immediately preceding the date of such determination) with respect to the Chandler Hotel Portfolio Properties remaining subject to the lien is not less than the greater of (a) 1.40x and (b) the debt service coverage ratio (based upon the trailing 12-month period immediately preceding the date of such determination) as of the date immediately preceding such release, (iv) after giving effect to such release, the loan to value ratio is not greater than the lesser of (a) 67.5% and (b) the loan to value ratio as of the date immediately preceding such release. In addition, the TownePlace Suites Bowling Green Mortgage Loan cannot be defeased (or the related property released) except in connection with the defeasance in full of the Chandler Hotel Portfolio Mortgage Loan.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 8 – Nature Coast Commons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 8 – Nature Coast Commons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 8 – Nature Coast Commons
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	4.2%	Net Rentable Area (SF):	225,806
Loan Purpose:	Acquisition	Location:	Spring Hill, FL
Borrower:	TSR Trifecta Hunt Owner, LLC	Year Built / Renovated:	2009 / NAP
Borrower Sponsor:	Todd Roth and Don J. Dady	Occupancy:	99.2%
Interest Rate:	7.14000%	Occupancy Date:	8/19/2024
Note Date:	8/30/2024	4th Most Recent NOI (As of):	$2,332,547 (12/31/2021)
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of):	$2,336,667 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,362,952 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$2,513,084 (TTM 5/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,459,214
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$1,200,625
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,258,589
Additional Debt:	No	UW NCF:	$3,066,654
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$44,400,000 / $197
Additional Debt Type:	NAP	Appraisal Date:	6/11/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap		Mortgage Loan
Taxes:	$406,364	$36,942	N/A	Cut-off Date Loan / SF:	$126
Insurance:	$38,651	$19,325	N/A	Maturity Date Loan / SF:	$126
Replacement Reserves:	$0	$2,823	N/A	Cut-off Date LTV:	64.2%
TI / LC:	$500,000	$13,172	N/A	Maturity Date LTV:	64.2%
Other(2):	$750,552	$0	N/A	UW NCF DSCR:	1.49x
				UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	64.1%	Purchase Price	$40,000,000	89.9%
Borrower Sponsor Equity	15,985,225	35.9	Closing Costs	2,789,659	6.3
			Upfront Reserves	1,695,566	3.8
Total Sources	$44,485,225	100.0%	Total Uses	$44,485,225	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Other reserves include an upfront deposit of (i) $636,966 for the outstanding TI/LC reserve, (ii) approximately $107,111 for the rent replication reserve fund and (iii) approximately $6,474 for a reimbursement claim relating to the tenant Ross (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 8 – Nature Coast Commons

The Loan. The eighth largest mortgage loan (the “Nature Coast Commons Mortgage Loan”) is secured by the borrower’s fee interest in a 225,806 square foot, retail property located in Spring Hill, Florida (the “Nature Coast Commons Property”). The Nature Coast Commons Mortgage Loan was originated on August 30, 2024 by Bank of Montreal. The Nature Coast Commons Mortgage Loan accrues interest at an interest rate of 7.14000% per annum on an Actual/360 basis. The Nature Coast Commons Mortgage Loan has an original term of 60 months and is interest only for the entire term. The scheduled maturity date of the Nature Coast Commons Mortgage Loan is September 6, 2029.

The Property. The Nature Coast Commons Property is comprised of a 225,806 square foot open-air anchored retail center located in Spring Hill, Florida. The anchor tenants at the Nature Coast Commons Property consist of Best Buy, Ross Dress for Less, TJ Maxx, Aldi, PetSmart and Shoe Station. The Nature Coast Commons Property is shadow anchored by Walmart Supercenter and JCPenney, both of which are adjacent to the Nature Coast Commons Property. The Nature Coast Commons Property includes (i) 19,679 square footage of outparcel space that is currently occupied by eight tenants, including 7 Brew under a recently signed 15-year ground lease (the “7Brew Lease”), Wells Fargo and Twistee Treat under existing ground leases, and a vacant 1.0-acre pad, and (ii) a separately parceled 14,952 square foot strip center at the primary signalized entrance to the Nature Coast Commons Property featuring 100% national tenancy. The outparcel ground leased to 7 Brew is currently unimproved and 7Brew, under the terms of the ground lease, is responsible for all costs and permitting related to the construction of the store. Rent under the 7Brew Lease is anticipated to commence September 1, 2025. At closing, a rent replication reserve of $107,111 was taken to replicate rent and common charge recoveries for the 7Brew Lease for 14 months.

The Nature Coast Commons Property is located on an approximately 37.1-acre site and was built in 2009. The Nature Coast Commons Property is located 36 miles northwest of downtown Tampa. The Nature Coast Commons Property is located adjacent to Spring Hill Drive and in close proximity to US Hwy 19, each throughfare seeing approximately 19,400 and 46,000 vehicles per day respectively. According to the appraisal, the surrounding area features high barriers to entry with the next nearest big box retail node located nearly 10 miles northeast of the Nature Coast Commons Property. As of August 19, 2024, the Nature Coast Commons Property was 99.2% occupied by 24 unique tenants.

Major Tenants. The three largest tenants based on underwritten base rent are Best Buy, Ross and TJ Maxx.

Best Buy (30,183 square feet; 13.4% of NRA; 13.8 % of underwritten base rent): Founded in 1966, Best Buy is a consumer electronics retailer headquartered in Richfield, Minnesota. Best Buy operates more than 1,000 stores with over 90,000 employees in the United States and Canada. Best Buy has been a tenant at the Nature Coast Commons Property since February 2009 and has a current lease term through July 2027 with no termination options and two, five-year renewal options.

Ross Dress For Less (27,683 square feet; 12.3% of NRA; 8.8% of underwritten base rent): Ross Dress For Less (“Ross”) is an American chain of discount department stores headquartered in Dublin, California. Ross is the largest off-price retailer in the United States, operating 1,795 stores in 43 different states, the District of Columbia and Guam. Ross reported 2023 revenues of $20.4 billion and was named a Fortune 500 company. Ross Stores Inc., the parent company of Ross, has approximately 100,000 employees. Ross has been a tenant at the Nature Coast Commons Property since July 2009 and has a current lease term through January 2030 with no termination options and six, five-year renewal options.

TJ Maxx (22,555 square feet; 10.0% of NRA; 8.5% of underwritten base rent): Founded in 1976, TJ Maxx is an American department store chain that specializes in selling off-priced goods. The TJX Companies, Inc., the parent company of TJ Maxx, operates over 4,900 locations across nine countries with approximately 349,000 employees and is also a Fortune 500 company. TJ Maxx has been a tenant at the Nature Coast Commons Property since April 2024 and has a current lease term through April 2034 followed by four, five-year extension options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 8 – Nature Coast Commons

Appraisal. According to the appraisal, the Nature Coast Commons Property had an “as-is” appraised value of $44,400,000 as of June 11, 2024. The table below shows the appraisal’s “as-is” conclusions.

Nature Coast Commons(1)
Property	Value(2)	Capitalization Rate(2)
Nature Coast Commons	$44,400,000	7.25%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow analysis utilizing an 8.25% discount rate and 7.5% terminal capitalization rate to arrive at its value. The capitalization rate shown above represents the direct capitalization rate.

Environmental. According to the Phase I environmental assessment dated June 18, 2024, there was no evidence of any recognized environmental conditions at the Nature Coast Commons Property.

The following table presents certain information relating to the historical and current occupancy of the Nature Coast Commons Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
93.3%	99.2%	99.2%	99.2%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent roll dated August 19, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 8 – Nature Coast Commons

The following table presents certain information relating to the largest tenants (of which certain tenants may have co-tenancy provisions) based on underwritten base rent at the Nature Coast Commons Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant Type	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Non-Collateral Anchor
Walmart	AA/Aa2/AA	Other	0	0.0	NAP	NAP	NAP	4/29/2101
JC Penny	NR/NR/NR	Other	0	0.0	NAP	NAP	NAP	2/28/2054

Major Tenants
Best Buy	NR/A3/BBB+	Anchor	30,183	13.4%	$15.75	$475,382	13.8%	7/31/2027
Ross Dress for Less	NR/A2/BBB+	Anchor	27,683	12.3	$11.00	304,513	8.8	1/31/2030
TJ Maxx	NR/A2/A	Anchor	22,555	10.0	$13.00	293,215	8.5	4/30/2034
PetSmart	NR/B3/B+	Anchor	20,096	8.9	$14.50	291,392	8.5	1/31/2026
Shoe Station	NR/NR/NR	Anchor	19,302	8.5	$15.00	289,530	8.4	1/31/2035
Aldi	NR/NR/NR	Anchor	20,640	9.1	$10.75	221,880	6.4	10/31/2028
Five Below	NR/NR/NR	Major	15,000	6.6	$13.20	198,000	5.8	7/31/2027
Wells Fargo	NR/A1/BBB+	Outparcel	5,733	2.5	$26.70	153,065	4.4	12/31/2029
Panera Bread	NR/NR/NR	Outparcel	4,730	2.1	$29.12	137,738	4.0	11/30/2025
Home Centric	NR/NR/NR	Major	13,518	6.0	$10.15	137,208	4.0	4/30/2033
Top 10 Tenants			179,440	79.5%	$13.94	$2,501,923	72.7%
Remaining Tenants			44,657	19.8	$21.04	939,589	27.3
Total Occupied			224,097	99.2	$15.36	$3,441,511	100.0%
Vacant Space			1,709	0.8
Totals/ Wtd. Avg.			225,806	100.0%
(1)	Based on the underwritten rent roll dated August 19, 2024 with rent steps though May 31, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 8 – Nature Coast Commons

The following table presents certain information relating to the tenant lease expirations at the Nature Coast Commons Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	1,709	0.8%	NAP	NAP	1,709	0.8%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	1,709	0.8%	$0	0.0%
2025	5	9,635	4.3	270,393	7.9	11,344	5.0%	$270,393	7.9%
2026	4	44,757	19.8	612,050	17.8	56,101	24.8%	$882,443	25.6%
2027	3	46,344	20.5	704,033	20.5	102,445	45.4%	$1,586,475	46.1%
2028	4	29,153	12.9	416,451	12.1	131,598	58.3%	$2,002,927	58.2%
2029	3	11,149	4.9	326,619	9.5	142,747	63.2%	$2,329,546	67.7%
2030	1	27,683	12.3	304,513	8.8	170,430	75.5%	$2,634,059	76.5%
2031	0	0	0.0	0	0.0	170,430	75.5%	$2,634,059	76.5%
2032	0	0	0.0	0	0.0	170,430	75.5%	$2,634,059	76.5%
2033	1	13,518	6.0	137,208	4.0	183,948	81.5%	$2,771,267	80.5%
2034	1	22,555	10.0	293,215	8.5	206,503	91.5%	$3,064,481	89.0%
2035 & Thereafter	2	19,303	8.5	377,030	11.0	225,806	100.0%	$3,441,511	100.0%
Total	24	225,806	100.0%	$3,441,511	100.0%
(1)	Based on the underwritten rent roll dated August 19, 2024.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps of approximately $32,437 through May 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 8 – Nature Coast Commons

The following table presents certain information relating to the operating history and underwritten cash flows at the Nature Coast Commons Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	TTM 5/31/2024	Underwritten	Per Square Foot	%(1)
In Place Rent	$2,620,153	$2,632,404	$2,540,416	$2,593,605	$2,683,442	$2,779,574	$3,585,315	$15.88	80.7%
Rent Steps(2)	0	0	0	0	0	0	32,437	0.14	0.7
Reimbursement Income	698,235	634,241	651,419	783,567	728,402	765,300	1,059,875	4.69	23.8
Straight Line Rent	0	0	0	0	0	0	376	0.00	0.0
Gross Potential Revenue	$3,318,388	$3,266,645	$3,191,835	$3,377,172	$3,411,844	$3,544,874	$4,678,002	$20.72	105.3%
(Vacancy/ Credit Loss)	0	0	0	0	0	0	(233,900)	(1.04)	(5.3)
Total Gross Income	$3,318,388	$3,266,645	$3,191,835	$3,377,172	$3,411,844	$3,544,874	$4,444,102	$19.68	100.0%
Other Income	79,009	96,084	137,066	104,335	11,843	15,112	15,112	0.07	0.3
Effective Gross Income	$3,397,397	$3,362,729	$3,328,901	$3,481,507	$3,423,687	$3,559,986	$4,459,214	$19.75	100.3%
Management Fee	105,481	102,100	93,313	95,617	114,906	111,539	111,480	0.49	2.5
Real Estate Taxes	429,180	438,191	458,368	453,210	422,714	413,785	511,802	2.27	11.5
Insurance	90,506	95,105	125,492	124,778	144,152	165,097	220,861	0.98	5.0
Other Expenses(3)	368,143	294,624	319,181	471,235	378,963	356,481	356,481	1.58	8.0
Total Expenses	$993,310	$930,020	$996,354	$1,144,840	$1,060,735	$1,046,902	$1,200,625	$5.32	26.9%
Net Operating Income	$2,404,087	$2,432,709	$2,332,547	$2,336,667	$2,362,952	$2,513,084	$3,258,589	$14.43	73.1%
Capital Expenditures	0	0	0	0	0	0	33,871	0.15	0.8
TI/LC	0	0	0	0	0	0	158,064	0.70	3.5
Net Cash Flow	$2,404,087	$2,432,709	$2,332,547	$2,336,667	$2,362,952	$2,513,084	$3,066,654	$13.58	68.8%
(1)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Contractual Rent Steps include average rent steps through May 2025.
(3)	Other Expenses consist of utilities, repairs and maintenance, CAM, landscaping and general and administrative.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 8 – Nature Coast Commons

The Market. The Nature Coast Commons Property is located at 1253-1473 Wendy Court within Spring Hill, Florida and is part of the Tampa-St. Petersburg-Clearwater, Florida metropolitan statistical area (“Tampa MSA”). The Nature Coast Commons Property is located along U.S. Highway 19. Major employers in the area include Classical Preparatory School, Boys & Girls Club of Hernando County and Timber Pines Community Association.

According to the appraisal, the Nature Coast Commons Property is located in the Hernando County submarket of the Tampa MSA. As of the first quarter of 2024, the Hernando County submarket had a total inventory of 9,827,618 square feet, a vacancy rate of 3.2%, average asking rent of $20.72 per square foot and positive net absorption of 78,463 square feet in the trailing calendar year for all classes of space.

According to the appraisal, the 2023 total population within a one-, three- and five-mile radius was 1,919, 26,481 and 60,265, respectively. Furthermore, the median household income within the same radii was $45,818, $51,429 and $52,330, respectively.

The following table presents certain information relating to comparable retail centers for the Nature Coast Commons Property:

Comparable Rental Summary(1)
Property Name/Location	Year Built / Renovated	NRA (SF)	Tenant Name	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Nature Coast Commons Property 1253-1437 Wendy Court Spring Hill, FL 34607	2009 / NAP	225,806(2)	Best Buy(2)	30,183(2)	$15.75(2)	Aug-22(2)	5(2)	NNN(2)
Shoppes at Hunt Club 510 South Hunt Club Boulevard Apopka, FL 32703	1984 / NAP	103,455	Amped Fitness	20,200	$14.00	May-24	10.0	NNN
ALDI 8560 South U.S. Highway 1 Port St. Lucie, FL 34952	2024 / NAP	19,209	ALDI	19,209	$9.00	Sep-23	20.0	NNN
Creekside Commons 8820 U.S. 301 Parrish, FL 34219	2022 / NAP	145,762	Marshalls	23,100	$13.50	Mar-23	10.0	NNN
Coral Landings 33343 US Highway 19 North Palm Harbor, FL 34684	1992 / NAP	152,850	Ross	26,170	$12.50	Feb-23	10.0	NNN
The Piers Shopping Center 6411 Tacoma Drive Port Richey, FL 34668	1990 / NAP	111,733	Burlington	27,531	$13.50	Sep-22	10.0	NNN
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of August 19, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 8 – Nature Coast Commons

The Borrower. The borrower is TSR Trifecta Hunt Owner, LLC, a Delaware limited liability company and single-purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Nature Coast Commons Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Todd Roth and Don J. Dady. Don J. Dady is a co-founder of Annexus with more than 26 years in the financial services industry and whose product designs have generated more than $28 billion in sales. The non-recourse carveout guarantors are Todd Roth, Don J. Dady and D Squared Ventures, LLC.

Property Management. The Nature Coast Commons Property is managed by Hiffman Asset Management, LLC, which is a third-party property management company.

Escrows and Reserves. At origination of the Nature Coast Commons Mortgage Loan, the borrower deposited (i) approximately $406,364 into a reserve account for real estate taxes (ii) approximately $38,651 into a reserve account for insurance premiums, (iii) $500,000 into a reserve account for rollover reserves, (iv) $636,966 into a reserve account for outstanding tenant improvement and leasing commissions, (v) approximately $107,111 into a rent replication reserve account in connection with the 7Brew Lease and (vi) approximately $6,474 for the claims for reimbursement of HVAC maintenance work for the tenant Ross.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $36,942).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $19,325).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $2,823.

Rollover Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $13,172.

Lockbox / Cash Management. The Nature Coast Commons Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by tenants at the Nature Coast Commons Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Nature Coast Commons Property to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account are required to be remitted on a daily basis to the borrower’s operating account at any time other than during the continuance of a Trigger Period (as defined below). Upon the occurrence and during the continuance of a Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Nature Coast Commons Mortgage Loan documents. During the continuance of a Trigger Period continuing solely as a result of a Lease Sweep Period (as defined below), all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Nature Coast Commons Mortgage Loan documents will be held by the lender, in a lease sweep subaccount, or otherwise in a cash collateral subaccount as additional collateral for the Nature Coast Commons Mortgage Loan.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.25x as of the last day of any calendar quarter (iii) the occurrence of a Lease Sweep Period, and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, and (z) with regard to clause (iii) above, the end of such Lease Sweep Period.

A “Lease Sweep Period” means a period commencing on the first payment date following (i) the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below), the first to occur of (x) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease; or (y) upon the date required under a Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option (and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 8 – Nature Coast Commons

such renewal has not been so exercised); (b) the receipt by the borrower or manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated or the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof); (d) the date that any tenant under a Lease Sweep Lease shall discontinue its business (i.e., “goes dark”) at its Lease Sweep Space (as defined below) at the Nature Coast Commons Property (or any material portion thereof) or give notice that it intends to discontinue its business at its Lease Sweep Space at the Nature Coast Commons Property (or any material portion thereof); (e) upon a default under a Lease Sweep Lease by the tenant that continues beyond any applicable notice and cure period; or (f) the occurrence of an insolvency proceeding in connection with any Lease Sweep Lease tenant and (ii) shall end with respect to the applicable event giving rise to the Lease Sweep Period upon the first to occur of the following with respect to such event: (A) in the case of clauses (i)(a), (i)(b), (i)(c), and (i)(d) above, the entirety of the Lease Sweep Space (or applicable portion thereof) is leased pursuant to one or more qualified leases and, in the lender’s judgment, sufficient funds have been accumulated in the Lease Sweep Account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved Lease Sweep Space leasing expenses, free rent periods, and/or rent abatement periods set forth in all such qualified leases and any shortfalls in required payments or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases; (B) in the case of clause (i)(a) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Space, and in the lender’s judgment, sufficient funds have been accumulated in the Lease Sweep Account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved Lease Sweep Space leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension; (C) in the case of clause (i)(b) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant; (D) in the case of clause (i)(e) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure; and (E) in the case of clause (i)(f) above, (a) the applicable insolvency proceeding in connection with the applicable Lease Sweep Lease tenant has terminated and the applicable Lease Sweep Lease, and each guaranty of the Lease Sweep Lease (if any), has been affirmed or assumed, without modification of such Lease Sweep Lease or any guaranty thereof, by the tenant under the Lease Sweep Lease and each guarantor (if any) of the Lease Sweep Lease in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and in connection therewith all defaults under the Lease Sweep Lease are cured and the tenant under the Lease Sweep Lease is in occupancy of its premises and paying full, unabated rent under the applicable Lease Sweep Lease and (b) adequate assurance of future performance under the Lease Sweep Lease and, if applicable, each guaranty of the Lease Sweep Lease as reasonably determined by the lender is provided.

A “Lease Sweep Lease” means (i) the Best Buy lease, (ii) the Ross lease, (iii) the TJ Maxx lease or (ii) any replacement lease for either of the leases mentioned above, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers 15% or more of the net rentable square footage at the Nature Coast Commons Property.

“Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

Subordinate and Mezzanine Debt . None.

Permitted Future Subordinate and Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 9 – Moffett Towers Building D

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 9 – Moffett Towers Building D

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 9 – Moffett Towers Building D
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GSMC, GACC, UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.7%	Net Rentable Area (SF):	357,481
Loan Purpose:	Recapitalization	Location:	Sunnyvale, CA
Borrower:	MT3 1100 LLC	Year Built / Renovated:	2014 / NAP
Borrower Sponsor:	Joseph K. Paul (a/k/a Jay Paul)	Occupancy:	100.0%
Interest Rate:	6.96000%	Occupancy Date:	9/6/2024
Note Date:	7/19/2024	4th Most Recent NOI (As of):	$16,837,894 (12/31/2021)
Maturity Date:	8/6/2029	3rd Most Recent NOI (As of):	$17,394,645 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$17,646,474 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$16,936,938 (TTM 5/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	96.5%
Amortization Type:	Interest Only	UW Revenues:	$26,115,828
Call Protection(2):	L(24),YM1(1),DorYM1(28),O(7)	UW Expenses:	$6,932,478
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$19,183,350
Additional Debt(1):	Yes	UW NCF:	$18,749,733
Additional Debt Balance(1):	$120,000,000	Appraised Value / Per SF:	$300,000,000 / $839
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/12/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$406
Taxes:	$1,035,239	$207,048	N/A	Maturity Date Loan / SF:	$406
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	48.3%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	48.3%
Other Reserves:	$0	Springing(4)	N/A	UW NCF DSCR:	1.83x
				UW NOI Debt Yield:	13.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$145,000,000	100.0%	Recapitalization(5)	$142,847,446	98.5%
			Closing Costs	1,117,315	0.8
			Reserves	1,035,239	0.7
Total Sources	$145,000,000	100.0%	Total Uses	$145,000,000	100.0%
(1)	The Moffett Towers Building D Mortgage Loan (as defined below) is part of the Moffett Towers Building D Whole Loan (as defined below), which is evidenced by 12 pari passu promissory notes with an aggregate original principal balance of $145,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Moffett Towers Building D Whole Loan.
(2)	Voluntary prepayment with yield maintenance of the Moffett Towers Building D Whole Loan is permitted in whole (but not in part) on any business day on or after September 6, 2026. Defeasance of the Moffett Towers Building D Whole Loan is permitted in full at any time on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last Moffett Towers Building D Whole Loan note to be securitized and (ii) July 19, 2027. The assumed lockout period of 24 payments is based on the anticipated closing date of the BMO 2024-5C6 securitization trust in September 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	On a monthly basis during a Lease Sweep Period (as defined below), the borrower is required to escrow (i) $643,031 and (ii) available cash, into a lease sweep account. The borrower will have the option, at any time and from time to time, to deliver a letter of credit to the lender in accordance with the terms and conditions set forth in the Moffett Towers Building D Whole Loan documents, in order to prevent a Lease Sweep Period from occurring.
(5)	The borrower sponsor’s recapitalization was done to refinance proceeds from the previous loan that was repaid in January 2024.

The Loan. The ninth largest mortgage loan (the “Moffett Towers Building D Mortgage Loan”) is part of a whole loan (the “Moffett Towers Building D Whole Loan”) evidenced by 12 pari passu notes that is secured by the borrower’s fee interest in a 357,481 square foot office building located in Sunnyvale, California (the “Moffett Towers Building D Property”).

The Moffett Towers Building D Mortgage Loan, which is evidenced by the non-controlling notes A-3-2, A-6-2, A-7 and A-8, has an outstanding principal balance as of the Cut-off Date of $25,000,000. The Moffett Towers Building D Whole Loan was originated on July 19, 2024 by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and UBS AG,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 9 – Moffett Towers Building D

New York Branch (“UBS AG”) and has an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000. Note A-3-2, with an outstanding principal balance as of the Cut-off Date of $5,000,000 is being sold by Goldman Sachs Mortgage Company, Notes A-7 and A-8 with an aggregate outstanding principal balance of $15,000,000 as of the Cut-off Date, are being sold by UBS AG, and Note A-6-2, with an outstanding principal balance of $5,000,000 as of the Cut-off Date is being sold by GACC. The Moffett Towers Building D Whole Loan has a five-year term is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Moffett Towers Building D Whole Loan is August 6, 2029.

The Moffett Towers Building D Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C6 securitization trust until the controlling Note A-1 is securitized, whereupon the Moffett Towers Building D Whole Loan will be serviced pursuant to the pooling and servicing agreement for such securitization. The relationship between the holders of the Moffett Towers Building D Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Moffett Towers Building D Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$25,000,000	$25,000,000	GSBI	Yes
A-2(1)	$25,000,000	$25,000,000	GSBI	No
A-3-1(1)	$17,500,000	$17,500,000	GSBI	No
A-3-2	$5,000,000	$5,000,000	BMO 2024-5C6	No
A-4(1)	$20,000,000	$20,000,000	GACC	No
A-5(1)	$20,000,000	$20,000,000	GACC	No
A-6-1(1)	$6,000,000	$6,000,000	GACC	No
A-6-2	$5,000,000	$5,000,000	BMO 2024-5C6	No
A-7	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-8	$5,000,000	$5,000,000	BMO 2024-5C6	No
A-9(1)	$4,000,000	$4,000,000	UBS AG	No
A-10(1)	$2,500,000	$2,500,000	UBS AG	No
Whole Loan	$145,000,000	$145,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Moffett Towers Building D Property is a 357,481 SF, eight-story office building located in Sunnyvale, California that was built in 2014. The Moffett Towers Building D Property sits on approximately nine acres. The Moffett Towers Building D Property has been 100% leased to Amazon since February 2014. Amazon recently executed a seven-year renewal through February 2031 at a rental rate of $47.76 PSF with 3.0% contractual rent steps and no tenant improvement dollars. The Moffett Towers Building D Property is a portion of a larger office development known as the Moffett Towers, Phase 2 development, and represents approximately 34.6% square feet of the larger development. The Moffett Towers Building D Property shares common area amenities with the larger development such as a parking structure, fitness club, swimming pool, and outdoor patio.

The Moffett Towers Building D Property is part of the larger Moffett Towers Campus development which is comprised of seven buildings built by the borrower sponsor. The Moffett Towers Campus sits on 52 acres at the juncture of Highways 101 and 237. The campus totals 1.8 million SF of LEED certified Gold, Class A office space that is currently 100% leased. Since taking occupancy in 2014, Amazon has invested an estimated $45.0 million ($125 PSF) into the Moffett Towers Building D Property. This includes six floors of office space and a specialized lab buildout of the first two floors.

The Sole Tenant. The sole tenant at the Moffett Towers Building D Property is Amazon, pursuant to a NNN lease with a 10-year initial term that commenced in February 2014 and was recently extended through February 28, 2031. Founded in 1994 and headquartered in Seattle, Washington, Amazon is an online retailer and web service provider offering a wide range of products and services. The Amazon lease at the Moffett Towers Building D Property is guaranteed by Amazon. The Amazon lease does not contain any termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 9 – Moffett Towers Building D

Appraisal. According to the appraisal dated July 1, 2024, the Moffett Towers Building D Property had an “as-is” appraised value of $300,000,000.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$300,000,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated August 31, 2023, there are no recognized environmental conditions or recommendations for further action at the Moffett Towers Building D Property.

The following table presents certain information relating to the current and historical occupancy of the Moffett Towers Building D Property:

Current and Historical Occupancy(1)
2020	2021	2022	2023	9/6/2024
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Based on the underwritten rent roll dated June 17, 2024.

The following table presents certain information relating to the sole tenant at the Moffett Towers Building D Property:

Sole Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Amazon	A1/AA/AA-	357,481	100.0%	$49.19	$17,585,491	100.0%	2/28/2031
Occupied Total Collateral		357,481	100.0%	$49.19	$17,585,491	100.0%
Vacant Space (Owned)		0	0.0
Totals / Wtd. Avg. All Owned Tenants		357,481	100.0%
(1)	Based on the underwritten rent roll dated June 17, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Moffett Towers Building D

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers Building D Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring		UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	NAP	NA	P	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0%		$0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0		0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0		0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0		0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0		0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0		0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0		0	0.0		0	0.0%	$0	0.0%
2031	1	357,481	100.0		17,585,491	100.0		357,481	100.0%	$17,585,491	100.0%
2032	0	0	0.0		0	0.0		357,481	100.0%	$17,585,491	100.0%
2033	0	0	0.0		0	0.0		357,481	100.0%	$17,585,491	100.0%
2034	0	0	0.0		0	0.0		357,481	100.0%	$17,585,491	100.0%
2035 & Beyond	0	0	0.0		0	0.0		357,481	100.0%	$17,585,491	100.0%
Total	1	357,481	100.0%		$17,585,491	100.0%
(1)	Information is based on the underwritten rent roll dated June 17, 2024.

The following table presents certain information relating to the operating history and underwritten cash flows of the Moffett Towers Building D Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	2023	TTM 5/31/2024	Underwritten	Per Square Foot	%(2)
Base Rent(1)	$15,946,343	$16,424,733	$16,917,475	$17,295,285	$17,239,787	$17,585,491	$49.19	65.0%
Credit Tenant Rent Steps(3)	0	0	0	0	0	2,138,038	5.98	7.9
Amenity Use Fee	387,155	398,769	410,732	419,905	418,558	414,509	1.16	1.5
Commercial Reimbursement Revenue	4,962,579	5,509,335	5,785,025	6,212,580	6,163,846	6,932,235	19.39	25.6
Gross Potential Rent	$21,296,076	$22,332,837	$23,113,232	$23,927,769	$23,822,190	$27,070,273	$75.73	100.0%
Vacancy Loss	0	0	0	0	0	(954,446)	(2.67)	-3.5
Effective Gross Income	$21,296,076	$22,332,837	$23,113,232	$23,927,769	$23,822,190	$26,115,828	$73.06	96.5%
Real Estate Taxes	2,299,865	2,348,647	2,376,645	2,409,276	2,411,718	2,412,207	6.75	9.2
Insurance	488,785	657,794	775,578	881,569	922,957	959,323	2.68	3.7
Repairs & Maintenance	1,762,488	1,959,668	2,034,583	2,443,900	3,004,668	3,004,668	8.41	11.5
Management Fee	478,390	492,742	507,524	518,859	517,194	527,565	1.48	2.0
General and Administrative - Direct	28,224	31,849	27,439	27,388	28,473	28,473	0.08	0.1
Other Expenses	605	4,243	(3,183)	302	242	242	0.00	0.0
Total Expenses	$5,058,357	$5,494,943	$5,718,587	$6,281,296	$6,885,252	$6,932,478	$19.39	26.5%
Net Operating Income	$16,237,719	$16,837,894	$17,394,645	$17,646,474	$16,936,938	$19,183,350	$53.66	73.5%
Total TI/LC, Capex/RR	0	0	0	0	0	433,617	1.21	1.7
Net Cash Flow	$16,237,719	$16,837,894	$17,394,645	$17,646,474	$16,936,938	$18,749,733	$52.45	71.8%
(1)	Based on the underwritten rent roll dated June 17, 2024.
(2)	% column represents percentage of Gross Potential Rent for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Credit Tenant Rent Steps reflects the present value of contractual rent step increments for Amazon's investment-grade credit rating.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Moffett Towers Building D

The Market. The Moffett Towers Building D Property sits in the Moffett Park submarket, which is located within the greater San Jose-Sunnyvale-Santa Clara MSA, alternatively referred to as the Silicon Valley office market. The Moffett Park submarket spans approximately 1,000 acres in northern Sunnyvale. It is one of the larger office submarkets within the San Jose metropolitan statistical area, with approximately 11.8 million SF. Sunnyvale is considered a hub for the video game industry and former location for Atari’s headquarters. The top employers in Sunnyvale are Google, Apple, LinkedIn, Lockheed Martin Space Systems, and Amazon.

The Borrower. The borrower for the Moffett Towers Building D Whole Loan is MT3 1100 LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Moffett Towers Building D Whole Loan.

The Borrower Sponsor. The borrower sponsor is Joseph K. Paul (a/k/a Jay Paul). The borrower sponsor’s affiliate, Paul Guarantor LLC, a Delaware limited liability company, is the guarantor of certain non-recourse carveout liabilities under the Moffett Towers Building D Whole Loan.

Property Management. The Moffett Towers Building D Property is currently managed by Paul Holdings, Inc., dba Jay Paul Company, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the Moffett Towers Building D Whole Loan, the borrower deposited approximately $1,035,239 into an upfront tax reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially, approximately $207,048).

Insurance Escrows –
On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments (initially, approximately $79,944). Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Moffett Towers Building D Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums. At origination of the Moffett Towers Building D Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve – On a monthly basis during a Trigger Period (as defined below), the borrower is required to escrow approximately $71,496 for the payment or reimbursement of approved capital expenses.

Lease Sweep Reserve – On a monthly basis during a Lease Sweep Period (as defined below), the borrower is required to escrow $643,031 and available cash (as described under “Lockbox / Cash Management” below) into a lease sweep account. The borrower will have the option, at any time, to deliver a letter of credit to the lender (as described under “Lockbox / Cash Management” below) in accordance with the terms and conditions set forth in the Moffett Towers Building D Whole Loan documents, in order to prevent the commencement of a Lease Sweep Period (or, if already triggered, to terminate such Lease Sweep Period).

Lockbox / Cash Management. The Moffett Towers Building D Whole Loan is structured with a hard lockbox and in place cash management. The borrower and the property manager, as applicable, are required to cause all rents to be deposited directly into a lender-controlled lockbox account. All revenues received by the borrower or property manager, as applicable, are required to be deposited in the lockbox account within one business day of receipt. Funds in the lockbox account are required to be swept daily into a cash management account and applied according to the cash flow waterfall in the Moffett Towers Building D Whole Loan documents. During a Trigger Period, excess cash flow is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Moffett Towers Building D Whole Loan, unless a Lease Sweep Period exists, in which case all excess cash will be swept to a lease sweep reserve for leasing expenses in connection with a replacement Lease Sweep Lease (as defined below).

A “Trigger Period” means a period commencing upon (i) the occurrence of an event of default, (ii) the commencement of a Low DSCR Period (as defined below) or (iii) the commencement of a Lease Sweep Period; and ending if (A) with respect to a Trigger Period commenced pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to a Trigger Period commenced due to clause (ii), the Low DSCR Period has ended pursuant to the terms of the Moffett Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Moffett Towers Building D

Building D Whole Loan documents (and no other Trigger Period is then continuing), and (C) with respect to a Trigger Period commenced due to clause (iii), the Lease Sweep Period has ended pursuant to the terms of the Moffett Towers Building D Whole Loan documents, as described below (and no other Trigger Period is continuing).

A “Lease Sweep Period”:

(i) will commence on the first monthly payment date following the earliest to occur of any of the following (each, a “Lease Sweep Trigger”):

(a) the date on which, with respect to any “Lease Sweep Lease” (defined as (x) the Amazon lease or (y) any lease which is entered into by borrower in replacement of the Amazon lease, and that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such replacement lease, demises lease sweep space equal to or greater than 75% or more of the rentable square feet demised under the applicable Lease Sweep Lease as of the loan origination date), (i) the related tenant cancels or terminates its Lease Sweep Lease with respect to all or a material portion of the space subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (ii) the related tenant delivers to the borrower or property manager a notice to the effect that it is canceling or terminating its Lease Sweep Lease with respect to all or a material portion of the space subject to such Lease Sweep Lease; provided, however, no Lease Sweep Period will commence pursuant this clause (i)(a) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the borrower simultaneously enters into a replacement lease(s) with one or more investment-grade entities covering the terminated space, provided that such replacement lease is a Qualified Lease (as defined below) and provided that the Occupancy Conditions (as defined below) are satisfied with respect to such replacement lease within ten business days of the date of such termination or cancellation (or delivery of notice of termination or cancellation);

(b) the date on which, with respect to any Lease Sweep Lease, the related tenant ceases operating its business (i.e., “goes dark”) at 20% or more of its space on a rentable square foot basis; provided, however, that if the tenant (x) is Amazon, (y) is one or more investment-grade entities or (z) has subleased the dark space portion of its premises to one or more investment-grade entities which has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, in any such case, such tenant will be deemed not to have ‘gone dark’ for purposes of this clause (b) and no Lease Sweep Period will commence pursuant to this clause (b);

(c) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

(d) upon the occurrence of an insolvency proceeding of the tenant under a Lease Sweep Lease;

(e) the date on which, with respect to the Amazon lease, neither Amazon nor its parent company is rated as an investment-grade entity; or

(f) solely with respect to the occurrence of a casualty during any period when the Amazon lease is in effect, upon the delivery of a Repair Notice (as such term is defined in the Amazon lease) to Amazon that indicates that the anticipated period for repairing the damage resulting from such casualty exceeds 270 days from the date of such casualty (a Repair Notice in such case, a “Termination Option Repair Notice”), pursuant to which Amazon has the option to terminate subject to the terms and conditions set forth in the Amazon lease; and

(ii) will end on the earliest of the applicable of the following to occur:

(1) in the case of clause (i)(a), the date on which, with respect to each Lease Sweep Lease Space, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the requisite space, provided that such replacement lease(s) are qualified leases and provided that the Occupancy Conditions are satisfied;

(2) in the case of clause (i)(b) or (i)(e), the date on which either (A) with respect to clause (i)(b) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the requisite space, provided that such replacement tenant(s) and lease(s) are Qualified Leases and provided that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Moffett Towers Building D

the Occupancy Conditions are satisfied or (B) for a dark period event with respect to clause (i)(b) or an Amazon downgrade event (with respect to clause (1)(e)), Amazon (or its parent) is restored as an investment-grade entity or the entirety of the lease sweep space has been sublet to an investment-grade entity which has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent (or, alternatively, sufficient funds have been deposited into the lease sweep account to account for all remaining scheduled free rent periods or rent abatements periods under such lease) at a contract rate no less than the contract rate required under the Lease Sweep Lease;

(3) in the case of clause (i)(c) above, the date on which the subject default has been cured and no other default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(4) in the case of clause (i)(d) above, the applicable tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender;

(5) in the case of clause (i)(f) above, if Amazon does not exercise (or does not send notice to the borrower of its intention to exercise) its right to terminate the Amazon lease within 45 days after the delivery to Amazon of a Termination Option Repair Notice;

(6) in the case of clause (i)(f) above, if Amazon does exercise (or sends notice to the borrower of its intention to exercise) its right to terminate the Amazon lease after receipt of such Termination Option Repair Notice , the date on which all of the following are satisfied: (A) the entirety of the applicable lease sweep space is leased pursuant to one or more Qualified Leases and (B) the Occupancy Conditions are satisfied with respect to all such Qualified Leases; and

(7) in the case of all Lease Sweep Triggers, the date on which the borrower has delivered a letter of credit to the lender with a face amount equal to $7,716,370, unless, the applicable Lease Sweep Lease Space has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed $7,716,370 (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (1) above);

(8) in the case of all Lease Sweep Triggers other than a tenant insolvency proceeding, the date on which the aggregate amount of funds transferred into the lease sweep account (including any related termination payments with respect to the Lease Sweep Lease(s) in question deposited into the lease sweep account) equals the applicable lease sweep reserve cap set forth in the Moffett Towers Building D Whole Loan documents (for the avoidance of doubt: (x) a Lease Sweep Period terminating pursuant to this clause (ii)(8) will terminate once funds in an amount equal to the applicable lease sweep reserve cap have been transferred into the lease sweep account over the course of the Lease Sweep Period; but all of such funds will not have to be, at any one time, on deposit all at once in such lease sweep account) and (y) if a Lease Sweep Trigger is continuing due to the occurrence of more than one Lease Sweep Trigger, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest lease sweep reserve cap applicable to all then continuing Lease Sweep Triggers, such that each Lease Sweep Trigger will be treated as concurrent and not duplicative or independent of another.

A “Low DSCR Period” will (i) commence if, as of any calculation date, (A) the Moffett Towers Building D Property is not fully leased to either (a) Amazon or (b) an investment-grade entity with a credit rating that is at least equal to the credit rating of Amazon as of the origination date, in either case pursuant to a lease that is substantially on the same or better terms as the Amazon lease, and (B) the debt service coverage ratio is less than 1.10x and (ii) will end on the date a debt service coverage ratio of at least 1.10x is achieved for at least one calculation date, as determined by the lender.

“Occupancy Conditions” means, with respect to the Lease Sweep Lease Space in question, (I) with respect to Lease Sweep Lease space at least equal to the requisite space, the delivery by the borrower to the lender of evidence reasonably satisfactory to the lender (including an estoppel certificate executed by the relevant tenant) that (A) the entirety of such requisite space is leased (or, in the case of a lease renewal or extension, continues to be leased) under one or more Qualified Leases, (B) all contingencies under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) to the effectiveness of such lease(s) have been satisfied and the rent commencement date under all such lease(s) has been set, (C) all leasing commissions payable in connection with the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) have been paid and all tenant improvement obligations or other landlord obligations of an inducement nature have either been completed or paid in full or, alternatively, sufficient funds

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Moffett Towers Building D

have been retained in the lease sweep account for such purposes (the “Unpaid TILC Obligation Amount”), (D) the tenant under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) has actually commenced paying full contractual rent and any initial free rent period or period of partial rent abatements has expired or, alternatively, sufficient funds will be retained in the lease sweep account to account for all remaining scheduled free rent periods or rent abatements (the “Remaining Rent Abatement Amount” and, collectively with the Unpaid TILC Obligation Amount, the “Unpaid Landlord Obligations Amount”), and (E) the tenant(s) under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) have accepted delivery of the demised premises (i.e., the lease has commenced), (II) in the event that the conditions under the foregoing clause (I) are satisfied by Qualified Leases that demise requisite space that is less than 100% of the rentable square feet demised under the Amazon lease as of the origination date (the difference between such space leased under the Amazon lease and the space leased under such Qualified Lease demised to satisfy the foregoing clause (I) being the “Remaining Lease Sweep Space”), the then aggregate amount of funds on deposit in the lease sweep account on account of the Remaining Lease Sweep Space and not previously disbursed or applied (and not allocable to the Unpaid Landlord Obligations Amount), is equal to or greater than the product of (x) the applicable per rentable square foot lease sweep reserve cap and (y) the rentable square feet of the Remaining Lease Sweep Space (including, without limitation, all approved leasing expenses, free rent periods and/or rent abatement periods) (such required amount, the “Remaining Space Amount”) and (III) the debt service coverage ratio after giving effect to the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) (taking into account the Remaining Rent Abatement Amount as rents) is no less than a debt service coverage ratio of at least 1.20x.

A “Qualified Lease” means a replacement Lease Sweep Lease or a renewal or extension of an existing Lease Sweep Lease (i) entered into in accordance with the Moffett Towers Building D Whole Loan documents, (ii) (A) in the case of any lease renewal or extension, having an initial term of no less than seven years from the date that the term of the lease being renewed or extended expired (or will expire, if applicable) or (B) in the case of any replacement lease, having an initial term of no less than seven years from the date that the term of the lease being replaced expired and (iii) on economic terms (e.g., base rent, additional rent and recoveries, tenant improvement allowances, etc.) at least as favorable to the landlord as those contained in the Lease Sweep Lease being replaced, renewed or extended; provided, that, in the event the economic terms in the Lease Sweep Lease being replaced are not commercially reasonable for the market at such time in question, such economic terms may be reduced to reflect such market terms, subject to the lender’s reasonable approval.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
No. 10 – Horizons at the Village at Whitehall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Horizons at the Village at Whitehall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Horizons at the Village at Whitehall
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,370,000	Title(2):	Fee / Leasehold
Cut-off Date Principal Balance:	$22,370,000	Property Type – Subtype:	Multifamily – Independent Living
% of IPB:	3.3%	Net Rentable Area (Units):	154
Loan Purpose:	Refinance	Location:	Whitehall, PA
Borrower:	Village at St. Stephens Associates, L.P.	Year Built / Renovated:	2006 / NAP
Borrower Sponsor:	David B. Gardner	Occupancy:	97.4%
Interest Rate:	6.15000%	Occupancy Date:	7/8/2024
Note Date:	7/22/2024	4th Most Recent NOI (As of):	$1,675,995 (12/31/2021)
Maturity Date:	8/6/2029	3rd Most Recent NOI (As of):	$1,707,561 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,810,237 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$1,860,566 (5/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,216,219
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,357,744
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,858,475
Additional Debt:	No	UW NCF:	$1,819,975
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$33,700,000 / $218,831
Additional Debt Type:	N/A	Appraisal Date:	6/5/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$145,260
Taxes:	$72,675	$36,337	N/A	Maturity Date Loan / Unit:	$145,260
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.4%
Deferred Maintenance:	$16,275	$0	N/A	Maturity Date LTV:	66.4%
Replacement Reserve:	$0	$3,208	$100,000	UW NCF DSCR:	1.30x
Environmental Reserve:	$75,000	$0	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,370,000	100.0%	Loan Payoff	$18,530,298	82.8%
			Closing Costs(3)	1,914,693	8.6
			Return of Equity	1,761,060	7.9
			Upfront Reserves	163,950	0.7
Total Sources	$22,370,000	100.0%	Total Uses	$22,370,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The Horizons at the Village at Whitehall Mortgage Loan (as defined below) is secured by the borrower’s (i) leasehold interest in an approximately 0.5-acre parcel of unimproved land that is leased from the Township of Whitehall and contains an underground sanitary sewer line and (ii) fee simple interest in the remainder of the Horizons at the Village at Whitehall Property (as defined below). See Ground Lease below.
(3)	Closing Costs include an origination fee of $1,118,500.

The Loan. The tenth largest mortgage loan (the “Horizons at the Village at Whitehall Mortgage Loan”) is secured by the borrower’s fee and leasehold interests in a 154-unit, independent living complex located in Whitehall, Pennsylvania (the “Horizons at the Village at Whitehall Property”). The Horizons at the Village at Whitehall Mortgage Loan was originated on July 22, 2024 by Argentic Real Estate Finance 2 LLC. The Horizons at the Village at Whitehall Mortgage Loan accrues interest at a fixed interest rate of 6.15000% per annum on an Actual/360 basis. The Horizons at the Village at Whitehall Mortgage Loan has an original term of 60 months, has a remaining term of 59 months and is interest only for the entire term. The scheduled maturity date of the Horizons at the Village at Whitehall Mortgage Loan is August 6, 2029.

The Property. The Horizons at the Village at Whitehall Property consists of a 154-unit, independent living multifamily property on approximately 10.0 acres in Whitehall, Pennsylvania. The Horizons at the Village at Whitehall Property was built by the borrower sponsor in 2006 and has undergone $8 million in renovations since being constructed. The Horizons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
No. 10 – Horizons at the Village at Whitehall

at the Village at Whitehall Property is marketed as a 55+ independent living community and offers amenities such as a pool, fitness center, steam room, clubhouse, and movie theater. The unit mix includes two-bedroom, two-bathroom and three-bedroom, two-bathroom floorplans. Unit amenities include in-unit laundry, granite countertops, walk-in closets, and hardwood floors. The Horizons at the Village at Whitehall Property has 222 surface parking spaces resulting in a ratio of approximately 1.44 parking spaces per unit.

As of July 8, 2024, the Horizons at the Village at Whitehall Property was 97.4% occupied. From 2020 through 2023, occupancy at the Horizons at the Village at Whitehall Property averaged 98.0%, never falling below 95.3%.

The following table presents detailed information with respect to the unit mix at the Horizons at the Village at Whitehall Property:

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Occupancy	Average Monthly Rental Rate per Unit(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate per Unit	Average Monthly Market Rental Rate per SF
2 Bedroom, 2 Bathroom	130	84.4%	1,137	96.9%	$1,730	$1.52	$1,950	$1.72
3 Bedroom, 2 Bathroom	24	15.6%	1,539	100.0%	$1,964	$1.28	$2,150	$1.40
Total/Wtd. Avg.	154	100.0%	1,200	97.4%	$1,767	$1.47	$1,981	$1.65
(1)	Based on the underwritten rent roll as of July 8, 2024. Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF reflect average monthly in-place rent for occupied units.

Appraisal. According to the appraisal, the Horizons at the Village at Whitehall Property had an “as-is” appraised value of $33,700,000 as of June 5th, 2024, as shown in the table below. Based on the “as-is” value of $33,700,000, the Cut-off Date LTV and Maturity Date LTV for the Horizons at the Village at Whitehall Loan are 66.4%.

Horizons at the Village at Whitehall Appraised Value(1)
Property	Value	Capitalization Rate
Horizons at the Village at Whitehall	$33,700,000	5.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated June 12, 2024, there was no evidence of any recognized environmental conditions at the Horizons at the Village at Whitehall Property. However, the Phase I environmental assessment recommended the installation of radon mitigation systems to address elevated levels of radon. 125% of the estimated cost was reserved at loan origination to be used towards installing the radon mitigation system (and/or modifying existing radon mitigation systems in place) and follow-up testing.

The following table presents certain information relating to the historical and current occupancy of the Horizons at the Village at Whitehall Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
98.9%	99.4%	98.4%	97.4%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated as of July 8, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
No. 10 – Horizons at the Village at Whitehall

The following table presents certain information relating to the operating history and underwritten cash flows of the Horizons at the Village at Whitehall Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$2,896,901	$2,976,516	$3,081,435	$3,149,774	$3,251,040	$21,111	105.3%
(Vacancy/Concessions/Credit Loss)	(49,410)	(60,079)	(79,136)	(53,048)	(162,552)	(1,056)	(5.3)
Net Rental Income	$2,847,491	$2,916,437	$3,002,299	$3,096,726	$3,088,488	$20,055	100.0%
Other Income(3)	49,004	72,515	110,336	127,731	127,731	829	4.1
Effective Gross Income	$2,896,496	$2,988,952	$3,112,636	$3,224,457	$3,216,219	$20,885	104.1%

Total Expenses	$1,220,500	$1,281,391	$1,302,399	$1,363,891	$1,357,744	$8,817	42.2%

Net Operating Income	$1,675,995	$1,707,561	$1,810,237	$1,860,566	$1,858,475	$12,068	57.8%

Replacement Reserve	0	0	0	0	38,500	250	1.2

Net Cash Flow	$1,675,995	$1,707,561	$1,810,237	$1,860,566	$1,819,975	$11,818	56.6%

(1)	TTM reflects the trailing 12 months ending May 31, 2024.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of effective gross income for the remainder of fields.
(3)	Other Income includes utility reimbursement income and other miscellaneous fees.

The Market. The Horizons at the Village at Whitehall Property is located in Whitehall, Pennsylvania approximately 5 miles north of Allentown, Pennsylvania. Whitehall Township is located in the Lehigh Valley, which is located within 100 miles of New York City and Philadelphia. The Horizons at the Village at Whitehall Property benefits from access to retail centers including Giant, Walmart, and the Lehigh Valley Mall, which are all located within approximately three miles. According to the appraisal, the 2023 estimated population within a one-, three-, and five-mile radius of the Horizons at the Village at Whitehall Property is 4,239, 81,033, and 205,353, respectively. According to the appraisal, the 2023 median household income within the same radii is $86,102, $64,063, and $58,975, respectively.

According to the appraisal, the Horizons at the Village at Whitehall Property is situated in the Allentown apartment submarket. As of the first quarter of 2024, the Allentown apartment submarket had an inventory of 22,949 units and an overall vacancy rate of 4.3%. The average rent per unit was $1,636. The appraisal concluded to market rents for the Horizons at the Village at Whitehall Property of $1,950 for two-bedroom units and $2,150 for three-bedroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
No. 10 – Horizons at the Village at Whitehall

The following table presents certain information relating to comparable multifamily rental properties to the Horizons at the Village at Whitehall Property:

Comparable Rental Summary(1)
Property / Location	Year Built	Total Units	Occupancy	Average Base Rent per Unit	Average Base Rent per Square Foot
Horizons at the Village at Whitehall Whitehall, PA	2006	154	97.4%(2)	$1,767(2)	$1.47(2)
Spring View Apartments Allentown, PA	2018	450	100.0%	$2,075	$2.16
Woodmont Ridge Allentown, PA	2016	205	97.0%	$2,365	$2.12
Terrain on the Parkway Allentown, PA	2022	160	95.0%	$2,377	$2.44
Hampshire House Allentown, PA	1960	81	100.0%	$1,574	$1.91
Trexler Park West Allentown, PA	2006	249	97.0%	$2,080	$1.99
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of July 8, 2024.

The Borrower. The borrower is Village at St. Stephens Associates, L.P., a special-purpose entity and Pennsylvania limited partnership. The borrower’s general partner is Vassa, Inc., a special-purpose entity and Pennsylvania corporation with one independent director.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is David B. Gardner. David B. Gardner is the CEO of Larken Associates, a family-owned commercial real estate development and management company founded in 1965 with a portfolio consisting of over four million square feet of office, industrial, and retail assets and approximately 2,500 residential units across 19 properties.

Property Management. The Horizons at the Village at Whitehall Property is managed by Larken Associates, a Limited Partnership, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $72,675 for real estate taxes, (ii) $16,275 for immediate repairs, and (iii) $75,000 for an environmental reserve.

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $36,337.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, such monthly insurance escrow is suspended so long as the borrower maintains a blanket policy acceptable to the lender, among other conditions. The monthly insurance escrow is currently suspended.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $3,208 for replacement reserves, subject to a cap of $100,000.

Lockbox / Cash Management. The Horizons at the Village at Whitehall Mortgage Loan is structured with a soft lockbox and springing cash management. The Horizons at the Village at Whitehall Mortgage Loan documents require the borrower to deposit, or cause the manager to deposit, all rents into the lockbox account within one business day of receipt. If a Cash Management Period (as defined below) is not in effect, all funds in the lockbox account will be swept daily into the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept daily into a cash management account controlled by the lender and applied in accordance with the Horizons at the Village at Whitehall Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
No. 10 – Horizons at the Village at Whitehall

A “Cash Management Period” will commence upon the earliest of (i) the stated maturity date, (ii) the occurrence of an event of default, (iii) the debt service coverage ratio for the Horizons at the Village at Whitehall Mortgage Loan as of the last day of any calendar quarter is less than 1.15x, or (iv) from and after August 6, 2028, the debt yield for the Horizons at the Village at Whitehall Mortgage Loan is less than 8.50%. A Cash Management Period will end when (A) with respect to clause (i) above, the Horizons at the Village at Whitehall Mortgage Loan and all other obligations have been paid in full, (B) with respect to clause (ii) above, such event of default has been cured and no other event of default is continuing, (C) with respect to clause (iii) above, the Horizons at the Village at Whitehall Property achieves a debt service coverage ratio of at least 1.20x for two consecutive calendar quarters, or (D) with respect to clause (iv) above, the Horizons at the Village at Whitehall Property achieves a debt yield of at least 8.50% for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. An approximately 0.5-acre parcel of unimproved land (“Ground Lease Parcel”) located at the Horizons at the Village at Whitehall Property is encumbered by a ground lease (“Ground Lease”) between the Township of Whitehall as lessor (the “Lessor”) and the borrower as lessee. The Ground Lease was signed in 2004 when the Lessor granted a sanitary sewer easement to serve the Horizons at the Village at Whitehall Property, which crosses the Ground Lease Parcel. The Ground Lease has a 50-year term through November 22, 2054, and either party may extend the Ground Lease for an additional 50-year term. The borrower has an option to purchase the Ground Lease Parcel at any time during the term of the Ground Lease or its renewal if the Lessor receives a bona fide offer for the Ground Lease Parcel from any party other than the borrower. The permitted use under the Ground Lease is limited to storm drainage/sanitary sewer. The Horizons at the Village a Whitehall Property, however, does not use the Ground Lease Parcel for storm drainage. The borrower’s only use of the Ground Lease Parcel is for the underground sanitary sewer line that crosses the Horizons at the Village at Whitehall Property pursuant to the sanitary sewer easement. The Ground Lease has no rent payments, but the borrower is responsible for insurance, maintenance and repairs, and utilities with respect to the Ground Lease Parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 11 – 76-80 Court Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
119

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 11 – 76-80 Court Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 11 – 76-80 Court Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,000,000	Property Type – Subtype:	Mixed Use - Multifamily / Retail
% of IPB:	3.3%	Net Rentable Area (SF)(2):	24,879
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	76-80 Court, LLC	Year Built / Renovated:	1900, 1910 / 2014
Borrower Sponsors:	Albert Laboz, Jason Laboz and Joseph Jody Laboz	Occupancy:	100.0%
Interest Rate:	7.14100%	Occupancy Date(3):	Various
Note Date:	7/9/2024	4th Most Recent NOI (As of):	$1,731,728 (12/31/2021)
Maturity Date:	8/6/2029	3rd Most Recent NOI (As of):	$1,857,458 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,956,996 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$1,952,820 (TTM 5/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,069,586
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,090,214
Lockbox / Cash Management:	Soft (Multifamily), Hard (Retail) / Springing	UW NOI:	$1,979,372
Additional Debt:	No	UW NCF:	$1,965,675
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$33,600,000 / $1,351
Additional Debt Type:	N/A	Appraisal Date:	4/11/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$884
Taxes:	$196,851	$65,617	N/A	Maturity Date Loan / SF:	$884
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.5%
Deferred Maintenance:	$0	$0	N/A	Maturity Date LTV:	65.5%
Replacement Reserve:	$0	$647	N/A	UW NCF DSCR:	1.23x
				UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	100.0%	Loan Payoff	$20,827,162	94.7%
			Closing Costs	498,756	2.3
			Return of Equity	477,231	2.2
			Upfront Reserves	196,851	0.9
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below
(2)	The net rentable area is comprised of 19,273 square feet (29 units) of multifamily space and 5,606 square feet of ground floor retail space.
(3)	Occupancy is as of June 19, 2024 for the retail component and as of June 26, 2024 for the multifamily component.

The Loan. The eleventh largest mortgage loan (the “76-80 Court Street Mortgage Loan”) is secured by the borrower’s fee interest in two contiguous mixed-use multifamily and retail buildings in Brooklyn, New York (the “76-80 Court Street Property”). The 76-80 Court Street Mortgage Loan was originated on July 9, 2024 by Argentic Real Estate Finance 2 LLC. The 76-80 Court Street Mortgage Loan accrues interest at a fixed rate of 7.14100% per annum on an Actual/360 basis. The 76-80 Court Street Mortgage Loan has an original term of 60 months, has a remaining term of 59 months and is interest only for the entire term. The scheduled maturity date of the 76-80 Court Street Mortgage Loan is August 6, 2029.

The Property. The 76-80 Court Street Property consists of two contiguous mixed-use buildings located in the Brooklyn Heights neighborhood of Brooklyn, New York. The 76-80 Court Street Property consists of one six-story and one three-story building, totaling 29 residential apartments and 5,606 square feet of ground floor retail. The 76-80 Court Street Property was built in 1900 and 1910 and was last renovated in 2014. The multifamily unit mix includes three studio, 16 one-bedroom, and 10 two-bedroom floorplans. Units feature hardwood floors, wood cabinetry, stainless-steel appliances and in-unit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
No. 11 – 76-80 Court Street

laundry. As of June 2024, both the multifamily and retail components at the 76-80 Court Street Property were 100.0% occupied. The multifamily and retail components represent to 52.0% and 48.0% of the underwritten rent, respectively.

The following table presents information with respect to the multifamily unit mix at the 76-80 Court Street Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	3	10.3%	100.0%	351	$2,375	$6.79
One Bedroom	15	51.7%	100.0%	549	$3,891	$7.09
One Bedroom Duplex	1	3.4%	100.0%	946	$4,315	$4.56
Two Bedroom	10	34.5%	100.0%	905	$6,055	$6.69
Total/Wtd. Avg.	29	100.0%	100.0%	665	$4,571	$6.76
(1)	Based on the underwritten rent roll as of June 26, 2024.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF reflect average monthly in-place rent for occupied units, excluding one studio unit that is included as part of the Popeyes’ lease.

Major Tenants. As of June 19, 2024, the retail component of the 76-80 Court Street Property was 100.0% occupied by two tenants.

Bank of America (3,406 square feet; 60.8% of retail NRA; 39.2% of underwritten rents). Bank of America is a financial institution serving approximately 69 million consumer and small business clients. Bank of America has approximately 3,800 financial centers and 15,000 ATMs in the United States. Bank of America occupies corner retail space at the 76-80 Court Street Property and has been a tenant since 2016, when it signed a 20-year lease. The tenant has a current lease expiration in 2036 with two, 10-year renewal options remaining and no termination options.

Popeyes (2,200 square feet; 39.2% of retail NRA; 8.8 of underwritten rents). Popeyes is a quick-service restaurant founded in 1972 with over 3,800 restaurants globally. Popeyes occupies mid-block retail space and has been a tenant at the 76-80 Court Street Property since 1998, when it signed a five-year lease. Since the expiration of its initial term, Popeyes has renewed its lease five times, with the most recent being a five-year renewal which commenced in March 2023. Popeyes has one, five-year renewal option remaining and no termination options.

The following table presents certain information relating to the retail tenants at the 76-80 Court Street Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Retail NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Retail Base Rent(2)	Lease Expiration Date
Bank of America	A1/A-/AA-	3,406	60.8%	$340.42	$1,159,484	81.7%	6/30/2036
Popeyes	NR/BB/NR	2,200	39.2	$118.19	260,023	18.3	2/28/2028
Occupied Collateral Total / Wtd. Avg.		5,606	100.0%	$253.21	$1,419,507	100.0%
Vacant Space		0	0.0
Collateral Total		5,606	100.0%

(1)	Based on the underwritten rent roll dated June 19, 2024.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes straight-line rent steps for Bank of America totaling $95,744.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 11 – 76-80 Court Street

Appraisal. According to the appraisal, the 76-80 Court Street Property had an “as-is” appraised value of $33,600,000 as of April 11, 2024, as shown in the table below. Based on the “as-is” value of $33,600,000, the Cut-off Date LTV and Maturity Date LTV for the 76-80 Court Street Loan are 65.5%.

76-80 Court Street Property Appraised Value(1)
Property	Value	Capitalization Rate
76-80 Court Street	$33,600,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated April 11, 2024, there was no evidence of any recognized environmental conditions at the 76-80 Court Street Property.

The following table presents certain information relating to the historical and current occupancy of the 76-80 Court Street Property:

Historical and Current Occupancy
2022(1)	2023(1)	Current(2)
97.8%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent rolls dated June 19, 2024 and June 26, 2024.

The following table presents certain information relating to the operating history and underwritten cash flows of the 76-80 Court Street Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per SF	%(2)
Gross Potential Rent	$2,543,189	$2,730,639	$2,933,496	$3,052,165	$3,201,143	$128.67	105.3%
(Vacancy/Concessions/Credit Loss)	0	0	0	0	(160,057)	(6.43)	(5.3)
Net Rental Income	$2,543,189	$2,730,639	$2,933,496	$3,052,165	$3,041,086	$122.24	100.0%
Other Income(3)	6,805	26,682	33,451	28,500	28,500	1.15	0.9
Effective Gross Income	$2,549,994	$2,757,321	$2,966,947	$3,080,665	$3,069,586	$123.38	100.9%

Total Expenses	$818,266	$899,863	$1,009,951	$1,127,845	$1,090,214	$43.82	35.5%

Net Operating Income	$1,731,728	$1,857,458	$1,956,996	$1,952,820	$1,979,372	$79.56	64.5%

Total TI/LC, Capex/RR	0	0	0	0	13,697	0.55	0.4

Net Cash Flow	$1,731,728	$1,857,458	$1,956,996	$1,952,820	$1,965,675	$79.01	64.0%
(1)	TTM reflects the trailing 12 months ending May 31, 2024.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of effective gross income for the remainder of fields.
(3)	Other Income includes commercial water reimbursement and other miscellaneous fees.

The Market. The 76-80 Court Street Property is located in the Brooklyn Heights section of downtown Brooklyn, New York. The 76-80 Court Street Property benefits from access to several subway lines including the 2, 3, 4, 5, and R lines, which are all located within three blocks and provide access to the greater New York City metropolitan area. According to the appraisal, the 76-80 Court Street Property is situated in the Brooklyn apartment submarket. As of the fourth quarter of 2023, the Brooklyn apartment submarket had an inventory of 481,944 units, a vacancy rate of 2.7%, and an average monthly rent per unit of $4,299. As of 2023, the estimated population within the 11201 zip code was 71,969 and the 2023 estimated median household income within the 11021 zip code was approximately $143,345.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C6
No. 11 – 76-80 Court Street

The appraisal concluded to market multifamily rents for the 76-80 Court Street Property of $2,500 for studio units, $4,000 for one-bedroom units, $4,350 for the one-bedroom duplex unit, and $6,000 for two-bedroom units. Additionally, the appraiser concluded to retail market rents of $312 per square foot for corner retail space and $118 per square foot for mid-block retail space.

The following table presents certain information relating to comparable multifamily rental properties to the 76-80 Court Street Property:

Comparable Apartment Rentals(1)
Property / Location	Year Built	Total Units	Occupancy	Average Base Rent per Unit	Average Base Rent per Square Foot
76-80 Court Street	1900, 1910 / 2014	29(2)	100.0%(2)	$4,571(2)(3)	$6.76(2)(3)
Brooklyn, NY
25 Monroe Place	1938	67	98.1%	$4,050 - $6,500	$6.97 - $7.71
Brooklyn, NY
184 Joralemon Street	1910	24	97.6%	$5,795	$6.10
Brooklyn, NY
264 Pacific Street	2018	24	NAV	$4,600 - $6,224	$6.56 - $6.73
Brooklyn, NY
200 Atlantic Avenue	2008	32	NAV	$4,238 - $6,295	$6.30 - $6.60
Brooklyn, NY
18 Sidney Place	1900	18	97.6%	$3,800	$5.85
Brooklyn, NY
163 Court Street	1910 / 2021	6	NAV	$4,650 - $6,000	$6.64 - $7.06
Brooklyn, NY
(1) Source: Appraisal, unless otherwise indicated.
(2) Based on underwritten rent roll dated June 26, 2024.
(3) Average Base Rent per Unit and Average Base Rent per Square Foot reflect average monthly in-place rents for occupied units, excluding one studio unit that is included as part of the Popeyes’ lease.

The following table presents certain information relating to comparable commercial leases to the 76-80 Court Street Property:

Comparable Retail Leases(1)
Property / Location	Tenant	Space Type	Size (SF)	Start Date	Term (Yrs)	Monthly Rent	Annual Rent PSF	Expense Structure
76-80 Court Street	Bank of America	Corner	3,406	Jun-16	20.0	$88,645	$312	Mod. Gross
Brooklyn, NY	Popeyes	Mid-Block	2,200	Mar-23	5.0	$21,669	$118	Mod. Gross
52 Court Street	Taco Bell	Mid-Block	1,500	Aug-23	10.0	$18,000	$144	Mod. Gross
Brooklyn, NY
105 Court Street	I'Milky	Mid-Block	720	Aug-23	10.0	$7,020	$117	Mod. Gross
Brooklyn, NY
391 Jay Street	Guactime	Mid-Block	1,200	Dec-22	NAV	$17,500	$175	Mod. Gross
Brooklyn, NY
203 Court Street	AAA 203 Court Smoke Shop	Corner	1,200	Feb-23	10.0	$12,500	$125	Mod. Gross
Brooklyn, NY
118 Flatbush Avenue	Travel Agency Cannabis	Corner	4,774	Dec-23	NAV	$125,318	$315	Mod. Gross
Brooklyn, NY
(1)	Source: Appraisal, except for 76-80 Court Street, which information is based on the underwritten rent roll dated June 19, 2024.

The Borrower. The borrower is 76-80 Court, LLC., a special-purpose entity and New York limited liability company.

The Borrower Sponsor. The borrower sponsors and non-recourse carveout guarantors are Albert Laboz, Jason Laboz and Joseph Jody Laboz. Albert Laboz, Jason Laboz, and Joseph Laboz are principals of United American Land LLC, a family-owned real estate development, investment, and management company that owns and manages over 70 properties in Manhattan, Brooklyn, and Queens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
124

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 11 – 76-80 Court Street

Property Management. The 76-80 Court Street Property is managed by Skyline Property Management NY Inc., a third-party property manager.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $196,851 for real estate taxes.

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $65,617.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, such monthly insurance escrow is suspended so long as the borrower maintains a blanket policy acceptable to the lender, among other conditions. The monthly insurance escrow is currently suspended.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $647 for replacement reserves.

Lockbox / Cash Management. The 76-80 Court Street Mortgage Loan is structured with a soft lockbox with respect to residential tenants and a hard lockbox with respect to non-residential tenants and springing cash management. The 76-80 Court Street Mortgage Loan documents require the borrower to deposit, or cause the manager to deposit, all rents into the lockbox account within three business days of receipt. If a Cash Management Period (as defined below) is not in effect, all funds in the lockbox account will be swept daily into the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept daily into a cash management account controlled by the lender and applied in accordance with the 76-80 Court Street Mortgage Loan documents.

A “Cash Management Period” will commence upon the earliest of (i) the stated maturity date, (ii) the occurrence of an event of default, (iii) the debt service coverage ratio for the 76-80 Court Street Mortgage Loan as of the last day of any calendar quarter is less than 1.15x, (iv) the debt yield for the 76-80 Court Street Mortgage Loan is less than 8.20%, or (v) the commencement of a Trigger Lease Sweep Period (as defined below). A Cash Management Period will end when (A) with respect to clause (i) above, the 76-80 Court Street Mortgage Loan and all other obligations have been paid in full, (B) with respect to clause (ii) above, such event of default has been cured and no other event of default is continuing, (C) with respect to clause (iii) above, the 76-80 Court Street Property achieves a debt service coverage ratio of at least 1.25x for two consecutive calendar quarters, (D) with respect to clause (iv) above, the 76-80 Court Street Property achieves a debt yield of at least 8.70% for two consecutive calendar quarters, or (E) with respect to clause (v) above, such Trigger Lease Sweep Period has ended.

A “Trigger Lease Sweep Period” commences upon the occurrence of any of the following: (i) the earlier of (a) the date that is 12 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms) or (b) the date the applicable tenant under a Trigger Lease actually gives notice of its intention not to renew or extend; (ii) the date required under a Trigger Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any tenant under a Trigger Lease gives notice of its intention not to renew or extend its Trigger Lease; (iii) any Trigger Lease (or any material portion thereof) is surrendered, cancelled, or terminated prior to its then current expiration date or any tenant under a Trigger Lease gives notice of its intention to terminate, surrender, or cancel their lease (or any material portion thereof); (iv) any tenant under a Trigger Lease has discontinued its business in any material portion of its premises or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under a Trigger Lease by the applicable tenant thereunder; or (vi) the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Trigger Lease, its parent company or the lease guarantor under a Trigger Lease, as described in the 76-80 Court Street Mortgage Loan documents (“Trigger Tenant Insolvency Proceeding”).

A Trigger Lease Sweep Period ends upon the earlier to occur of (y) the determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount or the borrower delivers to lender a cash deposit or letter of credit an amount equal to all anticipated expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required under the 76-80 Court Street Mortgage Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (z) the occurrence of any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
125

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 11 – 76-80 Court Street

of the following: (1) with respect to a Trigger Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Trigger Lease and (B) the date on which all of the space demised under the subject Trigger Lease that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to a Trigger Lease Sweep Period caused by a matter described in clause (v) above, if the subject tenant default has been cured, and no other tenant default has occurred for a period of six consecutive months following such cure; (3) with respect to a Trigger Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Trigger Tenant Insolvency Proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned; or (4) during a Trigger Lease Sweep Period caused solely in connection with the Popeyes lease, (A) the funds accumulated in the special rollover reserve subaccount are equal to or greater than $500,000 and (B) the debt service coverage ratio is at least 1.20x, as determined by the lender (provided that no Trigger Lease Sweep Period caused solely in connection with the Popeyes lease will exist if (A) the borrower delivers to the lender a letter of credit in the amount of $500,000 in accordance with the terms and conditions set forth in the 76-80 Court Street Mortgage Loan documents and (B) the debt service coverage ratio is at least 1.20x, as determined by the lender).

“Trigger Lease” means the Bank of America lease, the Popeyes lease, and any other lease that has a gross annual rent of 30% or more of the total annual rents at the 76-80 Court Street Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
126

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 12 – Courtyard by Marriott Atlanta Vinings Galleria
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,000,000	Property Type - Subtype:	Hospitality – Select Service
% of Pool by IPB:	3.3%	Net Rentable Area (Rooms):	159
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	Vinings Overlook, LLC	Year Built / Renovated:	2019 / NAP
Borrower Sponsor(1):	David G. Chandler	Occupancy / ADR / RevPAR:	70.2% / $158.78 / $111.47
Interest Rate:	7.75000%	Occupancy / ADR / RevPAR Date:	TTM 5/31/2024
Note Date:	7/10/2024	4th Most Recent NOI (As of): 3rd Most Recent NOI (As of):	$2,088,199 (12/31/2021) $2,703,331 (12/31/2022)
Maturity Date:	7/6/2029	2nd Most Recent NOI (As of):	$2,945,368 (12/31/2023)
Interest-only Period:	60 months	Most Recent NOI (As of):	$2,849,077 (TTM 5/31/2024)
Original Term:	60 months	UW Occupancy / ADR / RevPAR:	70.2% / $158.78 / $111.47
Original Amortization Term:	None	UW Revenues:	$6,968,925
Amortization Type:	Interest Only	UW Expenses:	$4,122,311
Call Protection:	L(26),D(27),O(7)	UW NOI:	$2,846,614
Lockbox / Cash Management:	Springing / Springing	UW NCF:	$2,637,547
Additional Debt:	No	Appraised Value / Per Room:	$35,900,000 / $225,786
Additional Debt Balance:	N/A	Appraisal Date:	3/15/2024
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$138,365
Taxes:	$37,343	$17,782	N/A	Maturity Date Loan / Room:	$138,365
Insurance:	$67,996	$8,095	N/A	Cut-off Date LTV:	61.3%
FF&E Reserves:	$0	$17,422	N/A	Maturity Date LTV:	61.3%
				UW NCF DSCR:	1.53x
				UW NOI Debt Yield	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	84.5%	Loan Payoff	$24,967,624	95.9%
Borrower’s Equity	4,046,990	15.5	Closing Costs(2)	974,028	3.7
			Upfront Reserves	105,339	0.4

Total Sources	$26,046,990	100.0%	Total Uses	$26,046,990	100.0%
(1)	David G. Chandler is also a sponsor for the Chandler Hotel Portfolio and TownePlace Suites Bowling Green mortgage loans which are cross-collateralized and cross-defaulted with one another and are being contributed in the BMO 2024-5C6 pool.
(2)	Closing Costs include a $660,000 rate buy-down fee.

The Loan. The twelfth largest mortgage loan (the ”Courtyard by Marriott Atlanta Vinings Galleria Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $22,000,000 and is secured by the borrower’s fee interest in a 159-room select service hotel located in Atlanta, Georgia (the “Courtyard by Marriott Atlanta Vinings Galleria Property”). The Courtyard by Marriott Atlanta Vinings Galleria Mortgage Loan was originated on July 10, 2024 by LMF Commercial, LLC and accrues interest at a fixed rate of 7.75000% per annum. The Courtyard by Marriott Atlanta Vinings Galleria Mortgage Loan has a five-year term, accrues interest on an Actual/360 basis and is interest only for the entire term of the loan. The scheduled maturity date of the Courtyard by Marriott Atlanta Vinings Galleria Mortgage Loan is July 6, 2029.

The Property. The Courtyard by Marriott Atlanta Vinings Galleria Property is a five-story, select service hotel located in Atlanta, Georgia. Built in 2019, the Courtyard by Marriott Atlanta Vinings Galleria Property is situated on an approximately 3.14-acre parcel with 159 parking spaces (1.00 spaces per room). The Courtyard by Marriott Atlanta Vinings Galleria Property consists of 159 rooms and includes a business center/lobby workstation, market pantry, fitness room, indoor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 12 – Courtyard by Marriott Atlanta Vinings Galleria

swimming pool, guest laundry area, laundry/valet service, outdoor patio and fire pits, and electric vehicle chargers. The guestrooms include 86 king rooms, 69 queen rooms and 4 king suites. Room amenities include air conditioning, a desk, coffee/tea maker, mini fridge, microwave, wireless internet, and television. According to the appraisal, the demand segmentation is expected to be 63% commercial (125% market penetration in 2023), 25% leisure (95% market penetration in 2023) and 12% meeting and group (99% market penetration in 2023). The Courtyard by Marriott Atlanta Vinings Galleria Property is subject to a 20-year franchise agreement with Marriott International, Inc. that is scheduled to expire on March 5, 2039. The franchise agreement calls for a royalty fee of 5.5% of gross rooms revenue, and a marketing fund charge of 2.0% of gross rooms revenue, which is subject to increase or decrease but will never exceed 3.0% of gross room sales.

Environmental. According to the Phase I environmental assessment dated March 22, 2024, there was no evidence of any recognized environmental conditions at the Courtyard by Marriott Atlanta Vinings Galleria Property.

The Market. The Courtyard by Marriott Atlanta Vinings Galleria Property is located in Atlanta, Georgia. The economy of Atlanta is largely driven by the trade, transportation and utilities, professional and business services, education and health services, government, leisure and hospitality and financial services industries. The Courtyard by Marriott Atlanta Vinings Galleria Property is in close proximity to several tourist attractions, including The Battery Atlanta, Centennial Olympic Park and the Georgia Aquarium. The Battery Atlanta is approximately 2.5 miles north of the Courtyard by Marriott Vinings Galleria Property and is a 2.25 million square foot mixed use development located at the intersection of Interstate 75 and Interstate 285, and includes Truist Park, home field of the Atlanta Braves. Centennial Olympic Park is approximately 10 miles south of the Courtyard by Marriott Atlanta Vinings Galleria Property and is a 22-acre greenspace that serves as Georgia’s legacy of the 1996 Summer Olympic Games. Centennial Olympic Park is a catalyst for downtown Atlanta’s revitalization efforts and anchors an entertainment and hospitality district spurring billions of dollars of economic development. The Georgia Aquarium is approximately 10 miles south of the Courtyard by Marriott Atlanta Vinings Galleria Property, and is the largest aquarium in the United States, containing more than 11 million gallons of water. The Georgia Aquarium features exhibits and programs that promote conservation of aquatic biodiversity throughout the world.

According to a third-party market report, the estimated 2024 population within a one-, three- and five-mile radius of Courtyard by Marriott Atlanta Vinings Galleria Property are 13,783, 91,576 and 211,199, respectively, and the estimated 2024 average household income within the same radii are $148,762, $141,099 and $147,737, respectively.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Courtyard by Marriott Atlanta Vinings Galleria Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Courtyard by Marriott Atlanta Vinings Galleria Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 5/31/2022	58.5%	$120.36	$70.37	71.1%	$137.07	$97.50	121.7%	113.9%	138.6%
TTM 5/31/2023	63.6%	$133.26	$84.77	75.0%	$154.02	$115.45	117.8%	115.6%	136.2%
TTM 5/31/2024	63.6%	$129.26	$82.25	70.2%	$157.86	$110.89	110.4%	122.1%	134.8%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Courtyard by Marriott Atlanta Vinings Galleria Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Sonesta Select Atlanta Cumberland Galleria (182 rooms), Hampton by Hilton Inn Atlanta NW Cumberland (127 rooms), Hotel Indigo Atlanta - Vinings (160 rooms), Homewood Suites by Hilton Atlanta-Galleria/Cumberland (124 rooms), Fairfield Inn & Suites Atlanta Vinings Galleria (142 rooms), Hyatt Place Atlanta Cobb Galleria (123 rooms) and Hampton by Hilton Inn & Suites Atlanta-Galleria (106 rooms).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 12 – Courtyard by Marriott Atlanta Vinings Galleria

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Courtyard by Marriott Atlanta Vinings Galleria Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	2023	TTM 5/31/2024	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	46.1%	70.0%	72.5%	72.9%	70.2%	70.2%
ADR	$108.88	$124.54	$147.06	$157.15	$158.78	$158.78
RevPAR	$50.19	$87.18	$106.69	$114.62	$111.47	$111.47
Room Revenue	$2,920,841	$5,059,268	$6,191,939	$6,652,219	$6,486,679	$6,486,679	$40,797	93.1%
Food and Beverage Revenue	161,246	240,932	397,233	379,001	345,029	345,029	2,170	5.0
Other Income(3)	76,178	114,208	101,461	145,044	137,217	137,217	863	2.0
Total Revenue	$3,158,265	$5,414,408	$6,690,633	$7,176,264	$6,968,925	$6,968,925	$43,830	100.0%
Room Expense	$793,890	$1,256,099	$1,458,404	$1,465,555	$1,470,549	$1,470,549	$9,249	21.1%
Food & Beverage Expense	156,240	239,440	348,594	331,801	310,750	310,750	1,954	4.5
Other Expense	31,496	57,310	50,761	62,492	58,903	58,903	370	0.8
Departmental Expenses	$981,626	$1,552,849	$1,857,759	$1,859,848	$1,840,202	$1,840,202	$11,574	26.4%
Departmental Profit	$2,176,639	$3,861,559	$4,832,874	$5,316,416	$5,128,723	$5,128,723	$32,256	73.6%
Operating Expenses	$1,071,955	$1,434,351	$1,664,231	$1,859,008	$1,762,517	$1,762,517	$11,085	25.3%
Gross Operating Profit	$1,104,684	$2,427,208	$3,168,643	$3,457,408	$3,366,206	$3,366,206	$21,171	48.3%
Management Fees	$94,762	$162,474	$200,764	$215,602	$209,556	$209,068	$1,315	3.0%
Property Taxes	224,912	116,500	199,306	213,388	213,428	213,386	1,342	3.1
Property Insurance	56,981	60,035	65,242	83,050	94,145	97,138	611	1.4
Total Other Expenses	$376,655	$339,009	$465,312	$512,040	$517,129	$519,592	$3,268	7.5%
Net Operating Income	$728,029	$2,088,199	$2,703,331	$2,945,368	$2,849,077	$2,846,614	$17,903	40.8%
FF&E	0	0	0	0	0	209,068	1,315	3.0
Net Cash Flow	$728,029	$2,088,199	$2,703,331	$2,945,368	$2,849,077	$2,637,547	$16,588	37.8%
(1)	Per Room values are based on 159 rooms.
(2)	% of Total Revenue column represents percent of Total Revenue for all revenue and expense lines.
(3)	Other Income includes vending revenue, meeting room rental, minibar revenue and other operating department revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 13 – Two Addison Circle
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,500,000	Title:	Fee
Cut-off Date Principal Balance:	$20,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.0%	Net Rentable Area (SF):	198,695
Loan Purpose:	Refinance	Location:	Addison, TX
Borrower:	TR Two Addison LLC	Year Built / Renovated:	2009 / 2024
Borrower Sponsor(1):	Teachers’ Retirement System of the State of Illinois	Occupancy:	84.6%
Interest Rate:	6.70000%	Occupancy Date:	5/31/2024
Note Date:	7/19/2024	4th Most Recent NOI (As of):	$3,397,033 (12/31/2021)
Maturity Date:	8/6/2029	3rd Most Recent NOI (As of):	$2,651,632 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,487,765 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$2,702,060 (TTM 3/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	88.2%
Amortization Type:	Interest Only	UW Revenues:	$5,957,077
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$2,639,478
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,317,599
Additional Debt:	None	UW NCF:	$3,136,882
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$37,750,000 / $190
Additional Debt Type:	N/A	Appraisal Date:	5/17/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$103
Taxes:	$672,053	$84,007	N/A	Maturity Date Loan / SF:	$103
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.3%
Replacement Reserves:	$0	$4,139	N/A	Maturity Date LTV:	54.3%
TI/LC(2):	$3,763,990	$24,837	$1,500,000	UW NCF DSCR:	2.25x
Other(3):	$473,109	$0	N/A	UW NOI Debt Yield:	16.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$20,500,000	77.6%	Loan Payoff	$20,659,395	78.2%
Equity Contribution	5,929,622	22.4	Upfront Reserves	4,909,152	18.6
			Closing Costs(4)	861,075	3.3
Total Sources	$26,429,622	100.0%	Total Uses	$26,429,622	100.0%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Two Addison Circle Mortgage Loan (as defined below).
(2)	The TI/LC initial reserve includes a $1,670,000 portion allotted to future approved leasing expenses to be incurred by the borrower on the Two Addison Circle Property (as defined below) , and the remainder is for outstanding leasing expenses relating to new expanded premises for the tenant Allworth Financial.
(3)	Other reserves include an initial free rent reserve of $427,822 for Allworth Financial and Phoenix Capital Partners and a bridge rent reserve of $45,287 for Allworth Financial.
(4)	Closing Costs include an interest rate buydown fee of $205,000.

The Loan. The thirteenth largest mortgage loan (the “Two Addison Circle Mortgage Loan”) is secured by the borrower’s fee simple interest in a six-story office building and an adjacent four-story parking garage located at 15725 Dallas Parkway, Addison, Texas featuring 198,695 square feet (the “Two Addison Circle Property”). The Two Addison Circle Mortgage Loan has an original and outstanding principal balance as of the Cut-off Date of $20,500,000 and represents approximately 3.0% of the Initial Pool Balance. The Two Addison Circle Mortgage Loan was originated on July 19, 2024 by DBR Investments Co. Limited (“DBRI”) and accrues interest at a fixed rate of 6.70000% per annum on an Actual/360 basis. The Two Addison Circle Mortgage Loan had an original term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Two Addison Circle Mortgage Loan requires interest-only payments during the full term. The scheduled maturity date of the Two Addison Circle Mortgage Loan is the payment date in August 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
130

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 13 – Two Addison Circle

The Property. The Two Addison Circle Property is comprised of a six-story, 198,695 square foot multitenant office property and a four-story parking garage with 718 covered and 15 uncovered parking spaces located in Addison, Texas. The Two Addison Circle Property is situated on a 3.37-acre site and was built in 2009 and was most recently renovated in 2024. As of May 31, 2024, the Two Addison Circle Property was 84.6% occupied by 11 office tenants. The Two Addison Circle Property is located along the Dallas North Tollway, and has additional access to Interstate Highway 635 (LBJ Freeway), with Dallas Parkway, Preston Road, Hillcrest Road, and Midway Road providing north/south access.

Major Tenants. The three largest tenants based on underwritten base rent are Open Text, Brightland Homes, and Allworth Financial.

Open Text (33,879 square feet; 17.1% of net rentable area; 26.9% of underwritten base rent) (TSX: OTEX) is a Canadian company that develops and sells enterprise information management (EIM) software. Headquartered in Waterloo, Ontario, Canada, Open Text is Canada’s fourth-largest software company as of 2022. Open Text software applications manage content and unstructured data for large companies, government agencies, and professional service firms. Open Text employs 22,900 people worldwide, and is a publicly traded company, listed on the Toronto Stock Exchange (OTEX). Open Text has been a tenant at the Two Addison Circle Property since 2016 and extended its lease term once. The Two Addison Circle Property serves as Open Text’s regional hub. Open Text has one, five-year renewal option and no termination options.

Brightland Homes (48,359 square feet; 24.3% of net rentable area; 25.4% of underwritten base rent) is a residential homebuilder headquartered at the Two Addison Circle Property. With over 30 years of experience, Brightland Homes constructs new single-family homes in various communities across Texas, Arizona, Colorado, Florida, and Tennessee. Brightland Homes is also the guarantor for Empire Title Company’s lease (Suites 170 and 170A – 6,284 SF (3.2% NRA)), as it is the title company used for the disposition of the newly developed homes. Brightland Homes has been a tenant at the Two Addison Circle Property since 2011, and has expanded and extended multiple times. In May 2022, Brightland Homes amended and extended its lease for an additional 25 months to January 2028 while also expanding by approximately 14,480 SF. Brightland Homes has one, five-year renewal option and no termination options.

Allworth Financial (21,000 square feet; 10.6% of net rentable area; 11.6% of underwritten base rent) is a financial advisory firm that specializes in providing financial planning and investment management services to individual and corporate clients. Allworth Financial offers services such as retirement planning, investment management, tax planning and estate planning. Allworth Financial has been a tenant at the Two Addison Circle Property since 2011 and in January 2024 expanded its footprint from 13,778 square feet to 21,000 square feet while also extending its lease an additional 12 years through August 2036. Allworth Financial is building out its new expanded premises and is expected to occupy such new expanded premises following completion of its buildout, which is currently estimated to take place on or about October 2024. Allworth Financial has a free rent period of 10 months following the commencement date of its new premises, which was reserved for at origination. In addition, until completion of the new expanded premises, Allworth Financial is paying a lower rent (for which a bridge rent reserve was collected at origination representing 4 months of such rent differential). On the first day of the 95th full month after the commencement date of the lease for the new premises (which commencement date is estimated to be on or about October 2024), Allworth Financial has a one-time right to terminate its lease with not less than 12 months’ prior written notice and payment of a termination fee.

Environmental. The Phase I environmental assessment of the Two Addison Circle Property dated May 23, 2024 identified no recognized environmental conditions or controlled recognized environmental conditions.

The following table presents certain information relating to the historical and current occupancy of the Two Addison Circle Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100%	70.1%	78.9%	84.6%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated May 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
131

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 13 – Two Addison Circle

The following table presents certain information relating to the largest tenants by underwritten base rent at the Two Addison Circle Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)		UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Open Text	NR/NR/NR	33,879	17.1%	$33.50		$1,134,947	26.9%	2/28/2026
Brightland Homes	NR/NR/NR	48,359	24.3	$22.15		1,071,138	25.4	Various(4)
Allworth Financial	NR/NR/NR	21,000	10.6	$23.20	(5)	487,200	11.6	8/31/2036(6)
Service Now	A3/A/NR	9,518	4.8	$33.00		314,094	7.5	3/31/2025
Phoenix Capital Partners	NR/NR/NR	8,834	4.4	$34.00	(7)	300,356	7.1	5/31/2029(8)
Tri Global / Enbridge	Baa2/BBB+/BBB+	8,587	4.3	$22.50		193,208	4.6	7/31/2034(9)
ALG Vacations	NR/NR/NR	8,139	4.1	$23.50		191,267	4.5	12/31/2026(10)
Sumitomo Forestry	NR/NR/NR	7,056	3.6	$22.50		158,760	3.8	8/31/2028
CMC/Brookhollow/Cornerstone	NR/NR/NR	6,576	3.3	$22.50		147,960	3.5	7/31/2028
Empire Title Company	NR/NR/NR	6,284	3.2	$22.41		140,801	3.3	12/31/2026
Top 10 Tenant Occupied		158,232	79.6%	$26.16		$4,139,730	98.3%
Other Occupied		9,834	4.9	$23.00	(11)	$72,611	1.7
Total Occupied		168,066	84.6%	$26.10	(11)	$4,212,341	100.0%
Vacant Space		30,629	15.4
Totals/ Wtd. Avg.		198,695	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	An average weighted by square footage was used for tenants with multiple leases.
(4)	Brightland Homes has two active leases with 33,879 square feet expiring on January 31, 2028 and 14,480 square feet expiring on July 31, 2028.
(5)	Allworth Financial is building out its new expanded premises and is relocating to such new expanded premises following completion of its buildout, which is currently estimated to take place on or about October 2024. Allworth Financial has a free rent period of 10 months following the commencement date of its new premises, which was reserved for at origination. In addition, until completion of the new expanded premises, Allworth Financial is paying a lower rent (for which a bridge rent reserve was collected at origination representing 4 months of such rent differential).
(6)	On the first day of the 95th full month after the commencement date of the lease for the new premises (which commencement date is estimated to be in or around October 2024), Allworth Financial has a one-time right to terminate its lease with not less than 12 months’ prior written notice and payment of a termination fee.
(7)	Phoenix Capital Partners has a future rent abatement of $21,822.33, which has been reserved for.
(8)	Phoenix Capital Partners has the one time right to terminate its lease effective June 1, 2027, upon six months’ written notice and payment of a termination fee.
(9)	Tri Global / Enbridge has the one time right to terminate its lease effective August 1, 2029, upon twelve months’ written notice and payment of a termination fee.
(10)	ALG Vacations has an early termination option upon 120 days written notice and payment of a termination fee.
(11)	Excludes 6,677 square feet attributable to non-income producing spaces including a tenant lounge (5,352 square feet), management office (1,016 square feet), and engineering office (309 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 13 – Two Addison Circle

The following table presents certain information relating to the lease rollover schedule at the Two Addison Circle Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	30,629	15.4%	NAP	NAP	30,629	15.4%	NAP	NAP
2024 & MTM(3)	3	6,677	3.4	$0	0.0%	37,306	18.8%	$0	0.0%
2025	1	9,518	4.8	314,094	7.5	46,824	23.6%	$314,094	7.5%
2026	4	48,302	24.3	1,467,014	34.8	95,126	47.9%	$1,781,108	42.3%
2027	0	0	0.0	0	0.0	95,126	47.9%	$1,781,108	42.3%
2028	4	61,991	31.2	1,377,858	32.7	157,117	79.1%	$3,158,966	75.0%
2029	3	11,991	6.0	372,967	8.9	169,108	85.1%	$3,531,933	83.8%
2030	0	0	0.0	0	0.0	169,108	85.1%	$3,531,933	83.8%
2031	0	0	0.0	0	0.0	169,108	85.1%	$3,531,933	83.8%
2032	0	0	0.0	0	0.0	169,108	85.1%	$3,531,933	83.8%
2033	0	0	0.0	0	0.0	169,108	85.1%	$3,531,933	83.8%
2034	1	8,587	4.3	193,208	4.6	177,695	89.4%	$3,725,141	88.4%
2035 & Beyond	1	21,000	10.6	487,200	11.6	198,695	100.0%	$4,212,341	100.0%
Total	17	198,695	100.0%	$4,212,341	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	NRA attributed to the management office, tenant lounge, and engineering office are included in the 2024 & MTM figures.

The following table presents certain information relating to the historical operating performance and underwritten cash flows of the Two Addison Circle Property:

Operating History and Underwritten Net Cashflow
	2021	2022	2023	TTM March 2024	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$4,501,022	$3,866,068	$3,402,465	$3,399,050	$4,212,341	$21.20	62.7%
Rent Steps	0	0	0	0	70,195	0.35	1.0
Vacant Income	0	0	0	0	799,434	4.02	11.9
Gross Potential Rent(3)	$4,501,022	$3,866,068	$3,402,465	$3,399,050	$5,081,969	$25.58	75.6%
Total Reimbursements	1,114,349	1,034,692	1,407,849	1,570,005	1,640,186	8.25	24.4
Net Rental Income	$5,615,371	$4,900,760	$4,810,314	$4,969,055	$6,722,155	$33.83	100.0%
Other Income(4)	85,610	62,376	47,128	59,843	34,356	0.17	0.6
(Vacancy/Credit Loss)	0	0	0	0	(799,434)	(4.02)	(13.4)
Effective Gross Income	$5,700,981	$4,963,136	$4,857,442	$5,028,898	$5,957,077	$29.98	100.0%
Management Fee	118,004	90,669	96,910	99,850	178,712	0.90	3.0
Real Estate Taxes	1,023,864	1,045,713	1,029,076	928,164	1,040,642	5.24	17.5
Insurance	54,166	58,570	53,392	61,955	68,997	0.35	1.2
Other Expenses(5)	1,107,914	1,116,552	1,190,299	1,236,869	1,351,127	6.80	22.7
Total Expenses	$2,303,948	$2,311,504	$2,369,677	$2,326,838	$2,639,478	$13.28	44.3%
Net Operating Income(3)	$3,397,033	$2,651,632	$2,487,765	$2,702,060	$3,317,599	$16.70	55.7%
Total TI/LC, Capex/RR	0	0	0	0	180,716	0.91	3.0
Net Cash Flow	$3,397,033	$2,651,632	$2,487,765	$2,702,060	$3,136,882	$15.79	52.7%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place is based on the underwritten rent roll dated May 31, 2024, inclusive of rent steps through September 2025.
(3)	The increase in Rents in Place and Net Operating Income from TTM March 2024 to Underwritten is due to recent leasing activity.
(4)	Underwritten Other Income includes parking income and miscellaneous income.
(5)	Other Expenses include common area maintenance, repairs and maintenance, utilities, security, and general and administrative expenses.

The Market. The Two Addison Circle Property is located in Addison, Texas, in the Dallas-Fort Worth office market and the Quorum/Bent Tree/Lower Tollway office micro-market. According to the appraisal, the Dallas-Fort Worth-Arlington, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
133

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 13 – Two Addison Circle

Metropolitan Statistical Area has a population of approximately 8.1 million people and a median annual household income of $79,409. Total employment in the metropolitan area in 2023 was approximately 4.2 million jobs.

Over the past 10 years, the market inventory in the Dallas-Fort Worth office market increased 28.3% with an 8.1% decrease in occupancy rates and a substantial change in average asking rent (28.1% increase). As of year-end 2023, the market maintained a vacancy rate of 24.1%, an asking rent of $35.64 per SF, and had an overall inventory of approximately 186.8 million SF with 3,045,837 SF projected to be added in 2024.

The following table presents certain information relating to comparable office leases for the Two Addison Circle Property:

Comparable Office Leases(1)
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant SF	Rent PSF
Two Addison Circle 15725 Dallas Parkway Addison, TX	2009 / 2024	Brightland Homes	Sep-11	Various(2)	Renewal	48,359(2)	$22.00(3)
Millennium Tower 15455 Dallas Parkway Addison, TX	2000	Dewitt	Feb-21	8.6	Renewal	5,737	$26.00
Addison Circle One 15601 Dallas Parkway Addison, TX	1998	Caroffer	Dec-22	7.2	New	30,900	$23.75
The Colonnade I, II, III Office Complex 15301-15303-15305 North Dallas Parkway Addison, TX	1982 / 2014	Bluesky Bank	Feb-24	5.3	New	10,200	$29.00
Tollway Plaza I and II 15950 – 16000 N. Dallas Parkway Dallas, TX	1998	Coats Rose	Nov-22	10.7	New	16,720	$25.50
(1)	Source: Appraisal.
(2)	Brightland Homes has two active leases with 33,879 square feet expiring on January 31, 2028 and 14,480 square feet expiring on July 31, 2028.
(3)	Based on the underwritten rent roll dated May 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
134

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 14 – 810 East 170th Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	3.0%	Net Rentable Area (Units):	77
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrower:	CYH 810 DE LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Hershy Silberstein, Chayim Rosenfeld and Isreal Hirsch	Occupancy:	98.7%
Interest Rate:	6.50000%	Occupancy Date:	8/22/2024
Note Date:	8/27/2024	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	60 months	Most Recent NOI (As of)(1):	$864,730 (T-4 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$2,306,832
Call Protection:	L(24),D(31),O(5)	UW Expenses:	$440,223
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,866,609
Additional Debt:	No	UW NCF:	$1,847,359
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$29,700,000 / $385,714
Additional Debt Type:	N/A	Appraisal Date:	8/12/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$259,740
Taxes:	$43,169	$14,390	N/A	Maturity Date Loan / Unit:	$259,740
Insurance:	$33,406	$5,139	N/A	Cut-off Date LTV:	67.3%
Replacement Reserves:	$0	$1,604	N/A	Maturity Date LTV:	67.3%
Deferred Maintenance:	$11,875	$0	N/A	UW NCF DSCR:	1.40x
Debt Service Reserve:	$392,009	$0	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Loan Payoff	$13,148,054	65.7%
			Return of Equity	5,487,029	27.4
			Closing Costs(2)	884,459	4.4
			Upfront Reserves	480,459	2.4
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	Historical financial information prior to the trailing four months ending July 31, 2024 is not available as the 810 East 170th Street Property was built in 2023 and recently reached stabilization.
(2)	Closing Costs include an interest rate buy-down credit of $250,000.

The Loan. The fourteenth largest mortgage loan (the “810 East 170th Street Mortgage Loan”) is secured by the borrower’s fee interest in a recently developed mid-rise multifamily property located in the Bronx, New York (the “810 East 170th Street Property”). The 810 East 170th Street Mortgage Loan was originated on August 27, 2024 by Starwood Mortgage Capital LLC. The 810 East 170th Street Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $20.0 million, has a five-year term, accrues interest at a rate of 6.50000% per annum on an Actual/360 basis and is interest-only for the loan term. The scheduled maturity date of the 810 East 170th Street Mortgage Loan is September 6, 2029.

The Property. The 810 East 170th Street Property is a 77-unit, six-story multifamily property, located at 810 East 170th Street in the Bronx, New York. The 810 East 170th Street Property was recently developed by the borrower sponsors and features 77 studio residential units. All units feature new construction finishes. Additionally, the 810 East 170th Street Property offers a laundry room on the sixth floor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
135

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 14 – 810 East 170th Street

The borrower sponsors cost basis, inclusive of closing costs incurred in connection with the origination of the 810 East 170th Street Mortgage Loan, is equal to approximately $29.1 million.

In addition, the borrower sponsors are utilizing the New York City Family Homelessness and Eviction Protection Supplement program (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services to help tenants find and keep housing, in order to lease the units at 810 East 170th Street Property. Sixty-six tenants at the 810 East 170th Street Property utilize housing vouchers provided under the CityFHEPS program. Additionally, the borrower sponsors are utilizing the HIV/AIDS Services Administration program (“HASA”), a rental assistance program that assists individuals living with AIDS or HIV illness. Ten tenants at the 810 East 170th Street Property utilize housing vouchers provided under the HASA program. The 810 East 170th Street Mortgage Loan will become fully recourse to the borrower and the guarantors in the event that (a) there is a breach or violation of the requirements of the CityFHEPS or HASA programs by the borrower and/or the borrower sponsors and/or (b) the borrower or the 810 East 170th Street Property do not qualify for the benefits of the CityFHEPS or HASA programs for any reason.

The following table presents certain information with respect to the units at the 810 East 170th Street Property:

810 East 170th Street Unit Summary
Unit Type	No. of Units(1)	% of Total	Occupied Collateral Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate per SF(2)	Average Monthly Market Rental Rate(1)	Average Monthly Market Rental Rate per SF(1)
Studio	77	100.0%	76	98.7%	326	$2,550	$7.83	$2,543	$7.80
Total/Wtd. Avg.	77	100.0%	76	98.7%	326	$2,550	$7.83	$2,543	$7.80
(1)	Based on the borrower rent roll dated August 22, 2024.
(2)	Source: Appraisal.

The following table presents certain information with respect to the historical and current occupancy of the 810 East 170th Street Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
NAP	NAP	NAP	98.7%
(1)	Historical occupancy is not available as the 810 East 170th Street Property was built in 2023 and recently stabilized.
(2)	Current Occupancy is as of August 22, 2024.

Environmental. According to a Phase I environmental assessment dated March 21, 2024, there was no evidence of any recognized environmental conditions at the 810 East 170th Street Property.

The Market. The 810 East 170th Street Property is located in the Bronx, New York. According to the appraisal, the 810 East 170th Street Property is located in the Bronx County apartment submarket. According to the appraisal, the Bronx County apartment submarket has a vacancy rate of approximately 3.3% and average asking rents of $2,259 per unit as of the second quarter of 2024. Within the zip code of the 810 East 170th Street Property, the estimated 2023 population is 48,702. Within the same zip code, the estimated 2023 average annual household income is $58,435.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
136

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 14 – 810 East 170th Street

The following table presents certain information relating to comparable multifamily rental properties to the 810 East 170th Street Property:

Comparable Rental Summary(1)
Property Address	Year Built	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
810 East 170th Street(2) Bronx, NY	2023	98.7%	77	Studio	326	$7.80	$2,543
2763 Morris Avenue Bronx, NY	2015	NAV	75	Studio	NAV	NAV	$2,775
2415 Arthur Avenue Bronx, NY	2015	NAV	31	Studio	NAV	NAV	$2,600
2427 Prospect Avenue Bronx, NY	2024	NAV	9	Studio	NAV	NAV	$2,525
2267 Creston Avenue Bronx, NY	2024	NAV	10	Studio	NAV	NAV	$2,525
1754 Weeks Avenue Bronx, NY	2023	NAV	10	Studio	NAV	NAV	$2,525

(1)	Source: Appraisal, unless otherwise indicated. Comparables reflect market rate units.
(2)	All information in Comparable Rental Summary table for the 810 East 170th Street Property is based on the borrower rent roll dated August 22, 2024 or as otherwise provided by the borrower.

The following table presents certain information with respect to the underwritten cash flows of the 810 East 170th Street Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Unit	%(2)
Gross Potential Rent	$2,349,600	$30,514	100.0%
Gross Potential Rent	$2,349,600	$30,514	100.0%
Total Reimbursements	0	0	0.0
Net Rental Income	$2,349,600	$30,514	100.0%
(Vacancy/Credit Loss)	(70,488)	(915)	(3.0)
Other Income(3)	27,720	360	1.2
Effective Gross Income	$2,306,832	$29,959	98.2%

Total Expenses	$440,223	$5,717	19.1%

Net Operating Income	$1,866,609	$24,242	80.9%

Replacement Reserves	19,250	250	0.8
TI/LC	0	0	0.0
Net Cash Flow	$1,847,359	$23,992	80.1%
(1)	The 810 East 170th Street Property was built in 2023 and subsequently recently stabilized. Historical financial and occupancy information is not available.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income is comprised of projected laundry income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
137

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 15 – 9950 Woodloch
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$19,950,000	Title:	Fee
Cut-off Date Principal Balance(1):	$19,925,542	Property Type – Subtype:	Office – Suburban
% of IPB:	3.0%	Net Rentable Area (SF):	601,151
Loan Purpose:	Refinance	Location:	The Woodlands, TX
Borrower:	HH Hackett Tower Holdings, LLC	Year Built / Renovated:	2014 / NAP
Borrower Sponsor:	The Woodlands Land Development Company, L.P.	Occupancy:	97.0%
Interest Rate:	7.07500%	Occupancy Date:	6/3/2024
Note Date:	6/12/2024	4th Most Recent NOI (As of)(4):	($5,256,469) (12/31/2021)
Maturity Date:	7/11/2029	3rd Most Recent NOI (As of)(4):	$1,337,359 (12/31/2022)
Interest-only Period:	0 months	2nd Most Recent NOI (As of)(4):	$5,438,113 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(4):	$6,556,466 (TTM 3/31/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$29,009,847
Call Protection(2):	L(26),D(27),O(7)	UW Expenses:	$12,018,882
Lockbox / Cash Management(3):	Hard / Springing	UW NOI:	$16,990,965
Additional Debt(1):	Yes	UW NCF:	$15,668,433
Additional Debt Balance(1):	$109,915,085	Appraised Value / Per SF:	$231,500,000 / $385
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/9/2024

Escrows and Reserves				Financial Information (1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$216
Taxes:	$1,309,164	$218,194	N/A	Maturity Date Loan / SF:	$205
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.1%
Replacement Reserves:	$0	$10,019	$360,684	Maturity Date LTV:	53.2%
TI / LC Reserve:	$0	$100,192	N/A	UW NCF DSCR:	1.50x
Outstanding TI/LC Reserve:	$8,840,609	$0	N/A	UW NOI Debt Yield:	13.1%
Rent Concession Reserve:	$4,020,411	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$130,000,000	95.0%	Loan Payoff	$120,907,122	88.3%
Sponsor Equity	6,865,528	5.0	Upfront Reserves	14,170,184	10.4
			Closing Costs	1,788,222	1.3
Total Sources	$136,865,528	100.0%	Total Uses	$136,865,528	100.0%
(1)	The 9950 Woodloch Mortgage Loan (as defined below) is part of the 9950 Woodloch Whole Loan (as defined below), which is evidenced by five pari passu promissory notes with an aggregate original principal balance of $130,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the 9950 Woodloch Whole Loan.
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on August 11, 2024. Defeasance of the 9950 Woodloch Whole Loan in full is permitted at any time after the earlier to occur of (i) the date that is two years from the closing date of the securitization that includes the last pari passu note of the 9950 Woodloch Whole Loan to be securitized and (ii) August 11, 2027. The assumed lockout period of 26 payment dates is based on the expected BMO 2024-5C6 securitization closing date in September 2024. The actual lockout period may be longer.
(3)	Sponsor-affiliated tenants do not pay monthly into the deposit account unless cash management is triggered.
(4)	The 9950 Woodloch Property (as defined below) was acquired vacant by the borrower sponsor in December 2019 after the single tenant at the time vacated. The increase in NOI from 2021 to TTM 3/31/2024 is due to the lease up of the building to 97.0% as of 6/3/2024. See “Operating History and Underwritten Net Cash Flow” below.

The Loan. The fifteenth largest mortgage loan (the “9950 Woodloch Mortgage Loan”) is part of a whole loan (the “9950 Woodloch Whole Loan”) that is evidenced by five pari passu promissory notes in the aggregate original principal amount of $130,000,000 and secured by the borrower’s first priority fee interest in a multi-tenant office property totaling 601,151 square feet located in The Woodlands, Texas (the “9950 Woodloch Property”). The 9950 Woodloch Whole Loan was co-originated on June 12, 2024 by Wells Fargo Bank, National Association and Argentic Real Estate Finance 2 LLC. The 9950 Woodloch Mortgage Loan is evidenced by the non-controlling Note A-4 with an original principal balance of $19,950,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
138

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 15 – 9950 Woodloch

and a Cut-off Date balance of $19,925,542. The 9950 Woodloch Mortgage Loan accrues interest at an interest rate of 7.07500% per annum on an Actual/360 basis. The 9950 Woodloch Whole Loan has an original term of 60 months, has a remaining term of 58 months and amortizes on a 30-year schedule. The scheduled maturity date of the 9950 Woodloch Whole Loan is July 11, 2029.

The relationship between the holders of the 9950 Woodloch Whole Loan is governed by a co-lender agreement. The 9950 Woodloch Whole Loan is serviced under the pooling and servicing agreement for the WFCM 2024-5C1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The following table identifies the promissory notes that comprise the 9950 Woodloch Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$47,450,000	$47,391,829	WFCM 2024-5C1	Yes
A-2	$25,550,000	$25,518,677	WFCM 2024-5C1	No
A-3-1	$29,500,000	$29,463,835	BANK5 2024-5YR8	No
A-3-2(1)	$7,550,000	$7,540,744	WFB	No
A-4	$19,950,000	$19,925,542	BMO 2024-5C6	No
Whole Loan	$130,000,000	$129,840,628
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The 9950 Woodloch Property consists of a 31-story, 601,151 square foot, Class A, LEED Silver, office building, located in The Woodlands, Texas. Built in 2014 and situated on a 2.25-acre site, the 9950 Woodloch Property includes a rooftop terrace, fitness center with locker rooms and an indoor basketball/pickleball court. The 9950 Woodloch Property has access to a 10-story parking garage podium via a shared garage use agreement with the adjacent office tower (same sponsorship). The 9950 Woodloch Property is allocated 1,803 spaces, resulting in a parking ratio of three spaces per 1,000 square feet. As of June 3, 2024, the 9950 Woodloch Property was 97.0% occupied by 24 tenants.

Major Tenants.

Western Midstream Partners, LP. (188,318 square feet; 31.3% of NRA; 33.3% of underwritten base rent). Western Midstream Partners, LP. (“Western Midstream”) is in the business of gathering, compressing, treating, processing, and transporting natural gas; and gathering and disposing of produced water for its customers. Western Midstream also buys and sells natural gas, natural gas liquids, and condensate on its behalf and its customers under certain gas processing contracts. Western Midstream is publicly traded on the NYSE with a market capitalization of $14.9 billion (as of June 21, 2024). Western Midstream is headquartered at the 9950 Woodloch Property and took initial occupancy in December 2020 but subsequently expanded into an additional 81,537 square feet from 2023 to 2024. Western Midstream has one, ten-year or two, five-year renewal options. The tenant has the option to terminate its lease effective November 30, 2028 with 12 months’ notice and the payment of a termination fee.

The Woodlands Land Development (57,329 square feet; 9.5% of NRA; 10.2% of underwritten base rent). The Woodlands Land Development is an affiliate of the borrower and a subsidiary of Howard Hughes Corporation. Howard Hughes Corporation is headquartered at the 9950 Woodloch Property and is a real estate development and management company formed in 2010. Howard Hughes Corporation is publicly traded on the NYSE (HHH) with a market capitalization of $3.2 billion (as of June 21, 2024). The tenant does not have any renewal or termination options.

Kodiak Gas Services, LLC. (53,060 square feet; 8.8% of NRA; 9.0% of underwritten base rent). Kodiak Gas Services, LLC. (“Kodiak”) is a provider of natural gas contract compression services in the United States. As a developer of gas compression technology, Kodiak offers customers an array of turnkey and operations services. Kodiak is publicly traded on the NYSE (KGS) with a market capitalization of $2.2 billion (as of June 21, 2024). Kodiak has one, ten-year renewal option and no termination options.

Environmental. According to the Phase I environmental assessment dated May 20, 2024, there was no evidence of any recognized environmental conditions at the 9950 Woodloch Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
139

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 15 – 9950 Woodloch

The following table presents certain information relating to the historical and current occupancy of the 9950 Woodloch Property:

Historical and Current Occupancy(1)(2)
2020	2021	2022	2023	Current(3)
29.1%	44.0%	57.7%	91.8%	97.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	The 9950 Woodloch Property was acquired vacant by the borrower sponsor in December 2019 after the sole tenant at the time vacated.
(3)	Current occupancy is based on the rent roll dated June 3, 2024.

The following table presents certain information relating to the largest tenants based on underwritten base rent of the 9950 Woodloch Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch/(1)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF (2)	UW Base Rent (2)	% of Total UW Base Rent	Lease Expiration Date
Western Midstream Partners, LP(3)	Baa3/BBB-/BBB-	188,318	31.3%	$32.28	$6,079,258	33.3%	12/31/2031
The Woodlands Land Development(4)	NR/B/BB	57,329	9.5	$32.47	1,861,473	10.2	Various(5)
Kodiak Gas Services, LLC	B2/B+/BB	53,060	8.8	$31.00	1,644,860	9.0	10/31/2036
Centric Services, Inc.(6)	NR/NR/NR	52,634	8.8	$30.96	1,629,549	8.9	2/29/2036
Lancium LLC	NR/NR/NR	26,530	4.4	$32.04	850,021	4.7	6/30/2028
Top Tenants		377,871	62.9%	$31.93	$12,065,160	66.0%
Remaining Tenants (7)(8)		205,258	34.1	$30.25	6,209,109	34.0
Occupied Collateral Total / Wtd. Avg.		583,129	97.0%	$31.34	$18,274,269	100.0%
Vacant Space		18,022	3.0
Collateral Total		601,151	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The UW Base Rent and UW Base Rent PSF shown above include straight-line rent averaging for certain investment grade tenants through lease maturity totaling $537,710 and contractual rent steps through May 2025 totaling $472,016.
(3)	Western Midstream has the right to terminate its lease effective 11/30/2028 with 12 months’ notice and payment of a termination fee in an amount equal to (i) three times the then-current monthly rent, plus (ii) the unamortized costs of the tenant improvement and construction allowances, all broker commissions, rental abatement, and reasonable attorneys’ fees, amortized at a discount factor of 8% per year over the initial term.
(4)	The Woodlands Land Development is an affiliate of the borrower.
(5)	The Woodlands Land Development has various lease expirations dates including 42,675 SF (7.1% of NRA) on 10/31/2030 and 14,654 SF (2.4% of NRA) on 1/31/2031.
(6)	Centric Services, Inc. has the right to terminate its lease effective 2/28/2033 with 12 months notice and by paying a termination fee.
(7)	Remaining Tenants include 11,545 SF (1.9% of NRA) of Unleasable/Storage space with no underwritten income attributable to the space.
(8)	Remaining Tenants include two borrower affiliated tenants totaling 33,238 SF (5.5% of NRA) with various lease expirations of 10/31/2030, 1/31/2031 and 3/31/2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
140

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 15 – 9950 Woodloch

The following table presents certain information relating to the tenant lease expirations of the 9950 Woodloch Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative% of UW Base Rent Expiring
Vacant	NAP	18,022	3.0%	NAP	NAP	18,022	3.0%	NAP	NAP
2024 & MTM	1	11,545(3)	1.9	$0	0.0%	29,567	4.9%	$0	0.0%
2025	1	3,170	0.5	103,247	0.6	32,737	5.4%	$103,247	0.6%
2026	0	0	0.0	0	0.0	32,737	5.4%	$103,247	0.6%
2027	2	6,498	1.1	202,877	1.1	39,235	6.5%	$306,124	1.7%
2028	1	26,530	4.4	850,021	4.7	65,765	10.9%	$1,156,146	6.3%
2029	3	59,243	9.9	1,871,570	10.2	125,008	20.8%	$3,027,715	16.6%
2030	3	77,344	12.9	2,495,599	13.7	202,352	33.7%	$5,523,314	30.2%
2031	5	215,750	35.9	6,992,963	38.3	418,102	69.6%	$12,516,278	68.5%
2032	3	24,141	4.0	771,499	4.2	442,243	73.6%	$13,287,777	72.7%
2033	2	19,725	3.3	624,344	3.4	461,968	76.8%	$13,912,121	76.1%
2034	0	0	0.0	0	0.0	461,968	76.8%	$13,912,121	76.1%
2035 & Beyond	4	139,183	23.2	4,362,148	23.9	601,151	100.0%	$18,274,269	100.0%
Total	25	601,151	100.0%	$18,274,269	100.0%
(1)	Based on the underwritten rent roll dated June 3, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	11,545 SF of unleasable/storage space with no underwritten income attributable to the space is classified as MTM.

The following table presents certain information relating to the operating history and underwritten cash flows of the 9950 Woodloch Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	TTM(2)	Underwritten	Per Square Foot	%(3)
Commercial Rent	$2,466,503	$6,358,916	$10,291,024	$11,454,621	$17,968,348	$29.89	64.2%
Reimbursements	879,158	3,522,474	5,006,809	5,601,766	10,010,374	16.65	35.8
Vacancy Gross Up	0	0	0	0	945,703	1.57	3.4
Gross Potential Rent	$3,345,661	$9,881,390	$15,297,833	$17,056,387	$28,924,424	$48.12	103.4%
(Vacancy/Credit Loss)	0	0	0	0	(945,703)	(1.57)	(3.4)
Net Rental Income	$3,345,661	$9,881,390	$15,297,833	$17,056,387	$27,978,722	$46.54	100.0%
Other Income(4)	35,447	449,180	513,887	494,217	1,031,125	1.72	3.7
Effective Gross Income	$3,381,108	$10,330,570	$15,811,720	$17,550,604	$29,009,847	$48.26	103.7%
Total Expenses	8,637,577	8,993,211	10,373,607	10,994,138	12,018,882	19.99	41.4
Net Operating Income(5)	($5,256,469)	$1,337,359	$5,438,113	$6,556,466	$16,990,965	$28.26	58.6%
Capital Expenditures	0	0	0	0	120,230	0.20	0.4
TI/LC	0	0	0	0	1,202,302	2.00	4.1
Net Cash Flow	($5,256,469)	$1,337,359	$5,438,113	$6,556,466	$15,668,433	$26.06	54.0%
(1)	Based on the underwritten rent roll dated June 3, 2024. Includes straight-line rent averaging for certain investment grade tenants through lease maturity totaling $537,710 and contractual rent steps through May 2025 totaling $472,016.
(2)	TTM represents the trailing 12-month period ending March 31, 2024.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(4)	Other Income includes parking income and other miscellaneous fees.
(5)	The 9950 Woodloch Property was acquired was acquired vacant by the borrower sponsor in December 2019 after the sole tenant at the time vacated. The increase in NOI from 2021 to TTM (3/31/2024) is due to the lease up of the building to 97.0% as of 6/3/2024.

The Market. The 9950 Woodloch Property is located in The Woodlands, Texas, approximately 33 miles north of the Houston Central Business District and 24 miles northwest of the George Bush International Airport. The Woodlands is a master planned community with a mix of moderate- to high-end residential and commercial/office/retail uses. The 9950 Woodloch Property is located on the southeast corner of Woodloch Forest Drive and Lake Robbins Drive, the outermost loop around

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 15 – 9950 Woodloch

Houston that provides accessibility throughout the area. Additionally, the 9950 Woodloch Property is located 0.4 miles from The Woodlands Mall, a GreenStreet rated A+ mall featuring various dining and entertainment options. Major employers in The Woodlands include corporations such as Exxon Mobil Corp., Wood, Landry's Inc., Shell Oil Co., Fort Bend ISD and Schlumberger Ltd. According to the appraisal, the estimated 2024 population within a one, three and five-mile radius was approximately 7,425, 66,122 and 180,291, respectively and the estimated 2024 average household income within the same radii was approximately $147,624, $127,876, and $138,042, respectively.

According to the appraisal, the 9950 Woodloch Property is situated in The Woodlands Office submarket within the greater Houston Office market. As of the fourth quarter of 2023, the submarket reported a total inventory of approximately 24.9 million square feet with a 13.6% vacancy rate and an average asking rent of $32.63 per square foot, net. The appraisal identified five comparable buildings located within The Woodlands with rents ranging from $34.00 to $38.00 per square foot, net. The appraiser concluded a market rent for the 9950 Woodloch Property of $35.50 per square foot, net.

The following table presents information relating to comparable office leases for the 9950 Woodloch Property:

Comparable Office Leases(1)
Property / Location	Year Built	Gross Building SF	Tenant SF	Tenant	Rent PSF	Commencement Date	Lease Term (Yrs.)	Lease Type
9950 Woodloch	2014	601,151(2)	188,318(2)	Western Midstream Partners, LP	$32.28(2)	Dec-20(2)	11.1(2)	NNN
The Woodlands, TX
460 Wildwood Forest Drive	2014	64,250	21,574	Cisco Systems	$35.93	Jan-2024	1.0	NNN
Spring, TX
730 Town & Country Boulevard	2023	167,141	6,542	LTIMindTree Limited	$35.00	Nov-2023	7.3	NNN
Houston, TX
609 Main Street	2017	1,073,075	85,908	White & Case	$38.00	Aug-2023	5.0	NNN
Houston, TX
730 Town & Country Boulevard	2023	167,141	45,330	Group 1 Automotive	$34.00	May-2023	10.4	NNN
Houston, TX
9753 Katy Freeway	2023	188,553	107,171	Callon Petroleum	$35.00	Nov-2022	11.3	NNN
Houston, TX
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 3, 2024.

The following table presents information relating to comparable office sales for the 9950 Woodloch Property:

Comparable Office Sales(1)
Property / Location	Year Built	Gross Building SF	Occupancy	Sale Date	Sale Price	Sale Price PSF
9950 Woodloch	2014	601,151(2)	97.0%(2)
The Woodlands, TX
Three Barton Skyway	2001	173,302	84.0%	Aug-2023	$53,300,000	$307.56
Austin, TX
McKinney & Olive	2016	536,000	100.0%	Dec-2022	$397,000,000	$740.67
Dallas, TX
200 Park Place River Oaks	2020	206,943	100.0%	Jul-2022	$145,000,000	$700.68
Houston, TX
Landmark One	2017	167,618	100.0%	Jul-2022	$73,800,000	$440.29
San Antonio, TX
Gateway at Legacy	2006	208,978	96.0%	Jan-2022	$90,500,000	$433.06
Plano, TX
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 3, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
142

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 16 – 263 Skillman Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,600,000	Title:	Fee
Cut-off Date Principal Balance:	$19,600,000	Property Type - Subtype:	Mixed Use - Multifamily/Retail
% of Pool by IPB:	2.9%	Net Rentable Area (Units)(1):	16
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	263 Skillman LLC	Year Built / Renovated:	2023/NAP
Borrower Sponsors:	Harold Friedman	Occupancy(1):	100.0%
Interest Rate:	6.63000%	Occupancy Date:	8/1/2024
Note Date:	8/28/2024	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	9/6/2029	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	60 months	Most Recent NOI (As of)(2):	$298,283 (T-4 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.8%
Amortization Type:	Interest Only	UW Revenues:	$1,873,544
Call Protection:	L(24),D(30),O(6)	UW Expenses:	$205,223
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,668,321
Additional Debt:	No	UW NCF:	$1,645,561
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$30,900,000 / $1,931,250
Additional Debt Type:	N/A	Appraisal Date:	6/5/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$1,225,000
Taxes:	$11,555	$3,852	N/A	Maturity Date Loan / Unit:	$1,225,000
Insurance:	$30,396	$3,800	N/A	Cut-off Date LTV:	63.4%
Replacement Reserves:	$0	$780	N/A	Maturity Date LTV:	63.4%
TI/LC Reserve:	$0	$1,117	$37,500	UW NCF DSCR:	1.25x
Deferred Maintenance:	$6,250	$0	N/A	UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,600,000	97.0%	Loan Payoff	$19,078,361	94.4%
Sponsor Equity	600,690	3.0	Closing Costs(3)	1,074,127	5.3
			Upfront Reserves	48,202	0.2
Total Sources	$20,200,690	100.0%	Total Uses	$20,200,690	100.0%
(1)	The 263 Skillman Street Property (as defined below) consists of (i) 16 multifamily units, (ii) two commercial spaces totaling 26,800 square feet and (iii) 13 parking spaces.
(2)	Historical financial information prior to the T-4 6/30/2024 is not available as the 263 Skillman Street Property was completed in 2023 and recently reached stabilization.
(3)	Closing Costs include an interest rate buy-down credit of $475,000.

The Loan. The sixteenth largest mortgage loan (the “263 Skillman Street Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $19,600,000 and is secured by the borrower’s fee interest in a recently developed mixed-use multifamily and retail condominium property located in Brooklyn, New York (the “263 Skillman Street Property”). The 263 Skillman Street Mortgage Loan was originated on August 28, 2024 by Starwood Mortgage Capital LLC. The 263 Skillman Street Mortgage Loan has a five-year term, accrues interest at a fixed rate of 6.63000% per annum on an Actual/360 basis and is interest-only for the loan term. The scheduled maturity date of the 263 Skillman Street Mortgage Loan is September 6, 2029.

The Property. The 263 Skillman Street Property is a 16-unit, five-story mixed-use property with 26,800 square feet of commercial space, located at 263 Skillman Street in the Bushwick neighborhood of Brooklyn, New York. The 263 Skillman Street Property was recently developed by the borrower sponsor and features a mix of three- and four-bedroom residential units along with 25,000 square feet of commercial space leased to Skillmart Grocery and 1,800 square feet of commercial space leased to Cong Oy Neipest and utilized as community space. The residential portion of the 263 Skillman Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
143

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 16 – 263 Skillman Street

Property features modern finishes with vinyl plank flooring, granite countertops, white laminate kitchen cabinets, stainless steel oven range stovetops and washer/dryers in all units.

The 263 Skillman Street Property is expected to benefit from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development and is required to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. The 421-a tax abatement phases out in the 2058/2059 tax year. The borrower has opted to reserve 31.25% (five units) of the units at the 263 Skillman Street Property for tenants earning no more than 130% of the area median income. The 421-a tax abatement is expected to provide a (i) 100% tax exemption for the first 25 years and (ii) 31.25% tax exemption for years 26 through 35, with full taxes commencing at the end of the 35th applicable tax year. The borrower’s application for the 421-a tax abatement is pending approval, and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $495,835 compared to the underwritten taxes of $46,222.

The 263 Skillman Street Mortgage Loan is fully recourse to the borrower and the guarantors until such time that the 421-a tax exemption has been approved and is in place at the 263 Skillman Street Property. Additionally, if at any time the borrower fails to maintain the 421-a tax exemption, the 263 Skillman Street Mortgage Loan will become fully recourse to the borrower and the guarantors.

The following table presents certain information with respect to the residential units at the 263 Skillman Street Property:

263 Skillman Street Unit Summary
Unit Type	No. of Units(1)	% of Total	Occupied Collateral Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate per SF(2)	Average Monthly Market Rental Rate(1)	Average Monthly Market Rental Rate per SF(1)
3BR / 1BA – Affordable	3	18.8%	3	100.0%	730	$3,739	$5.12	$3,739	$5.12
3BR / 1BA	1	6.3	1	100.0	700	$2,800	$4.00	$2,800	$4.00
3BR / 1BA	2	12.5	2	100.0	998	$3,950	$3.96	$3,950	$3.96
3BR / 1BA	1	6.3	1	100.0	1,100	$5,000	$4.55	$5,500	$5.00
4BR / 2BA – Affordable	2	12.5	2	100.0	1,162	$3,739	$3.22	$3,739	$3.22
4BR / 2BA	7	43.8	7	100.0	1,190	$6,500	$5.46	$6,557	$5.51
Total/Wtd. Avg.	16	100.0%	16	100.0%	1,040	$4,993	$4.78	$5,050	$4.83
(1)	Based on the borrower rent roll dated August 1, 2024.
(2)	Source: Appraisal.

The following table presents certain information relating to the tenants (of which, certain tenants may have co-tenancy provisions) at the 263 Skillman Street Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Skillmart Grocery	NR / NR / NR	25,000	93.3%	$33.60	$840,000	92.3%	6/30/2038
Cong Oy Neipest	NR / NR / NR	1,800	6.7	$38.67	69,600	7.7	6/30/2029
Tenants		26,800	100.0%	$33.94	$909,600	100.0%

Occupied Collateral Total / Wtd. Avg.		26,800	100.0%	$33.94	$909,600	100.0%

Vacant Space		0	0.0%

Collateral Total		26,800	100.0%

(1)	Based on the underwritten rent roll dated August 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
144

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 16 – 263 Skillman Street

The following table presents certain information relating to the commercial lease rollover schedule at the 263 Skillman Street Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	1	1,800	6.7	69,600	7.7		1,800	6.7%	$69,600	7.7%
2030	0	0	0.0	0	0.0		1,800	6.7%	$69,600	7.7%
2031	0	0	0.0	0	0.0		1,800	6.7%	$69,600	7.7%
2032	0	0	0.0	0	0.0		1,800	6.7%	$69,600	7.7%
2033	0	0	0.0	0	0.0		1,800	6.7%	$69,600	7.7%
2034	0	0	0.0	0	0.0		1,800	6.7%	$69,600	7.7%
2035 & Beyond	1	25,000	93.3	840,000	92.3		26,800	100.0%	$909,600	100.0%
Total	2	26,800	100.0%	$909,600	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The following table presents certain information with respect to the historical and current occupancy of the 263 Skillman Street Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancy is not available as the 263 Skillman Street Property was built in 2023 and recently stabilized.
(2)	Current Occupancy is as of August 1, 2024.

Environmental. According to a Phase I environmental assessment dated June 13, 2024, there was no evidence of any recognized environmental conditions at the 263 Skillman Street Property.

The Market. The 263 Skillman Street Property is located in Brooklyn, New York. According to the appraisal, the 263 Skillman Street Property is located in the Bushwick multifamily submarket. According to the appraisal, the Bushwick multifamily submarket has a vacancy rate of approximately 3.0% and average asking rents of $2,666 per unit as of the first quarter of 2024. Within a one-, three- and five-mile radius of the 263 Skillman Street Property, the estimated 2024 population is 194,419, 1,330,676 and 2,848,887, respectively. Within the same radii, the estimated 2024 average annual household income is $106,932, $110,055 and $115,873, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
145

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 16 – 263 Skillman Street

The following table presents certain information relating to comparable multifamily rental properties to the 263 Skillman Street Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
263 Skillman Street(2) Brooklyn, NY	2023 / NAP	100.0%	16	3BR / 1BA – Affordable 3BR / 1BA 3BR / 1BA 3BR / 1BA 4BR / 2BA – Affordable 4BR / 2BA	730 700 998 1,100 1,162 1,190	$5.12 $4.00 $3.96 $5.00 $3.22 $7.51	$3,739 $2,800 $3,950 $5,500 $3,739 $6,557
604 Willoughby Avenue Brooklyn, NY	1910 / 2023	NAV	2	3BR / 2BA	780	$5.77	$4,500
100 Malcolm X Boulevard Brooklyn, NY	1931 / 2019	NAV	9	3BR / 1.5BA	613	$7.11	$4,359
189 Hart Street Brooklyn, NY	1910 / 2018	NAV	5	3BR / 2.5BA	771	$6.48	$5,000
774 Lexington Avenue Brooklyn, NY	2020 / NAP	NAV	10	3BR / 1.5BA	691	$6.37	$4,400
80 Monroe Street Brooklyn, NY	1930 / 2023	NAV	9	4BR / 2BA	1,080	$6.06	$6,550
707 Lafayette Avenue Brooklyn, NY	1899 / 2020	NAV	2	4BR / 3BA	1,215	$5.35	$6,500
485 Nostrand Avenue Brooklyn, NY	1910 / 2022	NAV	9	4BR / 2BA	870	$6.90	$6,000
260 Washington Avenue Brooklyn, NY	1916 / 2018	NAV	27	4BR / 3BA	873	$6.98	$6,100
141 Greene Avenue Brooklyn, NY	1870 / 2019	NAV	4	4BR / 2BA	743	$9.43	$7,000
86 Clinton Avenue Brooklyn, NY	1905 / 2023	NAV	4	4BR / 2BA	1,170	$5.13	$6,000
81 Clifton Place Brooklyn, NY	1939 / 1998	NAV	40	4BR / 2BA	1,304	$5.14	$6,700

(1)	Source: Appraisal, unless otherwise indicated. Comparables reflect market rate units.
(2)	Based on the borrower rent roll dated August 1, 2024 or as otherwise provided by the borrower.

According to the appraisal, the 263 Skillman Street Property is located within the North Brooklyn retail and office submarkets. As of the first quarter of 2024, the North Brooklyn retail submarket has a vacancy rate of 3.0% and market rent of $54.85 per square foot. As of the first quarter of 2024, the North Brooklyn office submarket has a vacancy rate of 18.8% and asking rent of $44.09 per square foot. The appraisal determined market rent of $65.00 per square foot for the Skillmart Grocery space and $45.00 per square foot for the Cong Oy Neipest space at the 263 Skillman Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
146

Structural and Collateral Term Sheet	BMO 2024-5C6
No. 16 – 263 Skillman Street

The following table presents retail rental data for comparable retail property leases with respect to the 263 Skillman Street Property as identified in the appraisal:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
263 Skillman Street Brooklyn, NY	2023 / NAP	100.0%	26,800	Skillmart Grocery	25,000	$33.60	Jul-2023	15	MG
263 Skillman Street Brooklyn, NY	2023 / NAP	100.0%	26,800	Cong Oy Neipest	1,800	$38.67	Jul-2024	5	MG
222 Johnson Avenue Brooklyn, NY	NAV	NAV	NAV	Sola Salons	6,064	$48.00	Mar-2024	NAV	MG
101 Clinton Street Brooklyn, NY	NAV	NAV	NAV	FoodTown	7,476	$72.23	Oct-2023	NAV	MG
67-05 Fresh Pond Road Queens, NY	NAV	NAV	NAV	Met Fresh	11,000	$82.73	Sep-2023	NAV	MG
110 4th Avenue Brooklyn, NY	NAV	NAV	NAV	Le Paradis des Anges French Daycare	7,000	$80.00	Jun-2023	NAV	MG
1259 Bedford Avenue Brooklyn, NY	NAV	NAV	NAV	CityBlock Health	7,615	$68.00	Jan-2023	NAV	MG
(1)	Source: Appraisal, except for the 263 Skillman Street Property, which information is based on the underwritten rent roll dated August 1, 2024.

The following table presents certain information with respect to the historical and underwritten cash flows of the 263 Skillman Street Property:

Underwritten Net Cash Flow(1)
	T-4(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent – Residential	$535,030	$969,540	$60,596	51.6%
Gross Potential Rent – Commercial	0	909,600	56,850	48.4
Net Rental Income	$535,030	$1,879,140	$117,446	100.0%
(Vacancy/Credit Loss)	(0)	(78,196)	(4,887)	(4.2)
Parking Income	0	72,600	4,538	3.9
Other Income	285	0	0	0.0
Effective Gross Income	$535,315	$1,873,544	$117,096	99.7%

Total Expenses	$237,032	$205,223	$12,826	11.0%

Net Operating Income	$298,283	$1,668,321	$104,270	89.0%

Replacement Reserves	0	9,360	585	0.5
TI/LC	0	13,400	838	0.7
Net Cash Flow	$298,283	$1,645,561	$102,848	87.8%
(1)	The 263 Skillman Street Property was completed in 2023 and historical financial information prior to the T-4 ending June 30, 2024 is not available.
(2)	The T-4 represents the trailing four months ending June 30, 2024.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
147

Structural and Collateral Term Sheet	BMO 2024-5C6
Contacts
BMO Capital Markets CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(917) 996-4514
Managing Director

David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director

BMO Capital Markets CMBS Trading & Structuring
Contact	E-Mail	Phone Number
Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Mary Kunka	mary.kunka@bmo.com	(347) 956-1226
Managing Director

Kiran Manda	kiran.manda@bmo.com	(347) 831-4776
Managing Director

Michael Chen	lei4.chen@bmo.com	(646) 265-0023
Director

BMO Capital Markets Securitized Products Syndicate
Contact	E-Mail	Phone Number
Alex Smith-Constantine	alex.smithconstantine@bmo.com	(212) 702-1866
Managing Director

Trinian Donohoe	trinian.donohoe@bmo.com	(212) 702-1866
Vice President

Citigroup CMBS Capital Markets and Securitization
Contact	Contact	Contact
Rick Simpson	richard.simpson@citi.com	(212) 816-5343
Managing Director

Jason Mercandetti	jason.mercandetti@citi.com	(212) 816-6384
Director

Citigroup Structuring, Trading & Syndicate
Contact	E-Mail	Phone Number
Raul Orozco	raul.d.orozco@citi.com	(212) 723-1295
Managing Director

Matt Perry	mattison.perry@citi.com	(212) 723-1295
Director

Deutsche Bank Securities Banking
Contact	Contact	Contact
Lainie Kaye	lainie.kaye@db.com	(212) 250-5270
Managing Director

Michael Miller	michael.miller@db.com	(212) 250-0099
Vice President

Sam Lockwood	sam.lockwood@db.com	(212) 250-4569
Vice President

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
148

Structural and Collateral Term Sheet	BMO 2024-5C6
Contacts
Deutsche Bank Securities Trading & Structuring
Contact	Contact	Contact
Shaishav Agarwal	shaishav.agarwal@db.com	(212) 250-6290
Managing Director

Daniel Penn	daniel.penn@db.com	(212) 250-5149
Managing Director

Matt Smith	matt-t.smith@db.com	(212) 250-6155
Director

Ryan Horvath	ryan.horvath@db.com	(212) 250-5149
Director

Societe Generale Banking & Capital Markets
Contact	E-Mail	Phone Number
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Societe Generale Syndicate and Trading
Contact	E-Mail	Phone Number
Mark Lacerenza	mark.lacerenza@sgcib.com	(212) 278-5243
Managing Director

Claire Weiss	claire.weiss@sgcib.com	(630) 560-8664
Director

John D'Elisa	john.d'elisa@sgcib.com	(212) 278-4608
Director

Philip Yenikomshian	philip.yenikomshian@sgcib.com	(212) 278-5155
Director

Goldman Sachs Real Estate Financing Group - Securitization
Contact	E-Mail	Phone Number
Scott Epperson	scott.epperson@gs.com	(212) 934-2882
Managing Director

Justin Peterson	justin.peterson@gs.com	(212) 902-4283
Vice President

Raymond Todd	raymond.todd@gs.com	(972) 501-3979
Vice President

Goldman Sachs Real Estate Financing Group - Capital Markets
Contact	E-Mail	Phone Number
Nitin Jagga	nitin.jagga@gs.com	(212) 855-9035
Vice President

Rebecca Bayard	rebecca.bayard@gs.com	(212) 934-0848
Vice President

Goldman Sachs Syndicate & Structuring
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
149

Structural and Collateral Term Sheet	BMO 2024-5C6
Contacts
Contact	E-Mail	Phone Number
Scott Walter	scott.walter@gs.com	(212) 357-8910
Managing Director

Lisa Schexnayder	lisa.schexnayder@gs.com	(212) 902-2330
Vice President

UBS CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 713-8832
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Managing Director

Michael Barbieri	michael.barbieri@ubs.com	(212) 713-1181
Executive Director

UBS CMBS Trading and Syndicate
Contact	E-Mail	Phone Number
Jared Randall	jared.randall@ubs.com	(212) 713-8568
Executive Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
150